Exhibit 4(a)(xii)

CONFORMED COPY

THIS AGREEMENT is made on 3 November 2009

Between:

(1)	LLOYDS BANKING GROUP PLC, a company registered in Scotland with number 095000 and whose registered office is at Henry Duncan House, 120 George Street, Edinburgh, Scotland EH2 4LH (the Company);

(2)

CITIGROUP GLOBAL MARKETS U.K. EQUITY LIMITED, a company registered in England and Wales with number 2019774 and whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (Citi);

(3)	GOLDMAN SACHS INTERNATIONAL, a company registered in England and Wales with number 2263951 whose registered office is at Peterborough Court, 133 Fleet Street, London EC4A 2BB (GS);

(4)	HSBC BANK PLC, a company registered in England and Wales with number 14259 whose registered office is at 8 Canada Square, London E14 5HQ (HSBC);

(5)	J.P. MORGAN CAZENOVE LIMITED, a company registered in England and Wales with number 4153386 and whose registered office is at 20 Moorgate, London EC2R 6DA (JPMC);

(6)	J.P. MORGAN SECURITIES LTD., a company registered in England and Wales with number 02711006 and whose registered office is at 125 London Wall, London EC2Y 5AJ (JPMS);

(7)

MERRILL LYNCH INTERNATIONAL, a company registered in England and Wales with number 02312079 and whose registered office is at Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ (Merrill Lynch);

(8)	UBS LIMITED, a company registered in England and Wales with number 2035362 and whose registered office is at 1 Finsbury Avenue, London EC2M 2PP (UBS);

(9)	THE PERSON named in Schedule 8 (the Co-Bookrunner); and

(10)	EACH OF THE PERSONS named in Schedule 9 (the Co-Lead Managers).

Whereas:

(A) The Company proposes, subject, inter alia, to the passing of the Resolutions, the Share Capital Reorganisation Resolutions, the HMT Resolution and the Exchange Resolutions, to (a) reorganise its share capital by subdividing each Existing Ordinary Share into one ordinary share of 10 pence and one Deferred Share, and (b) offer the New Shares by way of rights at the Issue Price on the terms and subject to the conditions set out in the Prospectus and, where applicable, to be set out in the Provisional Allotment Letter.

(B) Upon the Resolutions and the Share Capital Reorganisation Resolutions becoming effective, which are themselves conditional on the HMT Resolution becoming effective, the

Company will have sufficient authorised but unissued share capital and the Directors will have authority under section 551 of the Companies Act to allot the New Shares.

(C) The Underwriters have agreed, on a several basis, on the terms and subject to the conditions referred to in this Agreement, to underwrite the Underwritten Shares in their Proportionate Shares and the Joint Global Co-ordinators may (but are not obliged to) seek sub-underwriters on the basis of the Prospectus or an underwriting proof of the Prospectus.

(D) On the terms and subject to the conditions set out in the HMT Undertaking, including that the HMT Resolution becomes effective, HM Treasury has irrevocably undertaken, inter alia, to take up its entitlements under the Rights Issue to subscribe for the HMT Shares at the Issue Price and to vote in favour of the Resolutions, the Share Capital Reorganisation Resolutions and the Exchange Resolutions.

(E) Merrill Lynch and UBS have agreed to act as Joint Sponsors for the purpose of the Prospectus to be issued in connection with the Rights Issue.

(F) The Company will apply for admission of the New Shares to the Official List and for admission of the New Shares to trading on the London Stock Exchange’s main market for listed securities.

Now it is agreed as follows:

1. Definitions

1.1 In this Agreement:

Acceptance Date means 11 December 2009, or such later date as the Company and the Joint Bookrunners may agree in writing;

Accounts means the audited consolidated accounts of the Group, excluding the HBOS Accounts, for the three years ended 31 December 2008 (including, without limitation, the related directors’ and auditors’ reports, the consolidated income statement, the balance sheets, the consolidated cashflow statement, the consolidated statement of total recognised gains and losses, the reconciliation of movements in shareholders’ funds and all related notes);

Accounts Date means 31 December 2008;

Accredited Investors means certain employee shareholders of the Company or its subsidiaries in the United States;

Admission means the admission of the New Shares (nil paid and fully paid) to the Official List becoming effective (and where such admission does not become effective, references to Admission in this Agreement shall mean the date on which Admission was proposed to take place) in accordance with the Listing Rules and the admission of such shares (nil paid and fully paid) to trading on the London Stock Exchange’s main market for listed securities becoming effective in accordance with the Admission and Disclosure Standards;

Admission and Disclosure Standards means the current Admission and Disclosure Standards published by the London Stock Exchange;

Adverse Interest means any option, lien, mortgage, charge, equity, trust, any other right or interest of any third party and any other encumbrance of any kind;

affiliate has the meaning given in Rule 501(b) of Regulation D or Rule 405 under the Securities Act, as applicable;

associate has the meaning ascribed to it by section 256 of the Companies Act 2006;

Auditors means PricewaterhouseCoopers LLP;

Banks means each of Citi, GS, HSBC, JPMC, JPMS, Merrill Lynch, UBS and each of the Co-Lead Managers;

Board means the board of directors of the Company or a duly constituted and authorised committee thereof;

Business Day means any day which is not a Saturday, a Sunday or a bank or public holiday in England and Wales;

Business IP means the registered (including applications for registration) and material unregistered Intellectual Property Rights owned by a Group company;

Capital Resources Requirement has the meaning given in the FSA Rules;

Circular means the shareholder circular to be published in connection with the Rights Issue and the Share Capital Subdivision, including the notice convening the GM;

Citi means Citigroup Global Markets U.K. Equity Limited;

Citi Indemnified Persons means:

(a)	Citi and any subsidiary, branch or affiliate of Citi;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in paragraph (a) above; and

(c)

Citi’s respective selling agents and each person, if any, who controls Citi within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Citi’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries, branches, affiliates, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents and Citi Indemnified Person shall be construed accordingly;

Claims means any and all claims, actions, liabilities, demands, proceedings, regulatory or governmental investigations, judgements or awards whatsoever (and in each case whether or not successful, compromised or settled and whether joint or several) threatened, asserted, established or instituted against or otherwise involving any person and Claim shall be construed accordingly;

Co-Bookrunner means the person whose name and address is set out in Schedule 8;

Co-Lead Managers means each of the persons whose name and address is set out in Schedule 9 and Co-Lead Manager shall be construed accordingly;

Co-Lead Manager Indemnified Persons means:

(a)	each Co-Lead Manager and any of their respective subsidiaries, branches or affiliates;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in paragraph (a) above; and

(c)

each Co-Lead Manager’s respective selling agents and each person, if any, who controls a Co-Lead Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Co-Lead Manager’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and Co-Lead Manager Indemnified Person shall be construed accordingly;

Commission Decision means any decision of the European Commission under Article 87 of the EC Treaty regarding the restructuring plan for the Company submitted pursuant to the Company’s participation in the Financial Support Measures to the Banking Industry in the UK approved by the European Commission on 13 October 2008 (Case N507/2008) and on 22 December 2008 (Case N650/2009) as modified and, if applicable, regarding the Company’s proposed participation in the UK asset protection scheme, or any other financial support or investment in the Company by the government of the UK, or any public announcement or statement by or attributable to the European Commission or any of its commissioners or staff in relation to these matters;

Companies Act means the Companies Act 1985 or the Companies Act 2006 as the context requires;

Company’s Counsel means Linklaters LLP;

CREST means the relevant system (as defined in the Regulations) in respect of which Euroclear is the Operator (as defined in the Regulations);

Dealing Day means a day on which dealings in domestic equity market securities may take place on the London Stock Exchange;

Deferred Shares means the deferred shares of 15 pence each in the Company resulting, along with the Ordinary Shares, from the subdivision of the Existing Ordinary Shares pursuant to the Share Capital Subdivision;

Directors means the persons named in the Prospectus as directors of the Company;

Disclosure Rules and Transparency Rules means the Disclosure Rules and Transparency Rules of the FSA made under section 73A of FSMA;

Engagement Letters means the JPMC Engagement Letter, the Merrill Lynch Engagement Letter and the UBS Engagement Letter;

Euroclear means Euroclear UK & Ireland Limited;

Exchange Act means the US Securities Exchange Act of 1934, as amended;

Exchange Offer Memoranda means the two exchange offer memoranda relating to the Exchange Offer published as at the date hereof in relation to the first tranche of the liability management exercise;

Exchange Offer means an exchange offer or offers to holders of certain tier 1 and upper tier 2 capital securities issued by certain Group companies, to exchange such securities for either (a) Ordinary Shares, (b) new lower tier 2 capital qualifying bonds that automatically convert into Ordinary Shares in certain prescribed circumstances, (c) cash, or (d) a combination thereof;

Exchange Resolutions means the resolutions set out in the notice of GM contained in the Circular to authorise the Directors to allot shares of the Company, to authorise the Directors pursuant to section 571 of the Companies Act to allot Ordinary Shares as if section 561 of the Companies Act did not apply to any such allotment, to disapply rights of pre-emption and to repurchase, in connection with the Exchange Offer, certain preference shares issued by the Company and its subsidiaries in accordance with section 701 of the Companies Act, within certain specified parameters;

Excluded Territories Shareholders means holders of Existing Ordinary Shares or holders of Ordinary Shares, as applicable, with registered addresses in Hong Kong, Japan, Israel, Thailand or the United States (other than to persons the Company reasonably believes to be QIBs and/or Accredited Investors who are employees of the Company and who have returned a validly executed Investor Letter in accordance with the Letter to QIBs or the Letter to Accredited Investors as applicable) on the Posting Date, the Record Date or such later date, as the context requires;

Existing Ordinary Shares means the issued fully paid ordinary shares of 25 pence each in the capital of the Company prior to the Share Capital Subdivision;

FCPA has the meaning given to it in paragraph 21.11 of Schedule 3;

Form of Proxy means the form of proxy in the agreed form to be sent to holders of Existing Ordinary Shares for use in connection with the GM;

FSA means the Financial Services Authority;

FSA Rules means the FSA Handbook of Rules and Guidance as amended from time to time;

FSMA means the Financial Services and Markets Act 2000, as amended;

Fully Paid Rights means fully paid rights to subscribe for New Shares;

GM means the general meeting of the Company convened for the GM Date at which, inter alia, the Resolutions and the Share Capital Reorganisation Resolutions will be proposed;

GM Date means 26 November 2009;

Group means the Company and its subsidiary undertakings from time to time (and for the avoidance of doubt, references in this Agreement to the Group, Group company and members of the Group include, without limitation, HBOS and the HBOS Group except where otherwise stated);

Group company means any company that is a member of the Group;

GS means Goldman Sachs International;

GS Indemnified Persons means:

(a)	GS and any subsidiary, branch or affiliate of GS;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in paragraph (a) above; and

(c)

GS’s respective selling agents and each person, if any, who controls GS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and GS’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries, branches, affiliates, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and GS Indemnified Person shall be construed accordingly;

Heads of Terms means the document entitled “Term sheet for UK state aid commitments in respect of LBG” submitted by the Company to Commissioner Kroes on 2 November 2009;

HBOS means HBOS plc;

HBOS Accounts means the audited consolidated accounts of the HBOS Group for the three years ended 31 December 2008 (including, without limitation, the related directors’ and auditors’ reports, the consolidated income statement, the consolidated balance sheet, the consolidated cashflow statement, the consolidated statement of recognised income and expense and all related notes);

HBOS Group means HBOS and its subsidiaries and subsidiary undertakings;

HM Treasury means the Commissioners of Her Majesty’s Treasury;

HMT Resolution means resolution 4, as set out in the notice of GM contained in the Circular, regarding certain transactions involving HM Treasury;

HMT Shares means the New Shares that are the subject of the HMT Undertaking;

HMT Transactions has the meaning given in the Circular;

HMT Undertaking means the irrevocable undertaking of HM Treasury, subject to certain terms and conditions, including that the HMT Resolution becomes effective, to procure that the Solicitor for the Affairs of Her Majesty’s Treasury (acting as nominee of HM Treasury) takes up the entitlement to the HMT Shares at the Issue Price and votes in favour of the Resolutions, the Share Capital Reorganisation Resolutions and the Exchange Resolutions;

HSBC means HSBC Bank plc;

HSBC Indemnified Persons means:

(a)	HSBC and any subsidiary, branch or affiliate of HSBC;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in paragraph (a) above; and

(c)

HSBC’s respective selling agents and each person, if any, who controls HSBC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and HSBC’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries, branches, affiliates, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents and HSBC Indemnified Person shall be construed accordingly.

IFRS means International Financial Reporting Standards as adopted by the European Union;

Indemnified Person means any and each Citi Indemnified Person, any and each Co-Lead Manager Indemnified Person, any and each GS Indemnified Person, any and each HSBC Indemnified Person, any and each JPMC Indemnified Person, any and each JPMS Indemnified Person, any and each Merrill Lynch Indemnified Person and any and each UBS Indemnified Person;

Intellectual Property Rights means patents, trade marks, service marks, logos, get-up, trade names, rights in designs, copyright (including rights in computer software), internet domain names, moral rights, utility models, rights in know how, rights in databases and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar effect anywhere in the world;

Interim Accounts means the unaudited financial information relating to the Group for the six months ended 30 June 2009;

Investor Letter means the letters in the forms to be agreed to be executed by all subscribers for Nil Paid Rights or New Shares in the United States;

Issue Price means 15 pence per New Share unless a price per New Share in excess of 15 pence is determined in accordance with Clause 2.5 in which case it shall mean that revised price;

Joint Bookrunners means Citi, GS, HSBC, JPMC, Merrill Lynch and UBS and Joint Bookrunner shall mean any one of them;

Joint Global Co-ordinators means Citi, Merrill Lynch and UBS and Joint Global Co-ordinator shall mean any one of them;

Joint Sponsors means Merrill Lynch and UBS and Joint Sponsor shall mean either one of them;

JPMC means J.P. Morgan Cazenove Limited;

JPMC Engagement Letter means the letter dated on or around 2 November 2009 between the Company and JPMC;

JPMC Indemnified Person means any of the following:

(a)	JPMC, Cazenove Group Limited, J.P. Morgan Cazenove Holdings and their respective selling agents, branches, affiliates, associates, subsidiaries and subsidiary undertakings;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in paragraph (a) above; and

(c)

JPMC’s respective selling agents and each person, if any, who controls JPMC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and JPMC’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries, branches, affiliates, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents and JPMC Indemnified Persons shall be construed accordingly;

JPMC’s Group means Cazenove Group Limited, J.P. Morgan Cazenove Holdings, JPMC and its subsidiaries and subsidiary undertakings;

JPMS means J.P. Morgan Securities Ltd.;

JPMS Indemnified Person means any of the following:

(a)	JPMS, JPMorgan Chase & Co. and their respective selling agents, branches, affiliates, associates, subsidiaries and subsidiary undertakings other than any member of JPMC’s Group; and

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, employee or agent of an undertaking specified in sub paragraph (a) above,

(c)

JPMS’s respective selling agents and each person, if any, who controls JPMS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and JPMS’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries, branches, affiliates, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents and JPMS Indemnified Persons shall be construed accordingly;

KPMG LLP means KPMG Audit plc of 8 Salisbury Square, London EC4Y 8BB;

Letter to Accredited Investors means the cover letter in the form set out in Schedule 10 provided to certain employee shareholders of the Company or its subsidiaries in the United States in connection with the Rights Issue;

Letter to QIBs means the cover letter, in the form to be agreed, provided to certain shareholders who are QIBs in the United States in connection with the Rights Issue;

Limitation has the meaning given in Clause 14.8;

Limited Voting Shares means limited voting shares of 25 pence each in the capital of the Company;

Listing Rules means the Listing Rules of the FSA made under section 73A of the FSMA;

London Stock Exchange means London Stock Exchange Group plc;

Losses means any and all loss, damage, cost, liability, demand, charge or expense (including legal fees), in each case whether joint or several, which any person may suffer or incur (including, but not limited to all Losses suffered or incurred in investigating, preparing for or disputing or defending or settling any Claim and/or in establishing its right to be indemnified pursuant to Clause 14 or to receive a contribution pursuant to Clause 15 and/or in seeking advice regarding any Claim or in any way related to in connection with the indemnity contained in Clause 14 or the provisions of Clause 15) and Loss shall be construed accordingly;

MAC Event means the occurrence of any of the following events: (i) any material adverse change, or any development reasonably likely to result in a material adverse change, in the condition of the financial markets in the United Kingdom, the United States, any member state of the EEA or the international financial markets, any outbreak of hostilities or escalation thereof, any act of terrorism or war or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, exchange rates or exchange controls; or (ii) trading in any securities of the Company being suspended or materially limited by the London Stock Exchange or the New York Stock Exchange on any exchange or over the counter market or any development reasonably likely to result in trading in any securities of the Company being suspended or materially limited by the London Stock Exchange or the New York Stock Exchange on any exchange or over the counter market, or trading generally on the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the London Stock

Exchange being suspended or materially limited or any development reasonably likely to result in trading generally on the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the London Stock Exchange being suspended or materially limited, or minimum or maximum prices for trading being fixed or any development reasonably likely to result in minimum or maximum prices for trading being fixed, or maximum ranges for prices being required, by any of such exchanges or by such system or by order of the SEC, the National Association of Securities Dealers, Inc. or any governmental authority, or a material disruption occurring in commercial banking or securities settlement or clearance services in the United States or in the EEA or any development reasonably likely to result in a material disruption occurring in commercial banking or securities settlement or clearance services in the United States or in the EEA; or (iii) a banking moratorium being declared by the United States, the United Kingdom, a member state of the EEA, or New York authorities; or (iv) an adverse change or the official announcement by any governmental authority of a prospective adverse change in United States or United Kingdom taxation materially affecting the Existing Ordinary Shares or the Ordinary Shares or the transfer thereof or exchange controls being imposed by the United States, the United Kingdom or a member state of the EEA; or (v) any adverse Commission Decision having been publicly announced or publicly communicated;

Material Adverse Effect means a material adverse change (whether individually or in the aggregate) in, or any development reasonably likely to result in a material adverse change (whether individually or in the aggregate) in or effect on (including, for the avoidance of doubt, any development reasonably likely to result in a material adverse change arising as a result of a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement) the condition (financial, operational, legal or otherwise) or in the earnings, business affairs, business prospects or financial prospects of any of (i) the Company, (ii) any member of the Group or (iii) the Group taken as a whole, in any such case whether or not arising in the ordinary course of business (including, without limitation, any rating downgrade, notice of prospective downgrade or any indication by rating agencies that such downgrade will take place);

Merrill Lynch Engagement Letter means the letter dated 29 October 2009 between the Company and Merrill Lynch;

Merrill Lynch Indemnified Persons means:

(a)	Merrill Lynch and any subsidiary, branch or affiliate of Merrill Lynch;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in paragraph (a) above; and

(c)

Merrill Lynch, its selling agents and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and Merrill Lynch’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and Merrill Lynch Indemnified Person shall be construed accordingly;

Money Laundering Laws has the meaning given to it in paragraph 21.9 of Schedule 3;

New Shares means up to 90,000,000,000 new Ordinary Shares which are to be allotted pursuant to the Rights Issue as such number may be reduced following a Re-Pricing;

Nil Paid Rights means the New Shares in nil paid form provisionally allotted to Qualifying Shareholders in connection with the Rights Issue;

OECD Convention has the meaning given to it in paragraph 21.11 of Schedule 3;

Official List means the Official List of the UK Listing Authority;

Ordinary Shareholders means holders of Existing Ordinary Shares and, following the Share Capital Subdivision coming into effect, holders of Ordinary Shares;

Ordinary Shares means the ordinary shares of 10 pence each in the capital of the Company resulting, along with the Deferred Shares, from the subdivision and conversion of the Existing Ordinary Shares pursuant to the Share Capital Subdivision;

Overall Financial Adequacy Rule has the meaning given in the FSA Rules;

Participating Security has the meaning given to it in the Regulations;

payee has the meaning given in Clause 17;

Posting Date means the date on which the Company publishes the Prospectus;

Presentation Materials means any written materials to be used by the Company in presentations to institutional investors in connection with the Rights Issue;

Press Announcement means the press announcement dated 3 November 2009 giving details of, inter alia, the Rights Issue, the HMT Transactions and the Share Capital Subdivision, as published through a Regulatory Information Service;

Previous Announcements means all documents issued and announcements (other than the Press Announcement) made by or on behalf of the Company or any member of the Group to the public or the press since the Accounts Date and before the date of this Agreement;

Profit Forecast Report means the profit (or loss) forecast report prepared by the Auditors relating to the forecast loss before tax, before the recognition of negative goodwill, for the Group for the period ending 31 December 2009 set out in Part XVII of the Prospectus;

Proportionate Share means, in relation to each Underwriter, the percentage set against its name in column 3 of the table at Schedule 6;

Prospectus means the prospectus (constituting a prospectus for the purposes of the FSMA, the Listing Rules and the Prospectus Rules) in the agreed form to be published by the Company in connection with the Rights Issue;

Prospectus Rules means the Prospectus Rules of the FSA made under section 73A of the FSMA;

Provisional Allotment Letter means the form of renounceable provisional allotment letter, in the agreed form, to be issued or made available by the Company, subject to Clause 4.8, to Qualifying Non-CREST Holders in connection with the Rights Issue;

QIBs or qualified institutional buyers has the meaning given in Rule 144A promulgated under the Securities Act;

Qualifying CREST Holders means Qualifying Shareholders who hold Existing Ordinary Shares and, following the Share Capital Subdivision coming into effect, Ordinary Shares in uncertificated form;

Qualifying LV Shareholders means holders of Limited Voting Shares on the register of members of the Company as at the record date set out in the Prospectus in relation to holders of Limited Voting Shares;

Qualifying Non-CREST Holders means Qualifying Shareholders who hold Existing Ordinary Shares and, following the Share Capital Subdivision coming into effect, Ordinary Shares in certificated form;

Qualifying Shareholders means Ordinary Shareholders on the register of members of the Company as at the close of business on the Record Date and Qualifying LV Shareholders;

Receiving Agent or Registrar means Equiniti Limited;

Record Date means close of business on 20 November 2009;

Regulations means the Uncertificated Securities Regulations 2001 (SI 2001/3755);

Regulatory Information Service means any of the services set out in Appendix 3 to the Listing Rules;

Relevant Documents means the Circular, the Prospectus, the underwriting proof of the Prospectus (in a form initialled, for the purposes of identification only, by Company’s Counsel and Underwriters’ Counsel), the Re-Pricing Disclosure Document, any other Supplementary Prospectus, the Provisional Allotment Letters, any explanatory documents which may accompany the Prospectus and/or Provisional Allotment Letters and/or Circular, the Form of Proxy, the Letter to QIBs, the Letter to Accredited Investors, the Investor Letter, the Presentation Materials, the Press Announcement, the Re-Pricing Press Announcement and any other documents, announcements or communications issued in connection with the Rights Issue, the Share Capital Subdivision or the offering of the New Shares, PROVIDED THAT references to a Relevant Document in Schedule 3 shall be references only to those Relevant Documents that have been issued, published or provided prior to or at the time at which the relevant Warranty is given or repeated, as the case may be;

Relevant Time means the earlier of (a) the fifth Dealing Day following the Acceptance Date; (b) the date following the Acceptance Date on which the Underwriters determine that it is reasonably likely that it will not be possible to place a significant proportion of the Underwritten Shares not taken up; and (c) the date following the Acceptance Date on which the Joint Bookrunners determine that take up pursuant to the Rights Issue has been such that it will not be necessary to undertake a rump placement;

Re-Pricing means an increase in the Issue Price pursuant to and in accordance with Clause 2.5;

Re-Pricing Date means 23 November 2009;

Re-Pricing Disclosure Document means a supplementary prospectus or pricing statement published by the Company in relation to a Re-Pricing;

Re-Pricing Memorandum means the memorandum, substantially in the form of the draft contained in Schedule 7, to be signed on the Re-Pricing Date by the Company and the Banks;

Re-Pricing Press Announcement means, if a price per New Share in excess of 15 pence is determined following a Re-Pricing, the press announcement in the form to be agreed to be dated the Dealing Day immediately following the Re-Pricing Date giving details of, inter alia, the revised Issue Price;

Resolutions means the resolutions set out in the notice of GM contained in the Circular to authorise the Directors to allot shares of the Company and to authorise the Directors pursuant to section 571 of the Companies Act to allot such number of Ordinary Shares as equals or exceeds the number of New Shares as if section 561 of the Companies Act did not apply to any such allotment, in each case, so as to enable the Rights Issue to be implemented provided the Share Capital Reorganisation Resolutions are passed;

Rights Issue means the offer of New Shares to Qualifying Shareholders on the basis set out in Recital (A);

Rump Placing Schedule has the meaning given in Clause 8.6(a);

Securities Act means the US Securities Act of 1933, as amended, and the rules promulgated thereunder;

Selling Restrictions means the selling restrictions set out in Schedule 5;

Senior Manager means each of Tom Murphy, Alex Pietruska, Andrew Geczy and Ian Smith;

Settlement Date means the date for settlement of the Underwriters’ payment obligations pursuant to Clause 8.6 or, if later, Clauses 9.2 and/or 9.4;

Share Capital Reorganisation Resolutions means the resolutions set out in the notice of GM contained in the Circular relating to the Share Capital Subdivision;

Share Capital Subdivision means the proposed subdivision and conversion of the Company’s ordinary share capital described in the Circular and the Prospectus;

Specified Circumstance means (a) fraud, wilful misconduct or dishonest concealment on the part of the Company, any Group company, any Director or any Senior Manager, or (b) any breach by the Company of its undertakings in Clauses 11.3, 12.3 or 12.4 of this Agreement at any time prior to the time of Admission;

Supplementary Prospectus means any supplementary prospectus published by the Company pursuant to section 87G of the FSMA;

taken up has the meaning given in paragraph 3 of Schedule 1;

tax or taxes means all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether the person concerned is primarily liable or not, including (without limitation) corporation tax, advance corporation tax, income tax, capital gains tax, VAT, duties of customs and excise, national insurance contributions, capital duty, stamp duty, stamp duty reserve tax, stamp duty land tax and any other transfer tax or duty, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, importations, sales, use, occupation, franchise, value added, and personal property imposed by a tax authority of any jurisdiction;

Theoretical Ex-Rights Price means the theoretical ex-rights price (ex-dividend if relevant) of the Existing Ordinary Shares calculated by reference to the volume weighted average price on the London Stock Exchange’s main market for listed securities of an Existing Ordinary Share on the Re-Pricing Date;

Top-up Issues Underwriting Agreement means the underwriting agreement dated the date hereof between the Company and the Joint Bookrunners relating to any top-up issues of securities to be made subsequent to the Exchange Offer, as more fully detailed in the Prospectus;

Time of Sale means a time falling within the period commencing at 7.00 a.m. on the first Dealing Day following the Acceptance Date and ending on the second Dealing Day following the Acceptance Date, as is notified to the Company by the Joint Bookrunners as the time of sale with respect to their endeavours to procure subscribers for such number of New Shares equivalent to the number of Underwritten Shares which are not taken up, in accordance with Clause 8.4;

UBS Engagement Letter means the letter dated 29 October 2009 between the Company and UBS;

UBS Indemnified Persons means:

(a)	UBS and any subsidiary, branch or affiliate of UBS;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, partner, employee or agent of an undertaking specified in paragraph (a) above; and

(c)

UBS, its selling agents and each person, if any, who controls UBS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and UBS’s respective affiliates, subsidiaries, branches, associates and holding companies and the subsidiaries of such subsidiaries, branches, affiliates, associates and holding companies and each of such person’s respective directors, officers, employees and agents, and UBS Indemnified Person shall be construed accordingly;

UK Listing Authority means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA and in the exercise of its functions in respect of the admission of securities to the Official List otherwise than in accordance with Part VI of the FSMA;

Underwriters means the persons whose names are set out in Schedule 6 and Schedule 9, and Underwriter shall mean any one of them;

Underwriters’ Counsel means Freshfields Bruckhaus Deringer LLP;

Underwritten Shares means the New Shares other than the HMT Shares;

United Kingdom means Great Britain and Northern Ireland;

United States means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

VAT means value added tax or any similar sales or turnover tax or levy imposed in any jurisdiction;

Verification Materials means the materials in the agreed form or form to be agreed, as the case may be, confirming the accuracy of certain information contained in the Relevant Documents as referred to in Schedule 2;

Warranties means the representations, warranties and undertakings set out in Clause 12 and Schedule 3 and Warranty shall be construed accordingly;

Working Capital Report means the cash flow and working capital report prepared by the Auditors in the agreed form relating to the Group for the period to 30 June 2011, dated the date of the Prospectus, and supporting the working capital statements contained in the Prospectus; and

Working Capital Letter means the letter from the Auditors to the Company and the Banks in the agreed form confirming the adequacy of the Company’s working capital to be dated the date of the Prospectus.

1.2 In this Agreement unless the context otherwise requires:

(a)

a reference to certificated or certificated form in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in certificated form;

(b)

a reference to uncertificated or uncertificated form in relation to a share or other security is a reference to a share or other security title to which is recorded on the relevant register of the share or other security as being held in uncertificated form, and title to which, by virtue of the Regulations, may be transferred by means of CREST;

(c)	words and expressions defined in the Companies Act shall bear the same meaning;

(d)	headings are for convenience only and shall not affect the construction of this Agreement;

(e)

any reference to an enactment is a reference to it as from time to time amended, consolidated or re enacted (with or without modification) (but, in the case of any amendment, consolidation or re-enactment effected after the date of Admission, only insofar as it applies in relation to a period before Admission and provided that no such amendment, consolidation or re-enactment shall increase or extend the liability of any party to this Agreement) and includes all instruments or orders made under the enactment;

(f)

any reference in this Agreement to any document expressed to be in the agreed form or to be agreed means a document in the form initialled, for the purpose of identification only, by Company’s Counsel and Underwriters’ Counsel or (in the case of documents to be agreed) in such form as may be initialled for the purpose of identification only, in due course with the agreement of the Company and the Joint Global Co-ordinators, in each case subject to any changes which the Company and the Joint Global Co-ordinators may agree (such agreement not to be unreasonably withheld or delayed); no such initialling shall imply approval of all or any part of its contents by or on behalf of the person initialling it or any of the parties to this Agreement;

(g)

any reference to recitals, clauses and schedules are to recitals, clauses and schedules to this Agreement, and references to paragraphs are to paragraphs in the schedule in which such references appear, and the schedules to this Agreement form part of the Agreement;

(h)

each reference in this Agreement to the Joint Sponsors or any of them, or any of the Joint Global Co-ordinators, Joint Bookrunners or Underwriters by any description or in any capacity includes a reference to it in each other capacity in which it may act pursuant to this Agreement or otherwise with the agreement of the Company in connection with the Rights Issue or the Share Capital Subdivision;

(i)

any reference to any of the Banks or to the Underwriters shall be construed so that, in so far as they relate to JPMS, such terms shall be construed as references to JPMS acting through JPMC so that any communication to be made or notice or consent to be given by JPMS for the purposes of such provisions shall be communicated or delivered by JPMC at the request of JPMS; and, after the Settlement Date, save in respect of Clauses 14 and 15, JPMS shall cease to be a Bank and/or Underwriter unless it has subscribed for Underwritten Shares not otherwise taken up and for which subscribers are not procured under Clause 8.4; and

(j)

any reference to the Underwriters and/or the Joint Bookrunners and/or the Joint Sponsors and/or the Joint Global Co-ordinators approving or agreeing the form of a Relevant Document, shall be a reference to such approval or agreement being given solely for the purposes of this Agreement.

1.3 Unless otherwise stated, references to time are references to London time.

1.4 The expressions holding company, subsidiary undertaking and subsidiary shall have the meaning in this Agreement as in the Companies Act.

2. Conditions

2.1 The Banks’ obligations under this Agreement (save for the obligations under Clauses 3.6 and 4.5 and any other obligations which fall due for performance before Admission) are conditional on:

(a)

publication of the Press Announcement through a Regulatory Information Service by no later than 7.00 a.m. on the date of this Agreement (or such later time and/or date as the Joint Global Co-ordinators may agree in writing);

(b)

approval of the Prospectus as a prospectus by the UK Listing Authority and the Prospectus being filed with the FSA in accordance with the Prospectus Rules and the FSMA and made available to the public by no later than 7.00 a.m. on the date of this Agreement (or such later time and/or date as the Joint Global Co-ordinators may agree in writing);

(c)

if a price per New Share in excess of 15 pence is determined in accordance with Clause 2.5, publication of the Re-Pricing Press Announcement through a Regulatory Information Service by no later than 7.00 a.m. on the Dealing Day immediately following the Re-Pricing Date;

(d)

the passing of the Resolutions, the Share Reorganisation Resolutions, the HMT Resolution and the Exchange Resolutions (in each case, without amendment, save as may be made by the Company with the consent of the Joint Global Co-ordinators, acting in good faith) at the GM on the GM Date (and not, except with the written agreement of the Joint Global Co-ordinators (not to be unreasonably withheld or delayed), at any adjournment of such meeting);

(e)

the Warranties on the part of the Company contained in this Agreement being true and accurate in all respects and not misleading in any respect immediately prior to the release of the Press Announcement, save to an extent which the Joint Global Co-ordinators do not consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares;

(f)

the Warranties on the part of the Company contained in this Agreement being true and accurate in all respects and not misleading in any respect on and as of the date of Admission as if they had been repeated by reference to the facts and circumstances then existing:

	(i)	other than, directly or indirectly, as a result of a MAC Event or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement; or

	(ii)	other than, directly or indirectly, as a result of a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement,

PROVIDED THAT Clause 2.1(f)(i) shall not apply in circumstances where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance; or

(iii)

save to an extent which the Joint Global Co-ordinators do not consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares;

(g)

the Company complying with those of its undertakings under this Agreement which fall to be performed on the date of this Agreement and no matter having arisen prior to the release of the Press Announcement which might reasonably be expected to give rise to a claim under Clause 14, save in any case to an extent which the Joint Global Co-ordinators do not consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares;

(h)

the Company complying with its undertakings under this Agreement which fall to be performed after the date of this Agreement and at all times prior to Admission and no matter having arisen subsequent to the release of the Press Announcement and prior to the time of Admission which might reasonably be expected to give rise to a claim under Clause 14:

	(i)	other than, directly or indirectly, as a result of a MAC Event or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement; or

	(ii)	other than, directly or indirectly, as a result of a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement,

PROVIDED THAT Clause 2.1(h)(i) shall not apply in circumstances where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance; or

(iii)

save to an extent which the Joint Global Co-ordinators do not consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares;

(i)

no event referred to in section 87G(1) of the FSMA arising between the time of publication of the Prospectus and Admission and no Supplementary Prospectus being published by or on behalf of the Company before Admission:

	(i)	other than the publication by the Company of a Re-Pricing Disclosure Document; or

	(ii)	other than where such event or the publication of the Supplementary Prospectus is:

		(A)	directly or indirectly, as a result of a MAC Event or a Material Adverse Effect having occurred subsequent to the publication of the Prospectus; or

		(B)	directly or indirectly, as a result of a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Prospectus,

PROVIDED THAT Clause 2.1(i)(ii)(A) shall not apply in circumstances where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance; or

(iii)

save to an extent which the Joint Global Co-ordinators do not consider, in their sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares;

(j)	the fulfilment by the Company of its obligations under Clauses 3.1, 3.3, 4.4, 4.5, 4.6, 4.7 and 4.9 by the times (if any) specified therein;

(k)	Admission occurring not later than 8.00 a.m. on the first Dealing Day after the GM Date, or such later date as the Company and the Joint Bookrunners may agree in writing;

(l)	each condition to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST (other than Admission) being satisfied on or before the GM Date;

(m)	the Company delivering to Underwriters’ Counsel on the Dealing Day immediately before Admission a letter in the form set out in Schedule 4 signed on behalf of the Company; and

(n)

the delivery to the Joint Bookrunners, in accordance with Clause 4.4, of the Working Capital Report and Working Capital Letter, in each case, in a form satisfactory to the Joint Global Co-ordinators (acting in good faith).

2.2 The Joint Global Co-ordinators may, in their absolute discretion:

(a)

extend the time or date for satisfaction of any condition set out in Clause 2.1, in which case a reference in this Agreement to the satisfaction of such condition shall be to its satisfaction by the time or date as so extended; or

(b)

waive the satisfaction of any such condition, other than Clauses 2.1(b), 2.1(d) and 2.1(k) in whole or in part, by giving written notice to the Company. For the avoidance of doubt, the rights of the Joint Global Co-ordinators under this Clause 2.2:

	(i)	may be exercised by the Joint Global Co-ordinators, acting jointly, for whatever reason or on whatever basis that they consider to be practicable, appropriate or advisable to them; and

(ii)

are conferred on the Joint Global Co-ordinators, and may be exercised by the Joint Global Co-ordinators, acting jointly, in their respective capacities as such, and not in any representative or fiduciary capacity.

2.3 If any condition set out in Clause 2.1 is not satisfied (or waived by the Joint Global Co-ordinators in their absolute discretion in accordance with Clause 2.2), or becomes incapable of being satisfied, by the required time and date therefor then:

(a)

the Banks’ obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein); and

(b)

the Company’s obligations and agreements under Clauses 10, 11, 12, 13, 14, 15, 17 and 20 to 29 inclusive shall remain in full force and effect and the Company’s other obligations under this Agreement shall cease and determine, without prejudice to any liability for any prior breach of this Agreement (including, without limitation, breach of any of the representations, warranties and undertakings contained herein), provided that, for the avoidance of doubt, the Banks’ obligations under this Agreement shall not be capable of termination at any time after Admission and such obligations shall be deemed to have become unconditional on Admission (but, for the avoidance of doubt, without prejudice to any of the rights and remedies of the Banks in respect of any breach by the Company of its obligations under this Agreement (including without limitation under this Clause 2)).

2.4 The Company shall use all reasonable endeavours to procure that each of the conditions referred to in Clause 2.1 is satisfied within the relevant time.

2.5 At or around 5.30 p.m. on the Re-Pricing Date, the Joint Global Co-ordinators will notify the Company in writing (the Re-Pricing Notification) of the prices which represent discounts of 42 per cent. and 38 per cent., respectively to the Theoretical Ex-Rights Price. If either or both of the prices so notified is greater than 15 pence then the Issue Price will be increased from 15 pence per New Share to a price per New Share determined by the Joint Bookrunners in consultation with the Company and having taken into account, inter alia, investor feedback received by them in respect of the Rights Issue, economic, market and other conditions prevailing at the time, the condition (financial and otherwise) and prospects of the

Company and the Group at the time and the market price of an Existing Ordinary Share prior to the Re-Pricing Date as derived from the London Stock Exchange Daily Official List (provided always that it represents a discount of no more than 42 per cent. and no less than 38 per cent. to the Theoretical Ex-Rights Price and is not less than 15 pence) and such revised Issue Price will be set out in the Re-Pricing Notification. For the avoidance of doubt, if neither of the prices so notified is greater than 15 pence then the Issue Price will remain 15 pence per New Share. If the Issue Price is increased from 15 pence in accordance with this Clause 2.5 then the number of New Shares will be reduced such that the aggregate number of New Shares to be issued under the Rights Issue multiplied by the revised Issue Price equals £13,500,000,000. Nothing in this Agreement shall increase in any respect any Bank’s underwriting obligations under Clause 9. The revised Issue Price, together with the number of New Shares which are to be allotted pursuant to the Rights Issue at the revised Issue Price and certain other information to be included in the Re-Pricing Press Announcement, will be set out in the Re-Pricing Memorandum. If the Issue Price is increased in accordance with this Clause 2.5, each of the Banks and the Company will execute the Re-Pricing Memorandum.

3. Application for listing, admission to trading and to CREST

3.1 The Company undertakes to apply to:

(a)	the UK Listing Authority for admission of the New Shares to the Official List;

(b)	the London Stock Exchange for admission to trading of the New Shares on the London Stock Exchange’s main market for listed securities; and

(c)	Euroclear for admission of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST.

The Company shall use all reasonable endeavours to obtain permission (a) for the admission of the New Shares to the Official List, (b) for admission to trading of the New Shares on the London Stock Exchange’s main market for listed securities (subject only to the allotment of the New Shares), and (c) for admission of the Nil Paid Rights and Fully Paid Rights as a Participating Security in CREST (subject only to Admission) as soon as practicable and, in any event, prior to the GM Date.

3.2 The Company confirms that it has applied for formal approval of the Prospectus for the purposes of, and in accordance with, the Listing Rules and the Prospectus Rules and shall use all reasonable endeavours to obtain such approval and passporting as soon as practicable and in any event in relation to approval, before publication of the Prospectus. In addition, if a price per New Share in excess of 15 pence is determined in accordance with Clause 2.5 and the Re-Pricing Disclosure Document constitutes a Supplementary Prospectus, the Company undertakes to apply for formal approval of the Re-Pricing Disclosure Document for the purposes of, and in accordance with, the Listing Rules and the Prospectus Rules and shall use all reasonable endeavours to obtain such approval and passporting as soon as practicable on the Re-Pricing Date and in any event in relation to approval, before publication of the Re-Pricing Disclosure Document.

3.3 The Company shall supply all information, give all undertakings, execute all documents, pay all fees and do or procure to be done all things in each case as may be necessary or required (a) by the UK Listing Authority and the London Stock Exchange for the purposes of obtaining formal approval of the Prospectus and obtaining Admission and in order to give effect to the Share Capital Subdivision, and (b) to comply with the Listing Rules, the Prospectus Rules, the Admission and Disclosure Standards, the FSMA and the Companies Act, and (c) by Euroclear for the purposes of obtaining permission for the admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST.

3.4 The Company shall notify the Banks immediately of any matter referred to in section 87G(1) of the FSMA which arises between the time that the Prospectus is formally approved by the UK Listing Authority and 11.00 a.m. on the Acceptance Date. The Company shall deal with every such matter in accordance with section 87G of the FSMA, the Listing Rules and the Prospectus Rules.

3.5 The Company shall procure (to the extent that it lies in its power to do so) to be communicated or delivered to the Banks all such information and documents (signed by the appropriate person where so required) as the Banks may reasonably require to enable them to discharge their obligations hereunder and pursuant to or in connection with obtaining Admission, the Rights Issue, the Share Capital Subdivision or as may be required to comply with the requirements of the FSMA, the FSA or the London Stock Exchange. In particular, if any Underwriter is required to obtain permission from the FSA and any other relevant regulator to become a controller of the Company prior to acquiring any Underwritten Shares pursuant to Clause 9, the Company will use all reasonable endeavours to assist such Underwriter to obtain such permission.

3.6 Each Joint Sponsor shall use its reasonable endeavours to provide to the Company such assistance as the Company shall reasonably request in connection with the procedural steps required for the performance of the obligations of the Company set out in Clauses 2.1(a), 2.1(b), 2.1(c), 2.1(k), 2.1(l) and in Clause 3.1.

3.7 If, as a result of its obligations pursuant to this Agreement, any Underwriter prima facie becomes subject to an obligation to make a mandatory offer for the Company under the City Code, the Company agrees to support an application to the Panel for a waiver thereof (other than pursuant to note 7 to Rule 9.1 of the City Code or otherwise).

4. Approval, release and delivery of documents

4.1 The Company confirms to the Banks that a meeting or meetings of the Board or a duly authorised committee of the Board has been held (and/or, in the case of (f), (g), (h) and (i) below, undertakes to hold such a meeting) which has (or will have, as the case may be):

(a)	authorised the Company to enter into and perform its obligations under this Agreement;

(b)	approved the form and release of the Press Announcement;

(c)

approved the form of the Circular, Prospectus, Form of Proxy and Provisional Allotment Letter and authorised and approved the publication of the Circular, Prospectus, the Form of Proxy, each of the other Relevant Documents and all other documents connected with the Rights Issue, the Share Capital Subdivision and Admission, as appropriate;

(d)	approved the making of the Rights Issue;

(e)	approved the Share Capital Subdivision;

(f)	approved the making of the applications for Admission;

(g)	approved the making of an application to Euroclear for admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST;

(h)	authorised (or authorise, as the case may be) all necessary steps to be taken by the Company in connection with each of the above matters; and

(i)

if a price per New Share in excess of 15 pence is determined in accordance with Clause 2.5, approve the revised Issue Price, the form and release of the Re-Pricing Press Announcement, the form and publication of the Re-Pricing Disclosure Document and the execution of the Re-Pricing Memorandum.

4.2 The Company shall procure delivery of the Press Announcement to a Regulatory Information Service for release by not later than 7.00 a.m. on the date of this Agreement (or such later time and/or date as the parties may agree) and authorises the Joint Global Co-ordinators to deliver the Press Announcement and/or the Prospectus and/or an underwriting proof of the Prospectus to any potential sub-underwriters of the New Shares.

4.3 Subject to the UK Listing Authority having formally approved the Prospectus for the purpose of the Listing Rules and the Prospectus Rules, the Company shall:

(a)	make the Prospectus available in accordance with paragraph 3.2 of the Prospectus Rules and make available to the Banks such number of copies of the Prospectus as they may reasonably require; and

(b)

despatch the Circular and Form of Proxy to Ordinary Shareholders other than, save as may be agreed with the Joint Global Co-ordinators, the Excluded Territories Shareholders and publish the Prospectus,

in each case, as soon as practicable and in any event on the date of this Agreement.

4.4 Immediately after the execution of this Agreement and, in any event, before the release of the Press Announcement and before despatching the Circular and publishing the Prospectus, the Company shall deliver the documents referred to in Part A of Schedule 2 to the Banks.

4.5 Subject to the Company supplying to the Joint Sponsors all relevant information, each Joint Sponsor shall use its reasonable endeavours to deliver to the UK Listing Authority the documents listed in paragraphs 1, 2 and 3 of Part B of Schedule 2 and each of the Banks shall use its reasonable endeavours to deliver to the Company the document referred to in paragraph 4 of Part B of Schedule 2.

4.6 If a price per New Share in excess of 15 pence is determined in accordance with Clause 2.5, before the release of the Re-Pricing Press Announcement and before publishing the Re-Pricing Disclosure Document, the Company shall deliver the documents referred to in Part C of Schedule 2 to the Banks. In addition, subject to the Company supplying to the Joint Sponsors all relevant information, to the extent that the Re-Pricing Disclosure Document constitutes a Supplementary Prospectus, each of the Banks shall use its reasonable endeavours to deliver to the Company the document referred to in paragraph 4 of Part B of Schedule 2 but with the consent being in relation to the inclusion in the Re-Pricing Disclosure Document of their names in the form and context in which they appear.

4.7 Before complying with Clause 4.8, the Company shall deliver the documents referred to in Part D of Schedule 2 to the Banks.

4.8 The Company shall procure that:

(a)

subject to paragraph (c) below, the Provisional Allotment Letters are despatched to Qualifying Non-CREST Holders other than Excluded Territories Shareholders or their agents or intermediaries, except where the Company and the Joint Global Co-ordinators are satisfied that such action would not result in the contravention of any registration or other legal requirement in any jurisdiction, on the date the Resolutions and the Share Capital Reorganisation Resolutions are passed (or such later date as may be agreed with the Joint Global Co-ordinators in writing);

(b)

subject to paragraph (c) below, the Registrar instructs Euroclear to credit the stock accounts in CREST of Qualifying CREST Holders other than Excluded Territories Shareholders or their agents or intermediaries, except where the Company and the Joint Global Co-ordinators are satisfied that such action would not result in the contravention of any registration or other legal requirement in any jurisdiction, with their entitlements to Nil Paid Rights so that they are credited at 8.00 a.m. on the first Dealing Day after the date the Resolutions and the Share Capital Reorganisation Resolutions are passed (or such later date as may be agreed with the Joint Global Co-ordinators in writing); and

(c)

except as may be agreed with the Joint Global Co-ordinators in writing (where the Company and the Joint Global Co-ordinators are satisfied that such action would not result in the contravention of any registration or other legal requirement in any jurisdiction), neither the Prospectus, any Supplementary Prospectus nor the Circular nor any Provisional Allotment Letters are sent to Excluded Territories Shareholders (in the case of such shareholders who hold their Existing Ordinary Shares in certificated form) who have not given the Company an address in the United Kingdom for the service of notices on them; nor are the stock accounts of Excluded Territories Shareholders credited with Nil Paid Rights (in the case of such shareholders who hold their Existing Ordinary Shares in uncertificated form).

4.9 Before despatching and publishing any Supplementary Prospectus (other than a Re-Pricing Disclosure Document), the Company shall deliver the documents referred to in Part E of Schedule 2 to the Banks.

4.10 On the Settlement Date, the Company will deliver the documents referred to in Part F of Schedule 2 to the Banks.

4.11 No later than five Dealing Days prior to the GM Date, the Company shall give each Joint Sponsor an undated letter from the Company to Euroclear confirming that each condition to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as a Participating Security in CREST has been satisfied. Immediately after Admission, each Joint Sponsor shall date the letter and deliver it to Euroclear.

4.12 Any entitlements of Excluded Territories Shareholders who are not able to or do not take up New Shares provisionally allotted to them shall be treated as having lapsed and shall be dealt with in accordance with Clause 8.4 (to the extent relevant).

4.13 The Company undertakes to procure that as soon as practicable the relevant announcements referred to in paragraphs 9.5.5R and 9.6.4R of the Listing Rules shall be lodged with a Regulatory Information Service as required by such paragraphs.

5. Appointments

5.1 The Company confirms its appointment of each of Merrill Lynch and UBS as Joint Sponsors in connection with the proposed Admission of the New Shares.

5.2 The Company confirms that the appointment in Clause 5.1 confers on Merrill Lynch and UBS all powers, authorities and discretions which are necessary for, or incidental to, the performance of their functions as Joint Sponsors pursuant to the Rights Issue and in connection with the Share Capital Subdivision. The Company will ratify and confirm all actions which the Joint Sponsors properly and lawfully take pursuant to this appointment.

5.3 The Company acknowledges and agrees that none of the Banks are responsible for and have not authorised and will not authorise the contents of the Prospectus and that the Banks have not been requested to verify, nor are, nor shall be, responsible for verifying, the accuracy, completeness or fairness of any information in any of the Relevant Documents (or any supplement or amendment to any of the foregoing).

5.4 The Company consents to each Joint Sponsor disclosing to the FSA at any time before or after Admission, any information which it in its absolute discretion deems to relate to the Company and to address non-compliance with the Listing Rules and/or the Disclosure Rules and Transparency Rules provided that where legally permitted and reasonably practicable such Joint Sponsor notifies the Company prior to making, and consults as to the timing and manner of, such disclosure.

5.5 The Company irrevocably authorises each of the Banks to give to the Registrars and/or Euroclear any instructions consistent with this Agreement and/or the Relevant Documents that it reasonably considers to be necessary for, or incidental to, the performance of its functions as joint sponsor, joint global co-ordinator, joint bookrunner, underwriter, co-bookrunner or co-lead manager (as the case may be).

5.6 The Company acknowledges that the Joint Sponsors’ responsibilities as sponsors pursuant to the Listing Rules are owed solely to the FSA and that agreeing to act as sponsor does not of itself extend any duties or obligations to any one else, including the Company.

5.7 The Company confirms the appointment of each of the Underwriters as underwriter for the purposes of co-ordinating and underwriting the Underwritten Shares on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.8 The Company confirms that the appointments in Clause 5.7 confer on each of the Underwriters all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as underwriter to the Rights Issue. The Company will ratify and confirm all actions which an Underwriter properly and lawfully takes pursuant to this appointment.

5.9 The Company confirms the appointment of Citi, GS, HSBC, JPMC, Merrill Lynch and UBS as joint bookrunners for the purposes of the Rights Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions set out in this Agreement.

5.10 The Company confirms that the appointment in Clause 5.9 confers on each of the Joint Bookrunners all powers, authorities and discretions which are necessary for, or incidental to, the performance of its functions as joint bookrunner to the Rights Issue (including the appointment of such agents and affiliates as it deems appropriate). The Company will ratify and confirm all actions which each of the Joint Bookrunners properly and lawfully takes pursuant to this appointment.

5.11 The Company confirms the appointment of the Co-Bookrunner and the Co-Lead Managers as co-bookrunner and co-lead managers, respectively, for the purposes of the Rights Issue on the terms and in the manner described in the Relevant Documents and upon and subject to the terms and conditions in this Agreement.

5.12 The Company confirms that the appointment in Clause 5.11 confers on the Co-Bookrunner and the Co-Lead Managers all powers, authorities and discretions which are necessary for, or incidental to, the performance of their functions as co-bookrunner and co-lead managers to the Rights Issue (including the appointment of such agents and affiliates as they deem appropriate). The Company will ratify and confirm all actions which the Co-Bookrunner and each of the Co-Lead Managers properly and lawfully take pursuant to this appointment.

5.13 The Company will provide the Receiving Agent with all necessary authorisations and information to enable the Receiving Agent to perform its duties in connection with the Rights Issue and the Share Capital Subdivision.

6. Allotment

6.1 Subject to:

(a)	the formal approval by the UK Listing Authority of the Prospectus by the time and date referred to in Clause 2.1(b);

(b)

the UK Listing Authority having granted permission for the New Shares (nil paid) to be admitted to the Official List and the London Stock Exchange having granted permission for the New Shares (nil and fully paid) to be admitted to trading on its main market for listed securities and the admission of the Nil Paid Rights and the Fully Paid Rights as a Participating Security in CREST (subject only to the allotment of the New Shares); and

(c)	the passing of the Resolutions, the HMT Resolution and the Share Capital Reorganisation Resolutions in accordance with Clause 2.1(d),

the Company shall provisionally allot the New Shares (nil paid) on the GM Date to all Qualifying Shareholders (including, for the avoidance of doubt, the Excluded Territories Shareholders) pursuant to a resolution of the Board. The allotment of the New Shares shall be made upon the terms and subject to the conditions set out in the Prospectus and to be set out in the Provisional Allotment Letter (to the extent that New Shares are to be allotted in certificated form) and on the basis referred to in Clause 6.4 for acceptance and payment in full by not later than 11.00 a.m. on the Acceptance Date. New Shares representing the aggregate of fractions of New Shares shall be provisionally allotted as directed by the Joint Bookrunners and dealt with in accordance with Clause 7.

6.2 The Company may only exercise its right in the Prospectus in relation to Qualifying CREST Holders to allot and issue the Nil Paid Rights, the Fully Paid Rights or the New Shares in certificated form if it has first obtained the Joint Global Co-ordinators’ written consent (such consent not to be unreasonably withheld or delayed).

6.3 By not later than 5.00 p.m. on the day that is two calendar days after the Acceptance Date, the Company will confirm the provisional allotments of the New Shares which have been taken up pursuant to a resolution of the Board and cancel the provisional allotments of the New Shares which have not been taken up. By not later than the second Dealing Day after the Acceptance Date (or such later date as the Company and the Joint Global Co-ordinators may agree, acting reasonably), the Company will allot a number of New Shares equal to the number of New Shares for which provisional allotments were not taken up in favour of the persons who, pursuant to Clauses 8.4 and/or 9.1, are to subscribe for such New Shares, pursuant to a resolution of the Board, save that where any such allotment of New Shares is in favour of the Underwriters pursuant to Clause 9.1, such allotment shall be provisional and subject to the terms set out in Clause 9.4.

6.4 If a Supplementary Prospectus is issued by the Company two or fewer days prior to the date specified in the Prospectus as the Acceptance Date (or such later date as may be agreed between the parties), the parties agree that the Acceptance Date shall be extended to the date which is three Business Days after the date of issue of the Supplementary Prospectus and all dates in this Agreement referable to the Acceptance Date shall also be extended mutatis mutandis.

6.5 The New Shares, when issued and fully paid, will rank pari passu in all respects with the existing issued Ordinary Shares and will be free from all liens, charges, encumbrances and equitable interests.

7. Placing of fractional entitlements

7.1 As soon as reasonably practicable following the close of business on the GM Date; the Company shall inform each of the Joint Bookrunners of the number of New Shares representing the aggregate of fractional entitlements. As soon as practicable after dealings in the New Shares commence (nil paid), the Joint Bookrunners shall (acting as agents for the Company) use their reasonable endeavours to procure that all or as many as is reasonably practicable of the Nil Paid Rights in respect of such New Shares are placed through the London Stock Exchange at a premium in excess of the expenses of placing (including, without limitation, any applicable brokerage and commissions and any amounts in respect of VAT which are not recoverable).

7.2 The Joint Bookrunners shall, by no later than the third Dealing Day after the GM Date, inform the Company and the Receiving Agent of the number of New Shares to be issued pursuant to Clause 7.1 (and specifying the number of such New Shares requested to be issued in each of certificated form and uncertificated form). As soon as reasonably practicable after the Joint Bookrunners shall have so notified the Company and the Receiving Agent:

(a)

the Company shall deliver to the Joint Global Co-ordinators on behalf of themselves and the other Joint Bookrunners, or as it shall direct, nil paid split Provisional Allotment Letters in respect of those Nil Paid Rights so placed which placees have requested to receive in certificated form, in the names and denominations required by them; and

(b)

the Company shall procure that the Receiving Agent instructs Euroclear to credit the stock accounts in CREST (notified by the Underwriters) with the number of Nil Paid Rights that they require in respect of those Nil Paid Rights so placed which placees have requested to receive in uncertificated form, and after the Company has complied with its obligations in Clauses 7.2(a) and 7.2(b), the Joint Bookrunners shall forthwith account to the Receiving Agent for the net proceeds of placing of those Nil Paid Rights that have been placed and the Company shall ensure that the net proceeds of the placing are dealt with in accordance with Clause 7.3.

7.3 It shall be a term of each placing referred to in Clause 7.1 that the proceeds of that placing shall be paid to the Receiving Agent in accordance with the terms of the Receiving Agent Agreement.

7.4 Each Joint Bookrunner severally agrees to consult regularly with the Company whilst performing the procedures set out in Clause 7.1 in relation to the status of its endeavours to procure the placement of the Nil Paid Rights in respect of the New Shares representing the aggregate of fractional entitlements and to provide updates as to the identity of the placees procured and the number of such shares for which placees have been procured on at least a daily basis. Subject to compliance with the foregoing requirements of this Clause 7.4, the Joint Bookrunners shall have absolute discretion to procure such placees of Nil Paid Rights as they think fit and to determine the number of Nil Paid Rights which each such placee acquires.

7.5 If the Nil Paid Rights referred to in Clause 7.1 have not been placed by the time set out in Clause 8.4, they shall be dealt with in accordance with Clause 8 and Clause 9 (to the extent relevant) as if they were New Shares not taken up. Any net proceeds of the placing in respect of such Nil Paid Rights receivable by the Joint Bookrunners pursuant to Clause 8.5 will be paid to the Receiving Agent and will be treated as if they were net proceeds of the placing for the purposes of Clause 7.3.

8. Underwritten Shares not taken up

8.1 If, by 11.00 a.m. on the Acceptance Date, all the Underwritten Shares shall have been taken up, or are subsequently deemed to have been taken up pursuant to Schedule 1, the Banks’ obligations under Clauses 8 and 9 shall cease.

8.2 Whether or not any Underwritten Share shall have been taken up shall be determined in accordance with the provisions of Schedule 1 and the parties agree to give effect to the provisions of Schedule 1.

8.3 As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than 5.00 p.m. on the second calendar day after the Acceptance Date (or such later date as the Company and the Joint Global Co-ordinators may agree, acting reasonably), the Company will (or will procure that the Receiving Agent will) notify the Joint Bookrunners in writing of the number of Underwritten Shares which have not been taken up.

8.4 The Joint Global Co-ordinators will severally (each in accordance with their Proportionate Share) use their reasonable endeavours to procure (as agent for the Company) subscriber(s) for Underwritten Shares equivalent to the number of Underwritten Shares which are not taken up (or, at their discretion, for so many of the Underwritten Shares in respect of which subscribers can be found) upon the terms (in so far as the same are applicable) of the Prospectus and the Provisional Allotment Letter as soon as reasonably practicable and in any event by not later than 4.30 p.m. on the second Dealing Day after the Acceptance Date if an amount which is not less than the total of the Issue Price multiplied by the number of such Underwritten Shares for which subscriber(s) are so procured and the expenses of procurement (including any applicable brokerage and commissions and amounts in respect of VAT which are not recoverable) can be obtained. Any subscribers so procured by the Joint Global Co-ordinators shall subscribe for the Underwritten Shares at the Issue Price and any amount in excess of the Issue Price shall be paid by the subscriber and received by the Joint Global Co-ordinators on the basis that the same shall be applied in meeting the Joint Global Co-ordinators’ expenses of procuring such acquisition (including any applicable brokerage and commissions and amounts in respect of VAT which are not recoverable) and that any balance remaining shall be received as agent for and payable to non-accepting Qualifying Shareholders in accordance with Clause 8.7. The Joint Global Co-ordinators shall not be obliged to endeavour to procure such subscriber(s) and may, at any time on or after the Acceptance Date, cease or decline to endeavour to procure any such subscriber(s) if, in their opinion, it is unlikely that any such subscriber(s) can be so procured by such time and on the terms referred to above whereupon the Joint Global Co-ordinators shall not be under any obligation to endeavour to procure any such subscriber(s).

8.5 Each Joint Global Co-ordinator severally agrees: (i) to comply with the terms of the Selling Restrictions in seeking to procure subscribers for the purpose of Clause 8.4; and (ii) to consult regularly with the Company whilst performing the procedure set out in Clause 8.4 in relation to the status of its endeavours to procure subscribers for the Underwritten Shares not taken up in accordance with Schedule 1 and to provide the Company with updates as to the identity of subscribers for such shares and the number of such shares for which subscribers have been procured on at least a daily basis. Subject to compliance with the foregoing requirements of this Clause 8.5, each Joint Global Co-ordinator shall have absolute discretion to use its reasonable endeavours to procure such subscribers in the manner and otherwise as it thinks fit. The Joint Global Co-ordinators shall, by agreement between themselves, determine the number of Underwritten Shares which each such subscriber subscribes for.

8.6 The Joint Global Co-ordinators shall:

(a)

procure that a schedule is delivered to the Company (or the Registrar on behalf of the Company) by no later than 7.30 p.m. on the second Dealing Day after the Acceptance Date following completion of the procedure set out in Clause 8.4 showing the names of the subscribers procured by the Joint Global Co-ordinators pursuant to Clause 8.4 and specifying the number of Underwritten Shares to be issued in each of certificated form and uncertificated form to such subscribers (the Rump Placing Schedule) and the Joint Global Co-ordinators will consult with the Company in respect of the final version of the Rump Placing Schedule promptly after and, in any event within two hours of, its receipt pursuant to this Clause 8.6; and

(b)

in respect of the amounts received by the Joint Global Co-ordinators in accordance with Clause 8.4 (and after deduction of the expenses of procuring subscribers, including amounts in respect of VAT which are not recoverable), by not later than the fifth Dealing Day after the Acceptance Date procure payment to the Receiving Agent:

	(i)	of the Issue Price in respect of the Underwritten Shares for which subscribers are procured pursuant to Clause 8.4; and

	(ii)	(on behalf of the persons, and in the proportions, referred to in Clause 8.7) of the balance,

against the issue of Underwritten Shares in certificated form in such names and denominations as specified by the Joint Global Co-ordinators pursuant to Clause 8.6(a) in respect of the Underwritten Shares to be issued in certificated form and subject to Euroclear crediting the Underwriters’ (or their nominees’) stock accounts in CREST (notified by the Underwriters) with the number of Underwritten Shares specified by the Joint Global Co-ordinators pursuant to Clause 8.6(a) in respect of the Underwritten Shares to be issued in uncertificated form (such Underwritten Shares to be held as nominee for the subscribers procured pursuant to Clause 8.4).

8.7 The Company shall procure that the Receiving Agent makes payment of the amount received by the Receiving Agent pursuant to Clause 8.6(b)(ii) in accordance with the terms of the Receiving Agent Agreement to the non accepting Qualifying Shareholders to whom New Shares were provisionally allotted pro rata to their lapsed provisional entitlements as soon as practicable after receipt (save that individual amounts of less than £3.00 will not be so paid but will be aggregated and paid to the Company for the purposes set out in the Prospectus. If the Nil Paid Rights were in certificated form when they lapsed, such payment shall be made to the person whose name and address appears on page one of the Provisional Allotment Letter relating to those Nil Paid Rights. If the Nil Paid Rights were in uncertificated form when they lapsed, such payment shall be made to the person registered as the holder of those Nil Paid Rights when they were disabled in CREST.

8.8 In the absence of any fraud or wilful default by a Joint Global Co-ordinator which has been finally and judicially determined by a court of competent jurisdiction to have occurred, that Joint Global Co-ordinator shall not be responsible, whether to the Company, any Qualifying Shareholder, any other shareholder or otherwise, for any loss or damage to any person arising from any such transactions as are mentioned in this Clause 8 or for any insufficiency or alleged insufficiency of any dealing price at which subscribers for New Shares may be procured by it or for the timing of any such acquisition or for any determination by that Joint Global Co-ordinator to cease or decline to endeavour to procure such subscribers.

9. Underwriting

9.1 If and to the extent that the Joint Global Co-ordinators are unable to procure subscribers in accordance with Clause 8.4, the Underwriters, as underwriters, shall procure subscribers or, subject to Clause 9.4, themselves subscribe at the Issue Price for the Underwritten Shares not otherwise taken up and for which subscribers are not procured under Clause 8.4. The obligations of the Underwriters in this Clause 9.1 are several (and not joint or joint and several) and, save as otherwise set out in this Clause 9, each Underwriter shall be responsible only for its Proportionate Share of the Underwritten Shares not otherwise taken up and for the avoidance of doubt, save as provided pursuant to Clause 9.10, no Underwriter shall have any liability or obligation in respect of any default by another.

9.2 Each Underwriter shall, not later than the close of business on the fifth Dealing Day after the Acceptance Date, pay, or procure payment of, the Issue Price for the Underwritten Shares subscribed for by it (subject to Clause 9.4) under Clause 9.1 (or for which it has procured subscribers) to the Receiving Agent against credit of fully paid securities representing those Underwritten Shares to the uncertificated securities account of such Underwriter as notified by it to the Company and the Receiving Agent. Upon compliance with this Clause 9.2 by the relevant Underwriter, that Underwriter will be under no further liability to the Company.

9.3 Any subscription for Underwritten Shares under Clause 8.4 or Clause 9.1 will be made on the terms and conditions and on the basis of the information contained in the Relevant Documents (except as regards the time and method for acceptance and payment) so far as they are applicable, subject to the memorandum and articles of association of the Company and, in the case of any acquisition under Clause 9.1, on the terms of this Agreement.

9.4 If the issue of Underwritten Shares to an Underwriter pursuant to Clause 6.3 of this Agreement would result in that Underwriter holding a shareholding in the Company in excess of 4.99 per cent. (or such other percentages as the relevant Underwriter, acting in good faith, determines and notifies in writing to the Company from time to time) of the total share capital of the Company on a fully-diluted basis taking into account the number of shares then held by the Underwriter (the Relevant Underwriter), the Relevant Underwriter shall give advance written notice thereof to the Company no later than the third Dealing Day after the Acceptance Date and shall specify in such notice whether, as a result of the obligation to obtain the relevant regulatory approval or consent in any jurisdiction where the Company conducts banking, insurance and/or other regulated operations or as a result of regulatory prohibitions on holdings above a certain threshold by the Relevant Underwriter in any of the Group companies (the Regulatory Approvals), the Relevant Underwriter elects not to take delivery of the Underwritten Shares to the extent its shareholding in the Company would be in excess of 4.99 per cent. (or such other percentages as the Relevant Underwriter determines and notifies in writing to the Company from time to time) (the Excess Shares). Such Excess Shares shall be provisionally allotted to the Relevant Underwriter.

If such notice specifies that the Relevant Underwriter elects not to take delivery of the Excess Shares, the Relevant Underwriter and the Company shall promptly consult together and attempt to procure sub-underwriters to subscribe for some or all of the Excess Shares by the fifth Dealing Day after the Acceptance Date. Should it not be possible to find sub-underwriters for all Excess Shares, then on the fifth Dealing Day after the Acceptance Date, the following shall take place:

(a)

the Relevant Underwriter shall take delivery of that number of Underwritten Shares such that its shareholding in the Company does not exceed 4.99 per cent. (or such other percentage as the Relevant Underwriter, acting in good faith, determines and notifies in writing to the Company) of the total share capital of the Company on a fully-diluted basis;

(b)

the Relevant Underwriter shall pay to the Company the Issue Price for: (i) the Underwritten Shares to be taken up by it hereunder (after applying the provisions of this Clause 9.4), and (ii) the Excess Shares, by no later than close of business on the fifth Dealing Day after the Acceptance Date, and such payment in respect of the Excess Shares shall not be refundable except as, and only to the extent, provided for in Clause 9.4(f) and, for the avoidance of doubt, such refund shall only be made by way of set off as therein provided;

(c)

the obligation of the Relevant Underwriter to subscribe for the Excess Shares under this Agreement shall be extended for a period of up to three months after the fifth Dealing Day after the Acceptance Date or, if such period is extended as provided under paragraph (h) of this Clause 9.4, until the end of the extended period;

(d)

as soon as possible after the fifth Dealing Day after the Acceptance Date, the Relevant Underwriter shall seek to obtain, with the assistance and cooperation of the Company, the relevant Regulatory Approvals; wherever appropriate, the Company shall initiate and/or assist in the contacts with the local regulators and use its best efforts to ensure that the relevant Regulatory Approvals are obtained within three months after the fifth Dealing Day after the Acceptance Date; if this three-month period is extended as provided under paragraph (h) of this Clause 9.4, the Company shall continue to assist and cooperate with the Relevant Underwriter so that all relevant Regulatory Approvals are obtained by the end of the extended period;

(e)

to the extent that the Relevant Underwriter has not procured subscribers for the Excess Shares, when all Regulatory Approvals shall have been obtained in all relevant countries, the Relevant Underwriter shall send to the Company a notice to announce that an Unconditional Allotment Date shall take place within five Business

Days of such notice; on such Unconditional Allotment Date, the Company shall unconditionally allot and deliver the remaining Excess Shares to the Relevant Underwriter;

(f)

if, at any time within the period of three months following the fifth Dealing Day after the Acceptance Date (or, if such period is extended as provided under paragraph (h) hereunder, until the end of the extended period), the Relevant Underwriter is able to procure subscribers for all the remaining Excess Shares or a number of Excess Shares representing at least 1 per cent. of the total share capital of the Company then issued and outstanding, the Relevant Underwriter shall send the Company a notice to announce that an Unconditional Allotment Date shall take place within five Business Days of such notice; on such Unconditional Allotment Date, the provisional allotment in respect of the relevant number of Excess Shares in favour of the Relevant Underwriters shall lapse and the Company shall unconditionally allot and issue the relevant number of Excess Shares to the subscribers nominated by the Relevant Underwriter. The Issue Price paid by the subscribers shall be paid by the subscribers to the Relevant Underwriter for the account of the Company and the Relevant Underwriter may set off the said Issue Price against the Company’s obligation to refund to the Relevant Underwriter the Issue Price payable under Clause 9.4(b) above on the lapse of the provisional allotment as aforesaid;

(g)

if, as a result of obtaining Regulatory Approvals in one or several countries or a determination by the Relevant Underwriter, the highest shareholding that the Relevant Underwriter would be allowed to hold in the Company according to the laws applicable in all remaining countries is higher than 4.99 per cent. (or such other percentage as the Relevant Underwriter, acting in good faith, determines and notifies in writing to the Company from time to time) of the total share capital of the Company on a fully-diluted basis and, hence, the Relevant Underwriter determines it is able to increase the number of Shares it holds in the Company, the Relevant Underwriter shall, to the extent that it has not procured subscribers for such Excess Shares, send to the Company a notice to announce that an Unconditional Allotment Date shall take place within five Business Days of such notice; on such Unconditional Allotment Date, the Company shall unconditionally allot and deliver the number of Excess Shares such that the number of Shares held by the Relevant Underwriter reaches the highest shareholding allowed by applicable law in the countries in which Regulatory Approvals remain to be obtained or such other level as the Relevant Underwriter determines;

(h)

if, on the last day of the three-month period referred to above, all or a number of Excess Shares remain to be allotted and issued, the Company shall unconditionally allot and issue on such day the remaining Excess Shares to the Relevant Underwriter; however, if at that time, the Relevant Underwriter determines that any necessary Regulatory Approval remains to be obtained, the Relevant Underwriter shall inform the Company by notice at least five Business Days prior the end of the three-month period; in such a case, the period by which all Excess Shares must be issued to the Relevant Underwriter shall be extended by three months, so as to avoid the Relevant Underwriter having to subscribe for the Excess Shares in violation of the regulatory rules applicable in any of those countries; such extension shall be granted a maximum of three times, so that the period by which the Excess Shares shall have to be unconditionally allotted and subscribed for by the Relevant Underwriter shall not exceed twelve months from the fifth Dealing Day after the Acceptance Date; the Company shall use all reasonable endeavours to assist and cooperate with the Relevant Underwriter so that the Relevant Underwriter is not required to subscribe for the Excess Shares prior to receipt of all necessary Regulatory Approvals; and

(i)

as long as any Excess Shares remain to be unconditionally allotted by the Company to the Relevant Underwriter, for the purpose of distributions payable to shareholders of the Company and other corporate events in relation to the Company, the Company shall pay or distribute such amounts to the Relevant Underwriter (or a person nominated by the Relevant Underwriter) as will put it in the same position as it would have been had it been a shareholder of the Company, taking into account all relevant matters (including tax), had there been no delay in the unconditional allotment and/or issue and/or delivery of any Excess Shares to the Relevant Underwriter.

9.5 If the Underwriters collectively determine, acting in good faith, that the maximum percentage shareholding in the Company specified in Clause 9.4 shall apply to the percentage of Ordinary Shares held by the Underwriters on an aggregated and not an individual basis then the provisions of Clause 9.4 shall apply, mutatis mutandis, to the Underwriters as a group in respect of such Underwritten Shares as would result in their aggregate holding of Ordinary Shares in the Company exceeding 4.99 per cent. (or such other percentage as the Underwriters determine, acting in good faith, and notify in writing to the Company from time to time) with each Underwriter’s obligations in Clause 9.4 in respect of Excess Shares being proportionate to its underwriting commitment set forth in Clause 9.1. The Underwriters shall notify the Company in writing of any determination made pursuant to this Clause 9.5.

9.6 Each of the Joint Global Co-ordinators severally agrees with the Company:

(a)	it will not enter into any agreement in relation to sub-underwriting with any sub-underwriter without first having consulted with the Company as to its identity; and

(b)

to use reasonable endeavours to procure that the sub-underwriting letters into which it enters contain undertakings by the relevant sub-underwriter in a substantially similar form to that in Clause 18.8, provided that such letters may in addition include exceptions for selling Existing Ordinary Shares or, following the Share Capital Subdivision becoming effective, the resulting Ordinary Shares, already held by the sub-underwriter at the date of the sub-underwriting commitment.

9.7 Provided that nothing in this Clause 9.7 shall require any Underwriter to make any enquiries or to take any other action whatsoever to ascertain whether there has been any such breach by a sub-underwriter, each Underwriter agrees to inform the Company if it has come its attention that any sub-underwriter who gives such an undertaking has breached its obligations under the relevant provision of the sub-underwriting letter, it being understood that no Underwriter shall have any liability to any person for any such breach or other action or omission of any such sub-underwriter.

9.8 In the event that one of the Underwriters (IT BEING UNDERSTOOD that for the purposes of this Clause 9.8 and Clauses 9.9, 9.10 and 9.11 only, “Underwriters” means the

Underwriters other than the Co-Lead Managers and “non-defaulting Underwriters” shall be construed accordingly) defaults or, in the reasonable opinion of the Joint Global Co-ordinators, is likely to default in the performance of its obligations to subscribe for Underwritten Shares treated as having been not taken up (the Defaulted Shares) on the Settlement Date as required pursuant to Clause 9.1, then each of the non-defaulting Underwriters shall be obliged, severally (and not jointly or jointly and severally), to procure subscribers for (any such procurement being conducted by JPMC on behalf of JPMS) or to subscribe for themselves the Defaulted Shares in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, provided, in each case, that: (i) the number of Defaulted Shares which any Underwriter subscribes for pursuant to this Clause 9.7 shall not exceed 10 per cent. of the Underwritten Shares; and (ii) if the number of Defaulted Shares which any Underwriter subscribes for pursuant to this Clause 9.7 is such that they would fall within the definition of Excess Shares, then the acquisition of such Defaulted Shares shall be subject to Clause 9.4.

9.9 No actions taken by any party pursuant to Clause 9.7 shall relieve any defaulting Underwriter from liability in respect of its default.

9.10 In the event of a default in the circumstances described in Clause 9.7, any of the Joint Global Coordinators, the Joint Bookrunners and the Company shall have the right (without obligation) to postpone the Settlement Date for a period not exceeding seven Business Days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

9.11 In the event that two or more Underwriters default in the performance of their obligations to subscribe for the New Shares treated as having been not taken up, pursuant to Clause 9.1, the provisions of Clauses 9.7, 9.9 and 9.10 shall not apply.

10. Commissions and expenses

10.1 Subject to the Banks’ obligations under this Agreement having become unconditional and to this Agreement not having been terminated, the Company shall pay to the Joint Bookrunners and the Co-Lead Managers in consideration for their services under this Agreement an aggregate base fee (the Base Fee) of 2.25 per cent. of the Issue Price multiplied by the aggregate number of Underwritten Shares, payable to the Joint Bookrunners and the Co-Lead Managers in their Proportionate Shares (and, in the case of JPMC, in JPMS’s Proportionate Share). The Base Fee shall be paid by the Company together with an additional amount in respect of any applicable VAT in accordance with Clause 10.6 (such VAT to be paid by the Company within 10 Business Days after the issue by any Joint Bookrunner or Co-Lead Manager of a valid VAT invoice).

10.2 In addition to the fees described in Clause 10.1 above, the Company may, in its sole discretion (as to payment and allocation), pay to the Joint Bookrunners a discretionary fee equal to 0.2 per cent. of the Issue Price multiplied by the aggregate number of Underwritten Shares. Such discretionary fee shall be payable together with an additional amount in respect of any applicable VAT in accordance with Clause 10.6 (such VAT to be paid by the Company within 10 Business Days after the issue by any Joint Bookrunner of a valid VAT invoice).

10.3 The Company shall pay the fees payable to the Joint Bookrunners and the Co-Lead Managers by not later than the fifth Dealing Day following the Acceptance Date. Without prejudice to their right to receive payment directly from the Company pursuant to this Clause 10.4, the Joint Bookrunners and the Co-Lead Managers shall be entitled and are authorised to deduct some or all of such fees and any other fee and any expense which the Company has agreed to pay the Joint Bookrunners and the Co-Lead Managers from any amount otherwise payable by the Joint Bookrunners and the Co-Lead Managers to the Company under this Agreement.

10.4 Out of the commissions referred to in this Clause 10, the Joint Global Co-ordinators shall pay (together with VAT where applicable) all sub-underwriting commissions payable to such persons (if any) as the Joint Global Co-ordinators may procure to subscribe for Underwritten Shares.

10.5 In addition to the fees and commissions referred to in Clauses 10.1, 10.2 and 10.3, the Company shall pay (whether or not the Banks’ obligations under this Agreement become unconditional) all costs and expenses of, or in connection with, the Rights Issue, the Share Capital Subdivision, the GM, the allotment and issue of the New Shares and this Agreement. This shall include (but shall not be limited to) the UK Listing Authority and the London Stock Exchange listing and trading fees, other regulatory fees and expenses, printing and advertising costs, postage, the Receiving Agent’s charges, its own and the Banks’ properly incurred legal and other out of pocket expenses, all accountancy and other professional fees, properly incurred public relations fees and expenses and all stamp duty and stamp duty reserve tax (if any) and other duties and taxes (other than corporation tax incurred by any of the Joint Bookrunners on the commissions payable to them under this Clause 10) (each a Transfer Tax) in connection with the Rights Issue or the Share Capital Subdivision and the Company shall indemnify and hold harmless each Indemnified Person against any such Transfer Tax, provided that the Company shall not be liable for any Transfer Tax arising as a result of any subsequent sales or transfers of, or agreements to transfer, the Underwritten Shares by any Underwriter following the acquisition by such Underwriter under Clause 9, (provided that such exclusion shall not limit the liability of the Company with respect to Transfer Tax (if any) arising in connection with the placing of Excess Shares by the Joint Bookrunners or the placing of Excess Shares to the subscribers nominated by the Underwriters, in each case pursuant to Clause 9) or any subscriber of New Shares and shall not be responsible for any charges of CREST payable by users other than the Company. The Company shall immediately on request pay or reimburse the Banks the amount of any expenses which are to be borne by the Company and which the Banks (or any subscriber of New Shares) have paid.

The Company shall have no liability under this Clause 10.5 in respect of any stamp duty reserve tax arising pursuant to sections 67, 70, 93 or 96 of the Finance Act 1986.

10.6 Where, pursuant to this Agreement, a sum is paid or reimbursed to a Bank or an Indemnified Person, the Company shall also pay to that Bank or Indemnified Person in respect of VAT:

(a)

where the payment or reimbursement constitutes the consideration or part of it for any supply of services by that Bank to the Company, such amount as equals any VAT properly payable thereon and on such irrecoverable VAT, if any, as is referred to in (b) below;

(b)

(except where (c) below applies) such amount as equals any VAT charged to that Bank in respect of any cost, charge or expense which gives rise to or is reflected in the payment or reimbursement and which that Bank certifies is not recoverable by it, or the representative member of the VAT group which it is a member of, by repayment or credit, that certificate to be conclusive save in the case of manifest error; and

(c)

on any payment or reimbursement in respect of or indemnification for costs, charges or expenses incurred by that Bank as agent for the Company and except where section 47(2A) or section 47(3) of the Value Added Tax Act 1994 applies, such amount as equals the amount included in the costs, charges or expenses in respect of VAT, provided that in such a case the Bank will use reasonable endeavours to procure that the actual supplier of the goods or services which the Bank received as agent issues its own VAT invoice directly to the Company.

11. Restrictions on actions and announcements

11.1 Without the Joint Global Co-ordinators’ prior written consent (such consent not to be unreasonably withheld or delayed), the Company undertakes that it will not (and the Company will use all reasonable endeavours to procure that no member of the Group will) at any time prior to the date which is 60 Dealing Days after, as appropriate, the Acceptance Date or the date that the Banks’ obligations under this Agreement cease in accordance with Clause 2.3 or Clause 16.1:

(a)

enter into any commitment or agreement, or put itself in a position where it is obliged to announce that any commitment or agreement may be entered into, which is or is reasonably likely to be material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares, save in each case for any commitment or agreement referred to in or contemplated by the Press Announcement or the Prospectus or the Exchange Offer Memoranda; or

(b)

allot, issue (or contract to allot or issue) or grant any rights in respect of any shares or other securities of the Company or of a Group Company, except for (i) the issue by the Company of the New Shares or other subordinated or contingent capital securities referred to in or contemplated by the Press Announcement, the Prospectus or the Exchange Offer Memoranda, (ii) the issue by the Company (or any Group Company) of any Existing Ordinary Shares or Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Agreement and disclosed in the Press Announcement, the Prospectus or the Exchange Offer Memoranda, (iii) the grant of options or rights under, and the allotment and issue of Existing Ordinary Shares or Ordinary Shares pursuant to options or grants granted under, the Company’s existing share schemes, in each case in accordance with normal practice, (iv) any other issue of Existing Ordinary Shares or Ordinary Shares pursuant to an obligation entered into prior to the date hereof and disclosed in the Prospectus, (v) any intra-group issues between wholly-owned subsidiaries, (vi) any issues required by relevant regulatory authorities, (vii) any issue to holders of Limited Voting Shares of: (A) Limited Voting Shares in respect of the Company’s capitalisation issue of May 2009; and (B) Ordinary Shares in respect of the

Company’s placing and open offer of November 2008 and compensatory open offer of May 2009, or (viii) the issue by the Company or any Group company of such instruments constituting core tier 1, tier 1, lower tier 2 or upper tier 2 capital as are expressly referred to in the Press Announcement, the Prospectus or the Exchange Offer Memoranda or the issue by the Company of any Existing Ordinary Shares or Ordinary Shares upon the conversion of such securities; or

(c)

circulate, distribute, publish, issue or make (nor authorise any other person to circulate, distribute, publish, issue or make) any press or other public announcement or any advertisement, statement or public communication concerning the Company and its subsidiary undertakings which is or is reasonably likely to be material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares (other than (i) an announcement, advertisement, statement or communication required by law or any regulatory body (provided that in that event (1) the Company will consult, to the extent practicable, with the Joint Global Co-ordinators before making any such release; and (2) will obtain the prior consent of any Joint Bookrunner or Underwriter whose name is included in the announcement, advertisement, statement or public communication in question for such inclusion); and (ii) in respect of any public announcement, advertisement, statement or public communication in connection with any matter arising in the ordinary course of business of the Group that is not material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares, but subject always to Clause 11.2).

11.2 The Company undertakes that it will not at any time during the period ending on the date that is 60 Dealing Days following the Acceptance Date make any public announcement, advertisement, statement or communication as is referred to in Clause 11.1 or relating to any matters, events or circumstances which may be necessary to be made known to the public in order to enable the shareholders of the Company and the public to appraise the position of the Company or to avoid the establishment of a false market in its securities, either individually or jointly with any other person (including, without limitation, any matter whatsoever which would require notification by the Company to a Regulatory Information Service in accordance with the provisions of the Listing Rules), without first, where reasonably practicable (a) notifying the Joint Global Co-ordinators as to the content, form and manner of publication of such announcement, advertisement, statement or communication, (b) making available drafts of any such announcement, advertisement, statement or communication to the Joint Global Co-ordinators in sufficient time prior to its publication to allow the Joint Global Co-ordinators an opportunity to consider and comment on the same, and (c) consulting with the Joint Global Co-ordinators as to the content, form and manner of publication of such announcement, advertisement, statement or communication.

11.3 The Company shall use reasonable endeavours not to, and to procure that, no member of the Group will (a) between the date hereof and the Settlement Date, without the prior written consent of the Joint Global Co-ordinators (such consent not to be unreasonably withheld); and (b) for a period that is 60 days after the Settlement Date, without having first consulted with the Joint Global Co-ordinators (and taken into account any of their requests which are reasonable in the context of the Rights Issue, the Share Capital Subdivision or the Banks’ obligations under this Agreement), enter into any commitment, agreement or arrangement which is or is reasonably likely to be material and adverse to the condition of the Company or the Group taken as a whole or which is materially inconsistent with, or represents a material departure from or new development in, any disclosure or expression of policy or intention or statement contained in the Prospectus, subject in each case to applicable law and regulation (including the Directors’ fiduciary duties) but provided that where the Company or any Group company considers itself bound by applicable law or regulation to enter into any such commitment, agreement or arrangement, it shall not do so without having first consulted with the Joint Global Co-ordinators to the extent that it is practicable to do so.

11.4 If it shall be necessary, in the reasonable opinion of the Company and its advisers or the Joint Global Co-ordinators or their legal advisers, at any such time, until the Settlement Date to amend or supplement any Relevant Documents in order to comply with the requirements of the FSMA, the Listing Rules and/or the Prospectus Rules (as the case may be) and/or ensure that the Relevant Documents remain true and accurate in all respects and not misleading up to the Settlement Date, the Company will promptly prepare and file with the FSA (or procure the filing with the FSA of) such amendment or supplement as may be necessary to correct such statement or omission or to make such Relevant Documents comply with such requirements. Before amending or supplementing any Relevant Documents, the Company will furnish the Joint Global Co-ordinators with a copy of each such proposed amendment or supplement, and will not make any such proposed amendment or supplement without the prior written consent of the Joint Global Co-ordinators, provided always that, subject to the terms of Clause 3.4, (i) nothing in this paragraph shall prevent the Company or the Directors from complying with their obligations at law or under the Prospectus Rules, the Listing Rules or the FSMA having taken into account any requests of the Joint Global Co-ordinators acting in good faith; and (ii) this paragraph shall be without prejudice to the rights of the Banks pursuant to Clauses 2.3 and 16.

11.5 The Company undertakes to make all such announcements concerning the Rights Issue and the Share Capital Subdivision as shall be necessary to comply with the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, the Admission and Disclosure Standards and section 118, sections 118A to 118C inclusive and section 397 of the FSMA, or which any of the Joint Global Co-ordinators otherwise reasonably considers to be necessary or desirable (including, without limitation, for the purposes of procuring any sub-underwriters or potential subscribers for any Underwritten Shares in accordance with this Agreement) and any of the Joint Global Co-ordinators shall be entitled to make any such announcement if the Company fails (in the opinion of such Joint Global Co-ordinators acting in good faith) promptly to fulfil its obligations under this Clause 11.2.

11.6 For the avoidance of doubt, the restrictions on actions or announcements contained in this Clause 11 shall not operate to restrict or limit any action which the Company or the Group takes in accordance with the terms of this Agreement, the Top-up Issues Underwriting Agreement or in furtherance of the proposals described in the Press Announcement, the Prospectus, the Circular or the Exchange Offer Memoranda or as is required in order to give effect to the proposals described in such documents or limit any action which the Company or the Group takes in the ordinary course of the business or banking operations of the Group, as described in the Prospectus, provided that, to the extent reasonably practicable, the Company shall have consulted with the Joint Bookrunners prior to any such action or announcement and given the Joint Bookrunners a reasonable period of time to consider such proposed action or announcement.

12. Representations, warranties and undertakings

12.1 The Company represents, warrants and undertakes to each Bank that each statement set out in Schedule 3 is true and accurate and not misleading at the date of this Agreement and shall remain true and accurate and not misleading and be repeated at any Re-Pricing Date, at Admission, at the Acceptance Date, at any Time of Sale, at the Settlement Date and on the date of publication of any Supplementary Prospectus, in each case by reference to the facts and circumstances then existing (subject to any such matters and facts fairly disclosed in any Supplementary Prospectus published prior to the relevant date).

12.2 The Company acknowledges that each of the Banks is entering into this Agreement in reliance on such representations, warranties and undertakings. Each representation, warranty and undertaking shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other representation, warranty and undertaking or any other term of this Agreement. Warranties shall be deemed to be given under this Clause 12 in relation to the relevant document, announcement or event on the basis that any reference in any such Warranty to something being done or something being the case in relation to such document, announcement or event which is expressed in the future tense shall be regarded, to the extent the context requires, as being expressed in the present tense.

12.3 The Company shall use reasonable endeavours not to cause or permit and to procure that no other member of the Group nor any of its or their respective directors, officers, employees or agents shall cause or permit, without the prior consent of the Joint Global Co-ordinators, such consent not to be unreasonably withheld or delayed, any event to occur or omit to do anything between the date of this Agreement and the Settlement Date or the date on which the Banks’ obligations under this Agreement cease in accordance with Clauses 2.3, 8.1 and/or Clause 16.1, as relevant, and shall consult with the Joint Global Co-ordinators from the Settlement Date up to and including the date that falls 60 days after the Settlement Date before taking any actions (a) which would make any statement in Schedule 3 untrue, inaccurate or misleading if, in such case, such statement were repeated at such date by reference to the facts and circumstances then existing, or (b) which would result in a breach by the Company of any of its obligations or undertakings under this Agreement, which in any such case would be material in the context of the Rights Issue.

12.4 The Company shall promptly notify the Banks (giving reasonable details) if it comes to the knowledge of the Company or any Director that (and the Company undertakes to make all reasonable enquiries to ascertain whether) any of the Warranties (a) was (or the Company or the relevant Director reasonably believes it may have been) breached or untrue, inaccurate or misleading in any respect when given, or (b) has ceased (or the Company or the relevant Director reasonably believes it may have ceased) to be true and accurate or has become (or the Company or the relevant Director reasonably believes it may have become) misleading in any respect, or if it becomes aware of any circumstance which would or is reasonably likely to cause any of the Warranties to be breached or become untrue, inaccurate or misleading in any respect if repeated by reference to the facts and circumstances existing at any time during the period between the date of this Agreement and the date which is 60 days after the Settlement Date or, if earlier, the date on which the Banks’ obligations under the Agreement cease in accordance with Clauses 2.3, 8.1 and/or Clause 16.1, or if the Company is in breach of any of its obligations under this Agreement, which, in any such case, would be material in the context of the Rights Issue.

12.5 Subject always to Clause 18.10, the Company agrees that the Underwriters who subscribe for Underwritten Shares pursuant to Clause 9 shall be entitled to the same remedies and rights of action against the Company, and to the same extent, as any person who subscribes for any New Shares pursuant to the Rights Issue on the basis of the Prospectus and the Provisional Allotment Letter.

12.6 References in this Agreement to a representation, warranty or undertaking being (or not being) true and accurate or not being (or being) misleading “in any material respect” or “in all material respects” (or similar expressions) shall mean material in the context of the Rights Issue and/or the underwriting of the Underwritten Shares and/or Admission and/or post-Admission dealings in the Ordinary Shares. In that connection and otherwise in this Agreement (including, without limitation, the statements set out in Schedule 3) in relation to references to a matter which would or might be “material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares” (or similar expressions) a matter shall, without limitation, be deemed to be so material if (i) it would have been material for disclosure to potential sub-underwriters or other subscribers of New Shares had such matter existed when such sub-underwriters or other subscribers of New Shares were sought for the New Shares, and/or (ii) it would be reasonably likely to have a Material Adverse Effect.

12.7 The representations, warranties and undertakings referred to in this Clause 12 shall remain in full force and effect notwithstanding completion of all matters and arrangements referred to in, or contemplated by, this Agreement.

12.8 Where any of the representations, warranties and undertakings are qualified by reference to awareness and/or knowledge and/or information and/or belief, that reference shall be deemed to include a statement to the effect that it has been given after making due and careful enquiries within the Group.

12.9 The Company and the Banks undertake to observe and comply with the provisions in respect of overseas shareholders set out in section 2.6 of Part VIII of the Prospectus under the heading “Overseas Shareholders”.

12.10 Each of the Company and the Banks has offered and sold or procured subscribers for, and will offer and sell or procure subscribers for, the Nil Paid Rights, the Fully Paid Rights or the New Shares only in accordance with (i) Regulation S, (ii) to QIBs located in the United States that have executed and delivered an Investor Letter substantially in the form of Schedule 10 or (iii) pursuant to another exemption from registration under the Securities Act.

12.11 Each Bank severally represents, warrants and undertakes to the Company that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

12.12 The Banks and Company recognise that the Nil Paid Rights, the Fully Paid Rights and/or the New Shares do not meet the eligibility requirements under Rule 144A under the Securities Act.

12.13 Each Bank severally acknowledges, agrees and undertakes that:

(a)

none of the Nil Paid Rights, the Fully Paid Rights or the New Shares has been or will be registered under the Securities Act and they may not be offered or sold or subscribers procured within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

(b)

it has not offered or sold or procured subscribers, and agrees that it will not offer or sell or procure subscribers, any Nil Paid Rights, Fully Paid Rights or New Shares constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S;

(c)

neither it, nor any of its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling or placing efforts with respect to the Nil Paid Rights, the Fully Paid Rights or the New Shares. Terms used in this Clause 12.13have the meaning given to them by Regulation S; and

(d)

neither it, nor any of its affiliates, nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer and sale or placing of the Nil Paid Rights, the Fully Paid Rights or the New Shares in the United States.

12.14 The Warranties contained in Schedule 3 are qualified by information fairly disclosed in the Prospectus and, if such Warranties are given on or after the publication of any Supplementary Prospectus, the Prospectus as supplemented by such Supplementary Prospectus.

13. Exclusions of liability

13.1 Without prejudice to Clause 13.2, no claim shall be made by the Company or any of its subsidiary undertakings, affiliates or associates, or any of the directors, officers or employees of any of them in any jurisdiction against any Indemnified Person to recover any Loss or Claim suffered or incurred by any person and which arises out of the carrying out by any Indemnified Person of obligations or services in connection with this Agreement, or any other agreements relating to the Rights Issue or the Share Capital Subdivision, or in connection with the Rights Issue itself or the Share Capital Subdivision itself except (otherwise than in connection with the matters referred to in Clauses 14.1(a), (b), (c) and (d) and otherwise than as a result of a payment made or an obligation or liability to make payment arising under Clause 14.1) to the extent only that the Loss or Claim is determined by a court of competent jurisdiction to have resulted from the fraud, gross negligence or wilful default of the relevant Indemnified Person.

13.2 The Company agrees that no Indemnified Person is acting as a financial adviser (except, in the case of JPMC, Merrill Lynch and UBS, solely on and subject to the strict terms of their respective Engagement Letters) or fiduciary to the Company or any other person in providing the services contemplated in this Agreement in respect of the timing, terms, structure or price of the Rights Issue (including, for the avoidance of doubt, the determination of any increase in the price per New Share in excess of 15 pence in accordance with Clause 2.5), irrespective of whether any such Indemnified Person has provided input to the Company with respect thereto. No claim shall be made by the Company, or any of its subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them against any Indemnified Person in respect of the timing, terms or structure of the Rights Issue, including the setting of the Issue Price (including, for the avoidance of doubt, the determination of any increase in the price per New Share in excess of15 pence in accordance with Clause 2.5) at a level that is too high or too low. Nothing in this Clause shall exclude or restrict any duty or liability of any Indemnified Person which it has under the FSMA or arrangements for regulating any such Indemnified Person thereunder to any extent prohibited by those arrangements. It is acknowledged by all parties that:

(a)

subject to compliance by the relevant Indemnified Persons with the rules of the FSA, the Indemnified Persons may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any other person; and

(b)

except, in the case of JPMC, Merrill Lynch and UBS, solely on and subject to the strict terms of their respective Engagement Letters, no Indemnified Person has advised the Company or any other person as to any general financial or strategic advice or any legal, tax, investment, accounting or regulatory matters in any jurisdiction, the Company and any other person have consulted its own legal, tax, investment, accounting or regulatory advisers to the extent they deem appropriate, and no Indemnified Person shall have any responsibility to the Company or any other person with respect thereto.

13.3 Without prejudice to any rights or claims which the Company or any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers or employees of any of them may have or assert against the Banks in connection with this Agreement, the Rights Issue, the Share Capital Subdivision or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement, no claim will be brought by the Company or by any of its respective subsidiary undertakings, affiliates or associates or any of the directors, officers, partners or employees of any of them against any director or any other officer and/or partner and/or employee of any Indemnified Person in respect of any conduct, action or omission by the individual concerned in connection with this Agreement, or the Rights Issue, or the Share Capital Subdivision, or any of the other arrangements contemplated by the Relevant Documents, or any of them, or this Agreement.

14. Indemnities

14.1 The Company agrees to fully and effectively indemnify and hold harmless each Indemnified Person (and whether or not the relevant Loss or Claim is suffered or incurred or arises in respect of circumstances or events existing or occurring before, on or after the date of this Agreement and regardless of the jurisdiction in which such Loss or Claim is suffered or incurred) from and against any and all Losses or Claims, whatsoever, as incurred, if such Losses or Claims, arise, directly or indirectly, out of, or are attributable to, or connected with, anything done or omitted to be done by any person (including by the relevant Indemnified Person) in connection with the Rights Issue, the Share Capital Subdivision, Admission or the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them), or this Agreement, or any other agreement relating to the Rights Issue or the Share Capital Subdivision, including but not limited to:

(a)	any and all Losses or Claims whatsoever, as incurred, arising out of the Relevant Documents, or any of them (or any amendment or supplement to any of them) not containing or fairly presenting, or being alleged not to contain or not to fairly present, all information required to be contained therein, or arising out of any untrue or inaccurate statement or alleged untrue or inaccurate statement of a material fact contained in the Relevant Documents, or any of them (or any amendment or supplement to any of them), or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein not misleading in any material respect, or any statement therein being or being alleged to be in any respect not based on reasonable grounds, in the light of the circumstances in which they were made; and/or

(b)

any and all Losses or Claims whatsoever, as incurred, arising out of any breach or alleged breach by the Company of any of its obligations under this Agreement, including any of the Warranties, covenants and undertakings set out in this Agreement, or out of the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them) or this Agreement, or any other agreement relating to the Rights Issue or the Share Capital Subdivision; and/or

(c)

any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of the issue, publication or distribution of the Relevant Documents, or any of them (or any amendment or supplement to any of them) and/or any other documents or materials relating to the application for Admission; and/or

(d)

any and all Losses or Claims whatsoever, as incurred, in connection with or arising out of any failure or alleged failure by the Company or any of the Directors or any of its or his agents, employees or advisers to comply with the Companies Act, the FSMA, the Listing Rules, the Prospectus Rules, the Disclosure Rules and Transparency Rules, the rules and regulations of the London Stock Exchange and the Admission and Disclosure Standards, or any other requirement or statute or regulation in any jurisdiction in relation to the application for Admission, the Rights Issue, the Share Capital Subdivision, or the arrangements contemplated by the Relevant Documents, or any of them (or any amendment or supplement to any of them), or this Agreement, or any other agreement relating to the Rights Issue or the Share Capital Subdivision; and/or

(e)	any and all Losses and Claims whatsoever, as incurred, in connection with or arising out of the Share Capital Subdivision; and/or

(f)	any and all Losses or Claims whatsoever, as incurred, suffered or incurred by such Indemnified Person:

(i)

as a person who has communicated or approved the contents of any financial promotion (other than the Relevant Documents, or any of them, or any amendment or supplement to any of them) made in connection with the Rights Issue or the Share Capital Subdivision or the application for Admission for the purpose of section 21 of the FSMA;

(ii) (in the case of each of the Joint Sponsors only) in their capacity as sponsor to the Company’s application for Admission,

PROVIDED THAT, the indemnity contained in this Clause 14.1 shall not apply to any Losses or Claims (i) (otherwise than in connection with the matters referred to in Clauses 14.1(a), (b), (c) and (d)) to the extent determined by a court of competent jurisdiction to have arisen as a result of the fraud, gross negligence or wilful default of that Indemnified Person or (ii) if and to the extent arising out of a decline in market value of the Ordinary Shares suffered or incurred by any Indemnified Person as a result of it having been required to subscribe for Underwritten Shares pursuant to Clause 9.1 or having Underwritten Shares provisionally allotted to it pursuant to Clause 9.4 save to the extent such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) (aa) the neglect or default of the Company in relation to the content, publication, issue or distribution of the Relevant Documents or any breach by the Company of any of its obligations under this Agreement, including any of the Warranties, undertakings or covenants, or (bb) any of the matters referred to in Clause 14.1(a); or (iii) to the extent they include any tax liability of an Indemnified Person in respect of its actual net income, profits or gains, recoverable VAT or Transfer Tax of the type which is not recoverable under Clause 10.5. This Clause 14.1 shall not apply to any Loss or Claim in respect of tax which is recoverable pursuant to Clauses 10.5 and 10.6.

14.2 Each Bank shall and shall use reasonable endeavours to procure that its Indemnified Persons shall (i) give notice as promptly as reasonably practicable to the Company of any action commenced against it after receipt of a written notice of any Claim or the commencement of any action, claim, suit, investigation or proceeding in respect of which a Claim for indemnification may be sought under this Clause 14, and (ii) as promptly as reasonably practicable notify the Company after any such action is formally commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) and shall keep the Company informed of, and, to the extent reasonably practicable, consult with the Company in relation to, all material developments in respect thereof, but in each case, only insofar as may be consistent with the terms of any relevant insurance policy and provided (in each case) that to do so would not, in such Indemnified Person’s view (acting in good faith), be prejudicial to it (or to any Indemnified Person connected to it) or to any obligation of confidentiality or other legal or regulatory obligation which that Indemnified Person owes to any third party or to any regulatory request that has been made of it. However, the failure to so notify the Company and keep the Company informed shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity set out in this Clause 14, provided that non-disclosure by reason of a legal or regulatory restriction shall not constitute a failure to notify by an Indemnified Person.

14.3 Legal advisers for Indemnified Persons shall be selected by the relevant Bank(s) connected with such Indemnified Persons. The Company may participate at its own expense in the defence of any action commenced against it provided however that legal advisers for the Company shall not (except with the consent of the relevant Indemnified Person) also be legal advisers for the Indemnified Person.

14.4 In no event shall the Company be liable for fees and expenses of more than one legal adviser (in addition to any local legal advisers) separate from its own legal advisers for all

Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

14.5 The Company agrees that if it becomes aware of any Claim relevant for the purposes of this Clause 14 or any matters which may give rise to a Claim it shall: (i) promptly notify the Banks thereof and (ii) subject to, and to the extent of, any duties of confidentiality and any requirements of the Company’s insurers or any legal or regulatory obligations which the Group owes to any third party or any regulatory request that has been made of it, promptly provide the Banks with such information and copies of such documents relating to the claim as the Banks may reasonably request.

14.6 The Company shall not, without the prior written consent of the relevant Indemnified Persons (acting in good faith), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Clause 14 or Clause 15 (whether or not the Indemnified Persons are actual or potential parties thereto), unless such settlement, compromise or consent:

(a)	includes an unconditional release of each Indemnified Person from all liability arising out of such litigation, investigation, proceeding or claim; and

(b)	does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

14.7 Each Indemnified Person which is not a party to this Agreement will have the right, under the Contracts (Rights of Third Parties) Act 1999, to enforce its rights against the Company under this Clause 14 as amended from time to time, provided that the relevant Bank with whom a relevant Indemnified Person is connected (without obligation) will have sole conduct of any action on behalf of each Indemnified Person connected to it. Save as set out above and other than in respect of Clause 15, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

14.8 The Company will promptly notify each of the Banks of any limitation (whenever arising) on the extent to which the Company and/or any of its respective subsidiary undertakings, affiliates, or associates may claim against any third party or parties and/or of any waiver or release of any right of the Company to so claim (each a Limitation) in respect of anything which may arise, directly or indirectly, out of or is based upon or is in connection with the Rights Issue, the Share Capital Subdivision, Admission or the subject matter of the obligations or services to be performed under this Agreement, or in connection with the Rights Issue or the Share Capital Subdivision, by any of the Banks or on their behalf. Where any damage or loss is suffered by the Company for which any Indemnified Person would otherwise be jointly and severally liable with any third party or third parties to the Company, or any of its relevant subsidiary undertakings, affiliates, or associates, the extent to which such damage or loss will be recoverable from the Indemnified Person shall be limited so as to be in proportion to the contribution of the Indemnified Person to the overall fault for such damage or loss, as agreed between the parties, or, in the absence of agreement, as determined by a court of competent jurisdiction, but in any event, the Indemnified Person shall have no greater liability than if the Limitation did not apply.

14.9 The degree to which any Indemnified Person shall be entitled to rely on the work of any adviser to the Company or any other third party will be unaffected by any limitation (as defined in Clause 14.8) which the Company may have agreed with any third party.

14.10 The provisions of this Clause 14 will remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

15. Contribution

15.1 If the indemnification provided for in Clause 14 is for any reason (including because such indemnification would be contrary to public policy), unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses, liabilities, Claims, damages or expenses referred to therein, then the Company, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the aggregate amount of such Losses, liabilities, Claims, damages or expenses incurred by such Indemnified Person, as incurred:

(a)

in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Banks on the other hand from the Rights Issue (excluding the HMT Shares) and offering of Underwritten Shares pursuant to this Agreement; or

(b)

if the allocation provided by Clause 15.1(a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Clause 15.1(a) above but also the relative fault of the Company on the one hand and of the Banks on the other hand in connection with the acts or statements or omissions which resulted in such Losses, liabilities, Claims, damages or expenses, as well as any other relevant equitable considerations.

15.2 The relative benefits received by the Company on the one hand and the Banks on the other hand in connection with the Rights Issue (excluding the HMT Shares) and the offering of Underwritten Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of Underwritten Shares pursuant to this Agreement (before deducting commissions or expenses) received by the Company and the total fees and commissions received by the Joint Bookrunners bear to the total gross proceeds from the offering of Underwritten Shares.

15.3 The relative fault of the Company on the one hand and the Banks on the other hand will be determined by reference to, among other things, whether any such act or alleged act or untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Banks and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such act, statement or omission.

15.4 The Company and the Banks agree that it would not be just and equitable if contribution pursuant to this Clause 15 were determined by pro rata allocation (even if the

Banks were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 15. The aggregate amount of Losses, liabilities, Claims, damages and expenses incurred by an Indemnified Person and referred to above in this Clause 15 will be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or alleged act or untrue or inaccurate or alleged untrue or inaccurate statement or omission or alleged omission.

15.5 Notwithstanding the provisions of this Clause 15, none of the Banks will be required to contribute any amount in excess of the underwriting commission received by it (and which it is not liable to pay to any other underwriter or intermediary under this Agreement or otherwise) in relation to the Underwritten Shares underwritten or subscribed for by such Bank pursuant to this Agreement.

15.6 No person guilty of negligence, wilful default, fraud or fraudulent misrepresentation (whether within the meaning of Section 11(f) of the Securities Act or otherwise) will be entitled to contribution from any person who was not guilty of such negligence, wilful default, fraud or fraudulent misrepresentation.

15.7 For the purposes of this Clause 15, each Indemnified Person shall have the same rights to contribution as the Banks and the Banks’ respective obligations to contribute pursuant to this Clause 15 are several (and are not joint or joint and several), in proportion to their respective Proportionate Shares (and, in the case of JPMC, JPMS’s Proportionate Share).

15.8 Notwithstanding the provisions of this Clause 15, no Indemnified Person will be entitled to recover from the Company by way of contribution under Clause 15 any amount in excess of the amount that the Company would have been liable to pay such Indemnified Person had the indemnification provided for in Clause 14 been available to the extent provided in that Clause in respect of the relevant Loss or Claim.

16. Termination

16.1 Subject to Clauses 16.2, 16.3 and 16.4, if:

(a)

the Warranties on the part of the Company contained in or given pursuant to Clause 12 are not true and accurate in all respects or are misleading in any respect, immediately prior to the release of the Press Announcement, or if the Company does not comply with those of its undertakings under this Agreement which fall to be performed on the date of this Agreement, which, in any such case, a Joint Global Co-ordinator considers, in its sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares; or

(b)

at any time following the release of the Press Announcement and prior to Admission, the Warranties on the part of the Company given pursuant to Clause 12 are not true and accurate in all respects or are misleading in any respect, or the Company does not comply with those of its undertakings under this Agreement which fall to be performed after the date of this Agreement and prior to Admission, which, in any such case, a Joint Global Co-ordinator considers, in its sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares; or

(c)

the Company’s application to the UK Listing Authority for admission of the New Shares to the Official List or the Company’s application to the London Stock Exchange for admission to trading of the New Shares on the London Stock Exchange’s main market for listed securities is withdrawn by the Company or refused by the UK Listing Authority or London Stock Exchange (as appropriate); or

(d)

it shall come to the notice of a Joint Global Co-ordinator that any statement contained in any Relevant Document (or any amendment or supplement thereto) has become untrue, inaccurate or misleading in any respect, or any matter has arisen, which would, if such document had been issued at that time, constitute an omission from such Relevant Document (or any amendment or supplement to any of them), and which such Joint Global Co-ordinator considers, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares; or

(e)

(A) in the opinion of a Joint Global Co-ordinator, any matter referred to in section 87G of the FSMA has arisen between the publication of the Prospectus and Admission, or (B) any Supplementary Prospectus has been published or is due to be published by the Company (other than the publication by the Company of a Re-Pricing Disclosure Document) which, in any such case, a Joint Global Co-ordinator considers, in its sole judgement, acting in good faith, to be (singly or in the aggregate) material in the context of the Rights Issue or the underwriting of the Underwritten Shares or Admission or post-Admission dealings in the Ordinary Shares,

(i)

each of the Joint Sponsors, for itself in its capacity as sponsor only, shall be entitled, in its absolute discretion (after consultation with the Company to the extent reasonably practicable; provided that a failure to do so will not invalidate any notice given under this Clause 16) by notice in writing given to the Company, to terminate this Agreement insofar as it relates to the obligations of such Joint Sponsor in its capacity as sponsor and, in the event of such termination, the obligations of such Joint Sponsor in its capacity as sponsor shall cease and determine, and

(ii)

the Joint Global Co-ordinators, acting together on behalf of the Banks and the Co-Bookrunner, shall be entitled, in their absolute discretion (after consultation with the Company to the extent reasonably practicable; provided that a failure to do so will not invalidate any notice given under this Clause 16) by notice in writing to the Company, to terminate this Agreement in its entirety and, in the event of such termination, this Agreement shall cease to have any further effect.

For the avoidance of doubt, the rights of the Joint Sponsors (acting separately or jointly in the case of Clause 16.1(e)(i)) and the Joint Global Co-ordinators (acting jointly only) in the case of this Clause 16.1(e)(ii)):

(A)

may be exercised by any Joint Sponsor or the Joint Global Co-ordinators, acting jointly only on behalf of the Banks and the Co-Bookrunner, for whatever reason or on whatever basis that it reasonably considers to be practicable, appropriate or advisable to it; and

(B)

are conferred on the Joint Sponsors and the Joint Global Co-ordinators, acting jointly only, and may be exercised by any Joint Sponsor, in the case of Clause 16.1(e)(i), or the Joint Global Co-ordinators, acting jointly only, on behalf of the Banks and the Co-Bookrunner, in the case of Clause 16.1(e)(ii), in their capacities as such, and not in any representative or fiduciary capacity.

16.2 The termination of this Agreement (save to the extent specified in this Clause 16.2) pursuant to Clauses 2.3 and 16.1 shall be without prejudice to:

(a)	any claim in respect of a breach of this Agreement prior to the termination;

(b)	any obligation of the Company in respect of New Shares which have already been issued, subscribed and paid for, at the time of such termination; and

(c)	the provisions of Clauses 1, 10, 11, 12, 13, 14, this Clause 16.2, and Clauses 20 to 29 (inclusive), which will continue to apply.

16.3 Notwithstanding any other provision of this Agreement:

(a)	a MAC Event or a Material Adverse Effect occurring subsequent to the publication of the Press Announcement (or any direct or indirect result thereof); or

(b)	a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement (or any direct or indirect result thereof); or

(c)

the occurrence of an event referred to in section 87G(1) of the FSMA arising between the time of publication of the Prospectus and Admission or a Supplementary Prospectus being published by or on behalf of the Company before Admission, directly or indirectly, as a result of:

(i) a MAC Event or a Material Adverse Effect having occurred subsequent to the publication of the Prospectus; or

(ii) a Commission Decision having been announced or communicated subsequent to the publication of the Prospectus,

shall not entitle any of the Banks at any time, to terminate any or all of their obligations under this Agreement pursuant to Clauses 16.1(b), (d) or (e), unless such matter, event or circumstance arose, directly or indirectly, as a result of a MAC Event or a Material Adverse Effect that occurred as a direct or indirect consequence of a Specified Circumstance.

16.4 To the extent that any right to terminate this Agreement pursuant to Clause 16.1 would have otherwise arisen, directly or indirectly, as a result of:

(a)	the occurrence of a MAC Event and/or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement; and/or

(b)	a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement; and/or

(c)

the occurrence of an event referred to in section 87G(1) of the FSMA arising between the time of publication of the Prospectus and Admission and a Supplementary Prospectus being published by or on behalf of the Company before Admission, directly or indirectly, as a result of:

	(i)	a MAC Event and/or a Material Adverse Effect having occurred subsequent to the publication of the Prospectus; and/or

	(ii)	a Commission Decision having been announced or communicated subsequent to the publication of the Prospectus,

then such right to terminate this Agreement pursuant to Clauses 16.1(b), (d) or (e), (but for no other purpose and without prejudice to any other rights that the Banks may have under this Agreement) shall, unless, in any of the cases referred to in Clause 16.4(a), (b) or (c), such matter, event or circumstance arose, directly or indirectly, as a result of a MAC Event or a Material Adverse Effect that occurred as a direct or indirect consequence of a Specified Circumstance, be deemed not to have arisen for the purposes of this Agreement.

16.5 The Banks and the Company shall have no right to terminate this Agreement except as provided in Clause 2 or this Clause 16 and any right of rescission is hereby expressly waived and excluded by the Banks.

17. Withholding and Grossing Up

17.1 All sums payable by the Company to the Banks or any other Indemnified Person (for the purposes of this Clause 17 only, each a payee) under this Agreement shall be paid in pounds sterling free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Company shall pay such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it had no such deduction or withholding been required to be made.

17.2 If the Company makes such an increased payment under Clause 17.1 and the payee subsequently obtains a refund of tax or credit against tax by reason of the Company making such a deduction or withholding, the payee shall reimburse the Company as soon as reasonably practicable with an amount such as the payee shall determine (with such determination in good faith being final and conclusive) to be such proportion of the said refund or credit as shall leave the payee after such reimbursement in no better or worse position (having regard to the time value of money) than it would have been in had no deduction or withholding been required. Nothing in this Clause 17.2 shall oblige a payee to disclose to the relevant person, nor shall the relevant person be entitled to inspect, any of the books and other records of the payee nor shall anything herein prevent the payee from arranging its tax and commercial affairs in whatever manner it thinks fit and, in particular, the payee shall not be under any obligation to claim credit or relief from or against its corporate profits or similar liability to tax in respect of the amount of such deduction or withholding as aforesaid in priority to any other reliefs available to it.

17.3 If the United Kingdom HM Revenue & Customs or any other tax authority brings into charge to tax (or into any computation of income, profit or gains for the purposes of any charge to tax) any sum paid to a payee under this Agreement, other than payment of commission under Clause 10, (including in circumstances where any relief is available in respect of such charge to tax), then the Company shall pay such additional amount as shall be required to ensure that the total amount paid, less the tax chargeable on such amount (or that would be so chargeable but for such relief), (after giving credit for any tax relief obtained by the payee as a result of the matter giving rise to the indemnity claim or the reimbursement) is equal to the amount that would otherwise be payable under this Agreement. This Clause 17.3 shall apply in respect of any additional amount paid pursuant to Clause 17.1 as it applies to other amounts paid to the payee.

18. Miscellaneous

18.1 For the avoidance of doubt, the Company acknowledges and agrees that it is responsible for any due diligence carried out in relation to the Rights Issue or the Share Capital Subdivision and that neither the Banks nor any of their advisers shall be responsible to the Company or any Director for any due diligence in relation thereto or for verifying the accuracy or fairness of any information published by or on behalf of the Company in connection with the Rights Issue or the Share Capital Subdivision unless it or they have agreed in writing to take specific responsibility for such due diligence or verification.

18.2 The Company agrees that for the purpose of the Rights Issue (including for the purposes of seeking to procure any sub-underwriters for the Underwritten Shares), the Share Capital Subdivision and of obtaining Admission, none of the Banks shall be responsible for the provision of or obtaining advice as to the requirements of any applicable laws or regulations of any jurisdictions nor shall any such person be responsible where it or the Company has acted in the absence of such advice or in reliance on any advice obtained by the Company in respect thereof.

18.3 The Company acknowledges that the representations, warranties, undertakings and indemnities contained in this Agreement are given to the Banks in connection with Admission, the Rights Issue and the Share Capital Subdivision in each case whether in their capacities as underwriters, financial advisers, joint bookrunners, joint sponsors, joint global co-ordinators, co-bookrunners or co-lead managers and references in this Agreement to Bank shall be construed accordingly.

18.4 Notwithstanding that each of the Banks may act as the Company’s agent in connection with the Rights Issue, each of such persons and its agents may:

(a)

receive and keep for its own benefit any commissions, fees, brokerage or other benefits paid to or received by it in connection with the Rights Issue, and shall not be liable to account to the Company for any such commissions, fees, brokerage or other benefits; and

(b)	keep or deal in any New Shares for which it may subscribe for its own use and benefit.

18.5 For the avoidance of doubt, the obligations of each of the Banks under this Agreement are several (not joint or joint and several). Each of the Banks shall (except as otherwise agreed among them) have the right to protect and enforce its rights under this Agreement by whatever lawful means it deems fit, including, without limitation, commencing any legal proceedings without joining any of the others in any proceedings.

18.6 The Company acknowledges and agrees that (i) each of the Banks is acting solely pursuant to a contractual relationship with the Company on an arm’s length basis with respect to the Rights Issue and the Share Capital Subdivision (including in connection with determining the terms of the Rights Issue (including, for the avoidance of doubt, the determination of any increase in the price per New Share in excess of 15 pence in accordance with Clause 2.5)) and not, in relation to the Rights Issue or the Share Capital Subdivision, as a financial adviser (except, in the case of JPMC, Merrill Lynch and UBS, solely on and subject to the strict terms of their respective Engagement Letters) or a fiduciary to the Company or any other person; and (ii) none of the Banks owes and duties or obligations to the Company of any nature whatsoever, save as expressly set out in this Agreement, provided however in each case that this shall not exclude or restrict any duty or liability that any of them have under FSMA or arrangements for regulating any of them thereunder to any extent prohibited thereby.

18.7 The Company understands (i) that Bank of America Corporation (BAC) is the parent company of Merrill Lynch & Co., Inc, of which Merrill Lynch International is a wholly-owned subsidiary and that BAC and its subsidiaries and affiliates are a financial services group, and (ii) that each of the Banks is part of its own financial services group (for the purposes of this Clause 18.7, each referred to as a group). Each of the Banks and BAC is a full service securities firm and commercial bank engaged in activities and businesses, including among others, securities, commodities and derivatives trading, foreign exchange and other brokerage activities, research publication, and principal investing, as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of corporations, governments and individuals from which conflicting interests or duties, or a perception thereof, may arise. Accordingly, in no circumstance shall any Bank or any other member of their respective groups have any liability by reason of members of the group conducting such other businesses or activities, acting in their own interests or in the interests of other clients in respect of matters affecting the Company, its affiliates or any other company, including where in so acting members of the group act in a manner which is adverse to the interests of the Company or its affiliates. In addition, as a result of duties of confidentiality, each of the Banks and the other members of their respective groups may be prohibited from disclosing information to the Company or such disclosure may be inappropriate and the Company agrees that no member of the respective groups will be under a duty to use or to disclose any non-public information acquired from, or during the course of carrying on business for, any other person. The Company expressly acknowledges and agrees that, in the ordinary course of business, each of the Banks and other parts of their respective groups at any time (i) may invest on a principal basis or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions, for their own accounts or the accounts of customers, in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or any other company that may be involved in any proposed transaction, and (ii) may provide or arrange financing and other financial services to other companies that may be involved in any proposed transaction or a competing transaction, in each case whose interests may conflict with those of the Company.

18.8 Each Underwriter severally undertakes that from the date of this Agreement up until the Relevant Time, it will not, without prior consultation with the Company, enter into any transaction involving the Existing Ordinary Shares and, following the Share Capital Subdivision becoming effective, the Ordinary Shares (for the purpose of this Clause 18.8 only, the Existing Ordinary Shares and the Ordinary Shares together, the Securities) or derivatives relating to the Securities intended to have the economic effect, whether directly or indirectly, of hedging or otherwise mitigating the economic risk associated with its underwriting commitments under this Agreement. The foregoing restrictions (save as prohibited by applicable law or regulations) shall not apply to:

(a)	the ordinary course sales and trading and other activities of the Underwriters that are unrelated to their underwriting commitments;

(b)

transactions entered into for the purposes of hedging in relation to the Company’s securities that are undertaken with a view to achieving a substantially market-neutral position (but allowing for daily trading fluctuations and without taking into account such Underwriter’s underwriting commitments); or

(c)

transactions that involve any securities or derivatives that reference any existing and established sector or market index, provided that the weighting of the Securities of any such sector or market index does not exceed 10 per cent. of the weighting of such index; or

(d)	in relation to proprietary positions in the Company’s securities or in derivatives related to the Company’s securities entered into by the Underwriters prior to the date of this Agreement; or

(e)	any other transactions relating to ordinary course market making or customer facilitation transactions.

Furthermore, for the avoidance of doubt, none of the Underwriters shall be restricted in carrying out transactions for the account of their customers, or in customer facilitation transactions.

18.9 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Banks and the Company.

18.10 Notwithstanding any other provision of this Agreement but save as provided below, each of the Banks acknowledges, agrees and accepts (for itself and for and on behalf of each Indemnified Person with whom such Bank is connected) that (a) the Company shall have no liability of any kind, whether in contract, tort or otherwise or for misrepresentation in respect of any Loss, and (b) none of the Banks shall have a claim for breach of Warranty in respect of any Loss, in either case suffered by any Underwriter which has subscribed for, or been provisionally allotted, Underwritten Shares pursuant to Clause 9 as a result of any decline in the market value of any such Underwritten Shares which was caused by or resulted from or is attributable to or would not have arisen but for (in each case, directly or indirectly):

(a)	a MAC Event and/or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement; and/or

(b)	a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement,

PROVIDED THAT the Company shall be liable if and to the extent that (i) any such decline is caused by or results from or is attributable to or would not have arisen but for (in each case directly or indirectly) a MAC Event or a Material Adverse Effect having occurred as a direct or indirect consequence of a Specified Circumstance, or (ii) such Loss arises, directly or indirectly, out of a Loss or Claim of a person who is not acting in the capacity of an Underwriter (and for the purposes of this sub paragraph (ii) only, “Underwriter” includes any Indemnified Person to the extent that it acquires any New Shares from or in lieu of an Underwriter with whom it is connected solely for the purposes of enabling such Underwriter to satisfy its obligations under Clause 9.1 but solely in relation to any Loss or Claim that such Indemnified Person may have arising out of, directly or indirectly, the acquisition of those New Shares from or in lieu of that Underwriter).

18.11 The parties to this Agreement acknowledge and agree that: (i) no Relevant Person accepts any responsibility for the contents of, or makes any representation or warranty (express or implied) as to the accuracy, completeness or fairness of any information in the Prospectus, the Circular, any other Relevant Document, any Previous Announcement or either of the Exchange Offer Memoranda (or any supplement or amendment to any of them); and (ii) no Relevant Person has authorised or will authorise the contents of any of the foregoing. For the purposes of this Clause 18.11 and Clause 22.2, Relevant Person means HM Treasury, the Solicitor for the Affairs of Her Majesty’s Treasury, any of Her Majesty’s Secretaries of State (and any other Minister of the Crown), UK Financial Investments Limited, the Asset Protection Agency, and any and all directors, officers, officials, employees and agents of the foregoing.

19. Receiving Agent

The Company confirms that it has instructed the Receiving Agent to act as receiving agent in connection with the Rights Issue and the GM and as Registrar in relation to the Share Capital Subdivision, the Nil Paid Rights and the Fully Paid Rights and to perform the obligations assigned to it under the Prospectus, the Form of Proxy, the Provisional Allotment Letters and this Agreement as receiving agent.

20. Time of the essence

Any time, date or period mentioned in this Agreement may be extended by mutual agreement between the Company and the Banks but as regards any time, date or period originally fixed, or any time, date or period so extended, time shall be of the essence.

21. Waiver

21.1 Any right or remedy of the Company and the Banks under this Agreement shall only be waived or varied by an express waiver or variation in writing.

21.2 No failure or delay by the Company or the Banks in exercising any right or remedy under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of the right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy. The rights, powers and remedies of the Company and the Banks provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

22. Third party rights

22.1 Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under Clause 14 provided that Citi (without obligation) will have the sole conduct of any action to enforce such rights on behalf of Citi Indemnified Persons, GS (without obligation) will have the sole right of action to enforce such rights on behalf of GS Indemnified Persons, HSBC (without obligation) will have the sole right of action to enforce such rights on behalf of HSBC Indemnified Persons, JPMC (without obligation) will have the sole right of action to enforce such rights on behalf of JPMC Indemnified Persons, JPMS (without obligation) will have the sole right of action to enforce such rights on behalf of JPMS Indemnified Persons, Merrill Lynch (without obligation) will have the sole conduct of any action to enforce rights on behalf of Merrill Lynch Indemnified Persons and UBS (without obligation) will have sole conduct of any action to enforce rights on behalf of UBS Indemnified Persons.

22.2 Each Relevant Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights under Clause 18.11, provided that HM Treasury will have the sole conduct of any action to enforce such rights on behalf of each Relevant Person.

22.3 Except as provided in Clauses 22.1 and 22.2, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. The Banks and the Company may agree to terminate this Agreement or vary any of its terms, other than Clauses 18.11 and 22.2, without the consent of any Indemnified Person which is not party to this Agreement or any other third party. The Banks will have no responsibility to any Indemnified Person which is not a party to this Agreement or any other third party under or as a result of this Agreement, except pursuant to Clauses 18.11 and 22.2.

23. Severability

If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement. The parties shall use all reasonable endeavours to replace any invalid or unenforceable provision by a valid provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

24. Notices

24.1 Subject to Clause 24.2, any notice to be given under, or in connection with, this Agreement shall be in writing and be signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in Clause 24.2 or by delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in Clause 24.2 marked for the attention of the relevant party (or as otherwise notified from time to time under this Agreement).

Any notice so served shall be deemed to have been duly received:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission; and

(c)	in the case of pre paid recorded delivery, special delivery or registered post, on the Dealing Day following the date of posting;

provided that if delivery by hand or fax occurs on a day which is not a Dealing Day or after 6.00 p.m. on a Dealing Day, service shall be deemed to occur at 9.00 a.m. on the following Dealing Day.

24.2 Any notice given by the Banks under, or in connection with, this Agreement may also be given by any director or other authorised representative of the Banks to any Director either personally or by telephone (to be confirmed as soon as reasonably practicable in writing) and shall have immediate effect.

24.3 For the purposes of Clause 24.1, the fax numbers and addresses of each of the Underwriters and the Joint Sponsors are set out in Schedule 6, the fax number and address of the Co-Bookrunner is set out in Schedule 8, the fax numbers and addresses of each of the Co-Lead Managers are set out in Schedule 9 and the fax number and address of each of the Company and JPMC is:

The Company:	Lloyds Banking Group plc

Henry Duncan House,
129 George Street,
Edinburgh, Scotland, EH2 4LH

Fax number: +44 (0) 20 7356 2168

For the attention of: Company Secretary

With a copy to: Jeremy Parr

Fax number: +44 (0) 20 7456 2000

JPMC:	J.P. Morgan Cazenove Limited

20 Moorgate
London EC2R 6DA

Fax number: +44 (0) 20 7155 9112

For the attention of: Legal Department

25. Further Assurances

The Company shall register the New Shares in the names of the successful applicants, and shall provide, and shall procure that the Directors shall provide, all information and assistance that the Banks may reasonably require for the purposes of this Agreement and execute (or procure to be executed) each document and do (or procure to be done) each act and thing that a Bank may reasonably request in order to give effect to the Rights Issue, the Share Capital Subdivision or Admission.

26. Assignment

No party may assign, or purport to assign: (i) this Agreement; (ii) all or any of their respective rights or obligations arising under or out of this Agreement; or (iii) the benefit of all or any of the other parties’ obligations under this Agreement.

27. Entire Agreement

This Agreement (together with, in the case of Merrill Lynch and UBS only, the Merrill Lynch Engagement Letter and the UBS Engagement Letter respectively, and only then in respect of the strict terms of such engagement letters as regards the provision of certain financial advice specified therein relating to the structuring of the Rights Issue) constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes and replaces all agreements, understandings, undertakings, representations, warranties and arrangements of any nature whatsoever between the parties relating to the subject matter of this Agreement. In the event of any inconsistency between this Agreement and the Merrill Lynch Engagement Letter, the UBS Engagement Letter and any other agreement referred to in, or entered into in connection with, this Agreement, the terms of this Agreement shall prevail. For the avoidance of doubt, the foregoing is without prejudice to the placing and open offer agreement dated 13 October 2008 and the open offer agreement dated as of 7 March 2009 as amended and restated as at 20 March 2009 and as at 18 May 2009.

28. Counterparts

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

29. Governing Law

29.1 This Agreement and the relationship among the parties to it and any non-contractual obligations which may arise out of or in connection with this Agreement shall be governed by and interpreted in accordance with English law.

29.2 All parties to this Agreement agree that the courts of England are (subject to Clause 29.3(a)) to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise out of or is in connection with (i) the creation, validity, effect, interpretation or performance of, or of the legal relationships established by, this Agreement or otherwise arising out of or in connection with this Agreement, and (ii) any non-contractual obligations which may arise out of or in connection with this Agreement, and for such purposes all parties irrevocably submit to the exclusive jurisdiction of the English courts.

29.3 Notwithstanding the provisions of Clause 29.2, in the event that any Bank or any of such Bank’s Indemnified Persons becomes subject to proceedings brought by a third party (the Foreign Proceedings) in the courts of any country other than England (including, without prejudice to the generality of the foregoing, in any court of competent jurisdiction in the United States) (the Foreign Jurisdiction), such Bank shall be entitled, without objection by the Company, either:

(a)	to join the Company and/or any other person to the Foreign Proceedings; and/or

(b)

to bring separate proceedings for any breach of this Agreement and/or for a contribution or an indemnity against the Company and/or any other person in the Foreign Jurisdiction, provided that such separate proceedings arise out of or are in connection with the subject matter of the Foreign Proceedings.

29.4 Each of the parties to this Agreement irrevocably waives any objection to the jurisdiction of any courts referred to in this Clause 29.

29.5 Each party to this Agreement irrevocably agrees that a judgment and/or order of any court referred to in this Clause 29 based on any matter arising out of or in connection with this Agreement (including but not limited to the enforcement of any indemnity) shall be conclusive and binding on it and may be enforced against it in any other jurisdiction, whether or not (subject to due process having been served on it) it participates in the relevant proceedings.

29.6 Each of the parties with an address outside England shall at all times maintain an agent for service of process and any other documents and proceedings in England or any other proceedings in connection with this Agreement. For the Company, such agent shall be the

London office of the Company at 25 Gresham Street, London EC2V 7HN. For each of the Co-Lead Managers with an address outside England, such agent shall be the person identified in Schedule 9. Any writ, judgment or other notice of legal process shall be sufficiently served on the relevant party if delivered to such agent at its address for the time being. Each of the parties with an address outside England irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Joint Global Co-ordinators (for themselves or on behalf of the Indemnified Persons) request such party to do so it shall promptly appoint another such agent with an address in England and advise each of them. If, following such request, the relevant party fails to appoint another agent, the Joint Global Co-ordinators shall be entitled to appoint one on the relevant party’s behalf and at such party’s expense.

29.7 The Company agrees to appoint an agent for service of process in any Foreign Jurisdiction other than England in which any other party is subject to legal suit, action or proceedings based on or arising under this Agreement within 14 days of receiving written notice of such legal suit, action or proceedings and the request to appoint such agent for service. In the event that the Company does not appoint such an agent within 14 days of the notice requesting it to do so, such other party may appoint a commercial agent for service for the Company on the Company’s behalf and at the Company’s expense and the Company agrees that subject to being notified of such appointment in writing, service upon such commercial agent will constitute service upon the Company.

IN WITNESS WHEREOF this Agreement has been duly executed under hand by the Company, each Bank and the Co-Bookrunner or their duly authorised attorneys the day and year first above written.

SCHEDULE 1
NEW SHARES TAKEN UP

1. Subject to paragraph 2 below, in this schedule MTM instruction means a many to many instruction which:

(a)	on its settlement has the effect as described in paragraph 2.2.2 of Part VIII of the Prospectus;

(b)	has been properly authenticated in accordance with Euroclear’s specifications as referred to in that paragraph; and

(c)	contains the information required by that paragraph.

2. The Company may in its sole discretion treat an MTM instruction which constitutes a properly authenticated dematerialised instruction (the first instruction) as not constituting a valid acceptance in accordance with paragraph 2.2.2(iii) of Part VIII of the Prospectus if at the time at which the Registrar receives a properly authenticated dematerialised instruction giving details of the first instruction, the Company or the Registrar has received actual notice from Euroclear of any of the matters specified in regulation 35(5)(a) of the Regulations in relation to the first instruction.

3. A New Share shall, for the purposes of this Agreement, be treated as having been taken up if:

(a)	the New Share in nil paid form is in certificated form and the following requirements have been satisfied by 11.00 a.m. on the Acceptance Date:

(i)

a Provisional Allotment Letter relating to that New Share has been lodged for acceptance by the person to whom it was provisionally allotted or by a renouncee of the right to accept allotment together with a cheque or other remittance for the full amount payable in respect of that New Share, in accordance with the terms of the Prospectus and the Provisional Allotment Letter (or the Company exercises any discretion it has in the Prospectus to treat the Provisional Allotment Letter as binding notwithstanding it does not meet these requirements); and

	(ii)	the Company has not, with the Joint Bookrunners’ and Joint Sponsors’ consent, rejected the Provisional Allotment Letter for any reason; and

	(iii)	the Receiving Agent has not been notified that the cheque or other remittance has not been accepted by the drawee on first presentation.

(b)	the New Share in nil paid form is in uncertificated form and:

	(i)	an MTM instruction in respect of those New Shares settles by 11.00 a.m. on the Acceptance Date; or

(ii)

an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 2.2.2(iii) of Part VIII of the Prospectus and settles by 11.00 a.m. on the Acceptance Date; or

(iii)	the following has occurred:

	(A)	an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 2.2.2(iii) of Part VIII of the Prospectus; and

	(B)	the MTM instruction has not settled by 11.00 a.m. on the Acceptance Date (or by such later time or date as the Company and the Joint Bookrunners and Joint Sponsors decide); and

(C)

the Company is not entitled to assume, in accordance with sub-paragraph (vii) of paragraph 2.2.2 of Part VIII of the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in sub-paragraph (iv) of paragraph 2.2.2 of Part VIII of the Prospectus because it is aware of a reason outside the control of the CREST member or CREST sponsor that sent the MTM instruction for its failure to settle; or

(iv)	the following has occurred:

	(A)	an MTM instruction in respect of those New Shares constitutes a valid acceptance in accordance with paragraph 2.2.2(iii) of Part VIII of the Prospectus;

	(B)	the MTM has not settled by 11.00 a.m. on the Acceptance Date (or by such later time or date as the Company and the Joint Sponsors decide); and

(C)

the Company is entitled to assume, in accordance with sub-paragraph (vii) of paragraph 2.2.2 of Part VIII of the Prospectus, that there has been a breach of any of the representations, warranties or undertakings set out or referred to in sub-paragraph (iv) of paragraph 2.2.2 of Part VIII of the Prospectus because it is not aware of a reason outside the control of the CREST member or CREST sponsor that sent the MTM instruction for its failure to settle; but

	(D)	the Company nevertheless exercises its discretion to treat as valid the acceptance constituted by the MTM instruction; or

(v)

an MTM instruction in respect of those New Shares does not constitute a valid acceptance in accordance with paragraph 2.2.2(iii) of Part VIII of the Prospectus but the Company nevertheless exercises its discretion to treat as valid the acceptance constituted by the MTM instruction; or

(vi)	a Director has irrevocably undertaken to the Company to subscribe for such New Share.

4. For the avoidance of doubt, the Joint Bookrunners and the Underwriters have no liability or obligation under this Agreement in relation to any New Shares if the New Shares in nil paid form are in certificated form and:

(a)

the Receiving Agent has determined in relation to an acceptance of any Provisional Allotment Letter by 11.00 a.m. on the Acceptance Date that there has been a failure to satisfy the verification of identity requirements for the purposes of the Money Laundering Regulations 2003 or the Money Laundering Regulations 2007, as applicable, in the manner contemplated in the Press Announcement, the Prospectus and the Provisional Allotment Letter; or

(b)

the cheque or other remittance returned with the relevant Provisional Allotment Letter(s) relating to such New Shares is dishonoured after 11.00 a.m. on the Acceptance Date unless the Joint Bookrunners have each been notified that the cheque or other remittance has been dishonoured prior to the Receiving Agent informing the Joint Bookrunners of the number of New Shares not taken up.

5. If (but only if) the parties so agree, New Shares will be deemed to have been taken up by 11.00 a.m. on the Acceptance Date if the New Shares in nil paid form are in certificated form and:

(a)

a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) is received by 11.00 a.m. on the Acceptance Date from an authorised person (as defined in the FSMA) identifying those New Shares and agreeing to lodge the relevant Provisional Allotment Letter properly completed in due course; or

(b)

the relevant Provisional Allotment Letter and a cheque or other remittance for the full amount payable in respect of those New Shares (and whether or not the cheque or other remittance is honoured) are received by 11.00 a.m. on the first Dealing Day after the Acceptance Date by post and the cover bears a legible postmark of not later than 11.00 a.m. on the Acceptance Date.

6. If the parties decide to extend the time for settlement of MTM instructions in accordance with paragraphs 3(b)(iii)(B) or 3(b)(iv)(B), the Company shall forthwith ask Euroclear not to disable the Nil Paid Rights until the end of that extension.

7. As soon as practicable after 11.00 a.m. on the Acceptance Date and by not later than 2.30 p.m. on the Acceptance Date, the Company shall, following consultation with the Underwriters, exercise its discretion in paragraphs 3(b)(iv)(D) or 3(b)(v) reasonably.

8. If the Company accepts:

(a)	an alternative properly authenticated dematerialised instruction from a CREST member or (where applicable) a CREST sponsor in accordance with paragraph 2.2.2(vii)(C) of Part VIII of the Prospectus; or

(b)

an alternative instruction or notification from a CREST member or CREST sponsored member or (where applicable) a CREST sponsor in accordance with paragraph 2.2.2(vii)(e) of Part VIII of the Prospectus,

as constituting a valid acceptance in respect of any New Shares, those New Shares are deemed to have been taken up.

SCHEDULE 2
DELIVERY OF DOCUMENTS

Part A

Immediately after execution of this Agreement and, in any event, before the release of the Press Announcement and before publishing and despatching the Circular and the Prospectus, the Company shall deliver to each Bank:

1. A certified copy of the Circular and Prospectus bearing evidence of the formal approval of the UK Listing Authority, pursuant to the Listing Rules and the Prospectus Rules.

2. A completed ‘Form A’, to be submitted to the FSA in accordance with paragraph 3.1.1(1) of the Prospectus Rules for approval of a prospectus in accordance with Part VI of the FSMA.

3. A certified copy of any press release relating to the posting of the Circular or the Prospectus.

4. An original letter in the agreed form to the Joint Sponsors from the Company to be dated the date of the Prospectus, addressing the following: (i) paragraphs 8.3.4, 8.4.8 and 8.4.9 and 8.4.12 and 8.4.13 of the Listing Rules; and (ii) the adequacy of the Company’s working capital, duly signed by the Company.

5. An original letter in the agreed form to the Joint Sponsors from the Company to be dated the date of the Prospectus, confirming that: (i) there has been no significant change in the financial and trading position, including the indebtedness position, of the Group since the Accounts Date; and (ii) the proper extraction of the financial information in the Prospectus and incorporated by reference into the Prospectus which relates to the Group.

6. An original letter in the agreed form to the Joint Sponsors from the Company’s Counsel to be dated the date of the Prospectus, relating to paragraphs 8.3.4, 8.4.8, 8.4.9 and 8.4.12 and 8.4.13 of the Listing Rules.

7. An original letter in the agreed form to the Joint Sponsors signed by each of the Directors authorising the publication of the Prospectus, accepting responsibility for information contained in the Prospectus and any Supplementary Prospectus, acknowledging their understanding of their responsibilities under the UK Listing Rules and the Disclosure Rules and Transparency Rules in accordance with paragraph 8.3.4 of the UK Listing Rules and including a power of attorney in favour of each of the other Directors.

8. An original or certified copy of the Verification Materials dated the date of the Prospectus and copies of all evidence supporting answers in the notes.

9. A certified copy of an extract from the minutes of the meetings of the Board, or a duly authorised committee thereof, authorising the issue of the Prospectus, approving the Relevant Documents, this Agreement, the Verification Materials and (where appropriate) the other documents referred to in this Agreement and authorising the steps to be taken by the Company in connection with the Rights Issue and the Share Capital Subdivision, including the execution, delivery and performance of this Agreement, in the agreed form.

10. An original or certified copy of the Working Capital Report, including an opinion confirming the adequacy of the Company’s working capital, duly signed by the Auditors, in the form to be agreed, and dated the same date as the Prospectus.

11. An original letter in the agreed form duly signed by the Company’s Auditors in relation to paragraphs 8.4.8(1), 8.4.8(2), 8.4.9(3), 8.4.12 and 8.4.13 of the UK Listing Rules.

12. An original copy of the Profit Forecast Report duly signed by the Auditors and dated the date of the Prospectus.

13. An original letter in the agreed form duly signed by the Auditors and dated the same date as the Prospectus:

(a)	in relation to the statement of capital and indebtedness included in the Prospectus;

(b)	confirming the correct extraction of financial information contained in the Prospectus;

(c)	relating to the statement in the Prospectus that there has been no significant change in the financial and trading position of the Group; and

14. An original letter in the agreed form duly signed by the Auditors and dated the same date as the Prospectus in relation to the tax information included in Part XVIII of the Prospectus.

15. An original letter in the agreed form duly signed by the Auditors and dated the same date as the Prospectus in relation to the working capital requirements of the Group for the period to 30 June 2011.

16. An original letter in the agreed form duly signed by the Auditors dated the same date as the Prospectus consenting to the inclusion of the pro forma financial information report, loss forecast report and of references thereto in the form and context in which they appear in the Prospectus.

17. An original of a SAS 72 letter and a SAS 72 “lookalike” letter duly signed by the Auditors and dated the same date as the Prospectus.

18. An original of a SAS 72 letter and a SAS 72 “lookalike” letter duly signed by KPMG Audit plc and dated the same date as the Prospectus.

19. An original letter in the agreed form duly signed by KPMG LLP dated the same date as the Prospectus regarding the extraction of financial information in respect of the HBOS Group.

20. An original letter in the agreed form duly signed by KPMG LLP dated the same date as the Prospectus in relation to paragraphs 8.4.8(1), 8.4.8(2) and 8.4.9(3) of the UK Listing Rules.

21. An original CFO certificate duly signed by the CFO of the Company and dated the same date as the Prospectus.

22. An original of a signed Rule 10b-5 disclosure letter of Company’s Counsel dated the same date as the Prospectus.

23. An original of a signed Rule 10b-5 disclosure letter of Underwriters’ Counsel dated the same date as the Prospectus.

24. An original of a signed “no registration” opinion, an “investment company” opinion and an opinion in relation to United States taxation of Company’s Counsel dated the same date as the Prospectus.

25. An original of a signed “no registration” opinion of Underwriters’ Counsel dated the same date as the Prospectus.

26. A certified copy of each of the other documents stated in the Prospectus and Circular as being available for inspection.

27. A certified copy of an extract from the minutes of the meeting of the Board appointing any committee such as is referred to in paragraph 9 above.

28. A copy of the Form of Proxy.

29. A copy of the Provisional Allotment Letter.

30. A signed opinion of Company’s Counsel, as English legal advisers to the Company, dated the same date as the Prospectus.

31. A signed opinion of Underwriters’ Counsel, as English legal advisers to the Underwriters, dated the same date as the Prospectus.

32. A signed opinion of Maclay Murray and Spens LLP, as Scottish legal advisers to the Company, dated the same date as the Prospectus.

33. A certified copy of a Memorandum of advice reminding the Directors of their responsibilities as directors of a listed company.

34. A certified copy of a Memorandum of advice reminding the Directors of their potential liabilities in connection with an offer of shares to be admitted to the Official List.

The Company is entitled to request that the Joint Global Co-ordinators agree (such agreement not to be unreasonably withheld or delayed) that the delivery of any of the documents referred to in this Part A of Schedule 2 may be deferred and/or substituted with another document in a form reasonably satisfactory to the Joint Global Co-ordinators, it being understood that the form of any such deferred and/or substituted document will, if applicable, take account of the effect of any MAC Event or Material Adverse Effect that may have occurred on or prior to the date on which the relevant document is to be delivered.

Part B

1. Joint Sponsors’ Declaration to the FSA as required by Listing Rule 8.4.9.

2. Joint Sponsors’ Declaration to the FSA as required by Listing Rule 8.4.13.

3. Declaration as required by Listing Rule 8.7.12 relating to independence of the Joint Sponsors.

4. An original letter in the agreed form from each of the Banks to the Company duly signed by the relevant Bank consenting to the issue of the Prospectus with the inclusion therein of the references to their names in the form and context in which they appear, and dated the same date as the Prospectus.

Part C

Immediately after a Re-Pricing and, in any event, before the release of the Re-Pricing Press Announcement and before publishing and despatching the Re-Pricing Disclosure Document, to the extent that such Re-Pricing Disclosure Document constitutes a Supplementary Prospectus, the Company shall deliver to each Bank:

1. A copy of the Re-Pricing Disclosure Document bearing, if such document is a Supplementary Prospectus, evidence of the formal approval of the UK Listing Authority, pursuant to the Listing Rules and the Prospectus Rules.

2. A certified copy of an extract from the minutes of the meetings of the Board, or a duly authorised committee thereof, authorising the issue of the Re-Pricing Disclosure Document.

3. An original of a signed bring down UK comfort letter from the Auditors dated the date of the Re-Pricing Disclosure Document.

4. An original of a signed bring down SAS 72 letter and SAS 72 “lookalike” letter from the Auditors dated the date of the Re-Pricing Disclosure Document.

5. An original of a signed bring down SAS 72 letter and a SAS 72 “lookalike” letter from KPMG Audit plc and dated the Re-Pricing Disclosure Document.

6. An original of a bring down CFO certificate duly signed by the CFO of the Company.

7. An original of a signed Rule 10b-5 disclosure letter of Company’s Counsel dated the same date as the Re-Pricing Disclosure Document.

8. An original of a signed Rule 10b-5 disclosure letter of Underwriters’ Counsel dated the same date as the Re-Pricing Disclosure Document.

9. An original of a signed “no registration” opinion, an “investment company” opinion and an opinion in relation to United States taxation of Company’s Counsel dated the same date as the Re-Pricing Disclosure Document.

10. An original of a signed “non registration” opinion of Underwriters’ Counsel dated the same date as the Re-Pricing Disclosure Document.

11. An original of a signed letter from the Auditors relating to the declaration required from the Joint Sponsors pursuant to paragraphs 8.4.8 and 8.4.9 of the Listing Rules, dated the Re-Pricing Disclosure Document, in a form and substance satisfactory to the Joint Sponsors.

12. An original of a signed letter in the form to be agreed duly signed by KPMG LLP dated the same date as the Re-Pricing Disclosure Document regarding the accuracy of extraction of financial information in respect of the HBOS Group.

13. An original of a signed letter in the form to be agreed duly signed by the KPMG LLP dated the same date as the Re-Pricing Disclosure Document in relation to paragraphs 8.4.8(1), 8.4.8(2) and 8.4.9(3) of the UK Listing Rules.

14. An original letter in the agreed form from the Company to the Joint Sponsors to be dated the date of the Re-Pricing Disclosure Document, relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 of the Listing Rules and confirming the Company can give the statement that there has been no significant change in the financial and trading position (including indebtedness).

15. An original of a signed letter to the Joint Sponsors from the Company’s Counsel relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 of the Listing Rules, dated the date of the Re-Pricing Disclosure Document.

16. An original of a signed opinion of Company’s Counsel as to matters of English law dated the date of the Re-Pricing Disclosure Document.

17. An original of a signed opinion of Underwriters’ Counsel as to matters of English law dated the date of the Re-Pricing Disclosure Document.

18. An original of a signed opinion of Maclay Murray and Spens LLP, as Scottish legal advisers to the Company, as to matters of Scottish law dated the date of the Re-Pricing Disclosure Document.

19. An original letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

Immediately after a Re-Pricing and, in any event, before the release of the Re-Pricing Press Announcement and before publishing and despatching the Re-Pricing Disclosure Document, to the extent that such Re-Pricing Disclosure Document constitutes a pricing statement, the Company shall deliver to each Bank:

1. A copy of the Re-Pricing Disclosure Document.

2. A certified copy of an extract from the minutes of the meetings of the Board, or a duly authorised committee thereof, authorising the issue of the Re-Pricing Disclosure Document.

The Company is entitled to request that the Joint Global Co-ordinators agree (such agreement not to be unreasonably withheld or delayed) that the delivery of any of the documents referred to in this Part C of Schedule 2 may be deferred and/or substituted with another document in a form reasonably satisfactory to the Joint Global Co-ordinators, it being understood that the form of any such deferred and/or substituted document will, if applicable, take account of the effect of any MAC Event or Material Adverse Effect that may have occurred on or prior to the date on which the relevant document is to be delivered.

Part D

Following the passing of the Resolutions and the Share Capital Reorganisation Resolutions, and prior to Admission, the Company shall deliver to each Bank:

1. A copy of the signed application for admission of the New Shares to the Official List certified by a Director or the Secretary of the Company.

2. A copy of the signed application for admission to trading issued by the London Stock Exchange certified by a Director or the Secretary of the Company (Form 1 of the Admission and Disclosure Standards).

3. A certified copy of the passporting confirmation for the Prospectus issued by the competent authority in the Relevant Member State into which the Prospectus is being passported.

4. A copy of the security application forms in respect of the Ordinary Shares, Nil Paid Rights and the Fully Paid Rights that have been given to Euroclear.

5. A certified copy of the Resolutions and any other ordinary or special resolutions of the Company in general meeting authorising the Directors under section 551 of the Companies Act to allot the New Shares.

6. A certified copy of the Share Capital Reorganisation Resolutions.

7. A certified copy of the resolution of the Board provisionally allotting the New Shares as referred to in Clause 6.1 of the Underwriting Agreement and approving and authorising the despatch or publication of the Provisional Allotment Letters.

8. An original of a signed opinion of Company’s Counsel, as English legal advisers to the Company, in the form to be agreed dated the same date as Admission.

9. An original of a signed opinion of Underwriters’ Counsel, as English legal advisers to the Underwriters, dated the same date as Admission.

10. An original of a signed opinion of Maclay Murray and Spens LLP, as Scottish legal advisers to the Company, as to matters of Scottish law dated the same date as Admission.

11. An original of a signed Rule 10b-5 bring down disclosure letter of Company Counsel in the form to be agreed dated the date of Admission.

12. An original of a signed Rule 10b-5 bring down disclosure letter of Underwriters’ Counsel in the form to be agreed dated the date of Admission.

13. An original of a signed bring-down letter of the Auditors in the agreed form.

14. An original of a bring down SAS 72 letter and SAS 72 “lookalike” letter from the Auditors dated the date of Admission.

15. An original of a bring down SAS 72 letter and a SAS 72 “lookalike” letter from KPMG Audit plc dated the date of Admission.

16. An original of a bring down CFO certificate duly signed by the CFO of the Company.

17. A certified copy of the CREST enablement letter confirming that the conditions for admission of the New Shares to CREST are satisfied.

18. An original letter in the form of Schedule 4 of the Underwriting Agreement signed by a director or secretary of the Company authorised to do so.

19. An original of a signed bring-down “no registration” opinion of Underwriters’ Counsel dated the same date as Admission.

20. An original of a signed bring-down “no registration” opinion, an “investment company” opinion and an opinion in relation to United States taxation of Company’s Counsel dated the same date as Admission.

21. An original letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

The Company is entitled to request that the Joint Global Co-ordinators agree (such agreement not to be unreasonably withheld or delayed) that the delivery of any of the documents referred to in this Part D of Schedule 2 may be deferred and/or substituted with another document in a form reasonably satisfactory to the Joint Global Co-ordinators, it being understood that the form of any such deferred and/or substituted document will, if applicable, take account of the effect of any MAC Event or Material Adverse Effect that may have occurred on or prior to the date on which the relevant document is to be delivered.

Part E

Before despatching and publishing any Supplementary Prospectus, the Company shall deliver to each Bank:

1. An original of a signed bring-down UK comfort letter from the Auditors dated the date of such Supplementary Prospectus.

2. A certified copy of the minutes of the meetings of the Board, or a duly authorised committee thereof, authorising the issue of the Supplementary Prospectus.

3. An original of a SAS 72 letter and a SAS 72 “lookalike” letter duly signed by the Auditors and dated the same date as the Supplementary Prospectus.

4. An original of a bring down SAS 72 letter and a SAS 72 “lookalike” letter from KPMG Audit plc and dated the same date as the Supplementary Prospectus

5. An original of a bring down CFO certificate duly signed by the CFO of the Company.

6. An original of a signed letter from the Auditors relating to the declaration required from the Joint Sponsors pursuant to paragraphs 8.4.8 and 8.4.9 of the Listing Rules, dated the date of such Supplementary Prospectus, in a form and substance satisfactory to the Joint Sponsors.

7. An original of a signed letter in the form to be agreed duly signed by KPMG LLP dated the same date as such Supplementary Prospectus regarding the accuracy of extraction of financial information in respect of the HBOS Group.

8. An original of a signed letter in the form to be agreed duly signed by the KPMG LLP dated the same date as such Supplementary Prospectus in relation to paragraphs 8.4.8(1), 8.4.8(2) and 8.4.9(3) of the UK Listing Rules.

9. An original letter in the agreed form from the Company to the Joint Sponsors to be dated the date of such Supplementary Prospectus, relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 of the Listing Rules and confirming the Company can give the statement that there has been no significant change in the financial and trading position (including indebtedness).

10. An original of a signed “no registration” opinion, an “investment company” opinion and an opinion in relation to United States taxation of Company’s Counsel dated the same date as the Supplementary Prospectus.

11. An original of a signed “no registration” opinion of Underwriters’ Counsel dated the same date as the Supplementary Prospectus.

12. An original of a signed Rule 10b-5 disclosure letter of each of Company’s Counsel and Underwriters’ Counsel dated the date of such Supplementary Prospectus.

13. An original of a signed Rule 10b-5 disclosure letter of Underwriters’ Counsel dated the same date as the Supplementary Prospectus.

14. An original of a signed opinion of Company’s Counsel as to matters of English law dated the date of such Supplementary Prospectus.

15. An original of a signed opinion of Underwriters’ Counsel as to matters of English law dated the date of such Supplementary Prospectus.

16. An original of a signed opinion of Maclay Murray and Spens LLP, as Scottish legal advisers to the Company, as to matters of Scottish law dated the date of the Supplementary Prospectus.

17. An original letter in the agreed form from the Company’s Counsel to the Joint Sponsors dated the date of such Supplementary Prospectus, relating to paragraphs 8.3.4, 8.4.8 and 8.4.9 of the Listing Rules.

18. An original letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

The Company is entitled to request that the Joint Global Co-ordinators agree (such agreement not to be unreasonably withheld or delayed) that the delivery of any of the documents referred to in this Part E of Schedule 2 may be deferred and/or substituted with another document in a form reasonably satisfactory to the Joint Global Co-ordinators, it being understood that the form of any such deferred and/or substituted document will, if applicable, take account of the effect of any MAC Event or Material Adverse Effect that may have occurred on or prior to the date on which the relevant document is to be delivered.

Part F

On or prior to the Settlement Date the Company shall deliver to each Bank:

1. An original of a signed bring-down UK comfort letter from the Auditors dated the date that the Joint Bookrunners, in accordance with Clause 8.4, procure subscribers for Underwritten Shares not taken up;

2. An original of a signed SAS 72 letter and a SAS 72 “lookalike” letter duly signed by the Auditors and dated the Settlement Date.

3. An original of a signed bring down SAS 72 letter and a SAS 72 “lookalike” letter from KPMG Audit plc dated the Settlement Date.

4. An original of a bring down CFO certificate duly signed by the CFO of the Company and dated the Settlement Date.

5. An original of a signed opinion of Company’s Counsel as to matters of English law dated the date of the Settlement Date.

6. An original of a signed opinion of Underwriters’ Counsel as to matters of English law dated the date of the Settlement Date.

7. An original of a signed Rule 10b-5 disclosure letter of each of Company’s Counsel and Underwriters’ Counsel dated as of the Settlement Date and referring to the Time of Sale and the Settlement Date.

8. An original of a signed “no registration” opinion, an “investment company” opinion and an opinion in relation to United States taxation of Company’s Counsel dated as of the Settlement Date.

9. An original of a signed “no registration” opinion of Underwriters’ Counsel dated as of the Settlement Date.

10. An original of a letter in the form of Schedule 4 signed by a director or secretary of the Company authorised to do so.

The Company is entitled to request that the Joint Global Co-ordinators agree (such agreement not to be unreasonably withheld or delayed) that the delivery of any of the documents referred to in this Part F of Schedule 2 may be deferred and/or substituted with another document in a form reasonably satisfactory to the Joint Global Co-ordinators, it being understood that the form of any such deferred and/or substituted document will, if applicable, take account of the effect of any MAC Event or Material Adverse Effect that may have occurred on or prior to the date on which the relevant document is to be delivered.

SCHEDULE 3
REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

1. Compliance

1.1 Each Group company, other than those undertakings in which the Company holds a proportion of the capital that is not likely to have a significant effect on the assessment of its own assets and liabilities, financial position or profits and losses, has been duly incorporated and is validly existing as a company with limited liability under the laws of the country of its incorporation with full corporate power and authority to own, lease and operate the properties which it owns, leases and operates and to own its other assets and carry on its business as presently carried on in all material respects and as intended to be carried on as described in the Prospectus.

1.2 Each Group company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and all relevant foreign countries or authorities, and there is no order, decree or judgment of any court or any governmental or other competent authority or agency of the United Kingdom or any foreign country outstanding against any Group company or any person for whose acts any Group company is vicariously liable, except for such orders, decrees or judgments, that, either singly or in the aggregate, would not result in a Material Adverse Effect.

1.3 All licences, permissions, authorisations and consents which are material for carrying on the business of the Group have been obtained and are in full force and effect and, so far as the Company is aware, there are no circumstances which might lead to any of such licences, permissions, authorisations and consents being revoked, suspended, varied or refused renewal.

1.4 All sums due in respect of the issued share capital of the Company at the date of this Agreement have been paid to and received by the Company. None of the owners or holders of any of the share capital of the Company shall, with effect from Admission, have any pre-emptive or other rights, in his capacity as such, in relation to the Group other than as set out in the memorandum and articles of association of the Company.

1.5 The Company is the beneficial owner free from all Adverse Interests of the shares it holds in each Group company.

1.6 The Company and the Directors have at all times complied with the provisions of the Company’s memorandum and articles of association (save in relation to the offer of Ordinary Shares to certain holders of Limited Voting Shares pursuant to the placing and open offer agreement dated 13 October 2008 and the open offer agreement dated as of 7 March 2009, as amended and restated as at 20 March 2009 and as at 18 May 2009) and the Companies Act and, subject to the passing of the Resolutions and the Share Capital Reorganisation Resolutions, have or will have the right, power and authority under the memorandum and articles of association of the Company, or pursuant to resolution passed in general meeting, to enter into and perform this Agreement (including, without limitation, the power to pay commissions, fees, costs and expenses provided for in this Agreement), to effect the Share Capital Subdivision, to make the Rights Issue, to allot and issue the New Shares in certificated and uncertificated form, to issue the Relevant Documents in the manner proposed without any sanction or consent by members of the Company or any class of them and to enter into any other agreement in connection with the Rights Issue or the Share Capital Subdivision to which it is, or is to be, a party. Subject to Admission, there are no other consents, authorisations or approvals required by the Company in connection with the entering into and the performance of this Agreement, and the actions referred to in this paragraph 1.6 which have not been irrevocably and unconditionally obtained. The Existing Ordinary Shares are and, following the Share Capital Subdivision coming into effect, the Ordinary Shares will be, participating securities in, and have not been suspended from, CREST.

1.7 The allotment and issue of the New Shares, the Rights Issue, the Share Capital Subdivision, the issue and distribution of the Relevant Documents and any other document by or on behalf of the Company in connection with Admission or the Rights Issue or the Share Capital Subdivision complies with all agreements to which any Group company is a party or by which any such Group company is bound and, except where non-compliance would not, either singly or in the aggregate, result in a Material Adverse Effect, complies with (a) all applicable laws and regulations of the United Kingdom (including, without limitation, the Act, the FSMA, Listing Rules, the Prospectus Rules, the Disclosure Rules and Transparency Rules, the Admission and Disclosure Standards) and (in all material respects) with, all applicable laws and regulations of any relevant jurisdiction; and (b) the memorandum and articles of association of the Company; and does not exceed or infringe any restrictions or the terms of any contract, indenture, security, obligation, commitment or arrangement by or binding upon the board of directors of any Group company or their respective properties, revenues or assets or result in the implementation of any right of pre-emption or any other material provision thereof, or result in the imposition or variation of any material rights or obligations of any Group company, except where such non-compliance would not, either singly or in the aggregate, result in a Material Adverse Effect.

1.8 The Relevant Documents contain all particulars and information required by, and comply, in all material respects with the memorandum and articles of association of the Company, the Companies Act, the FSMA, the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, all applicable rules and requirements of the London Stock Exchange and the FSA (in all material respects) and all other applicable requirements of statute, statutory regulation or any regulatory body.

1.9 The New Shares will, upon allotment, be free from all Adverse Interests and will rank pari passu in all respects with the existing issued shares in the issued share capital of the Company.

1.10 The Company has complied in all material respects with the requirements of Euroclear and the Uncertificated Securities Regulations 2001.

1.11 This Agreement and the other agreements to be entered into by the Company in connection with Admission, the Rights Issue, the Share Capital Subdivision have been or will be duly authorised, executed and delivered on behalf of the Company and assuming due authorisation, execution and delivery by the other parties thereto, constitute valid and binding obligations of the Company enforceable against it in accordance with their terms (subject to mandatory rules of law relating to insolvency and section 117 of the Stamp Act 1891).

1.12 The Rights Issue and the Share Capital Subdivision (including without limitation, the creation, allotment and issue of the New Shares and the publication and distribution of the Relevant Documents) will be conducted in all material respects in accordance with the terms and conditions of the Relevant Documents and the Company has complied and will comply with all laws, rules and regulations applicable to the Rights Issue and the Share Capital Subdivision in each jurisdiction in which the New Shares are offered, except where such non-compliance would not, either singly or in the aggregate, result in a Material Adverse Effect.

1.13 Other than those undertakings in which the Company holds a proportion of the capital that is not (either singly or in the aggregate) likely to have a significant effect on the assessment of its own assets and liabilities, financial position or profits and losses, there are no rights (conditional or otherwise) (i) to require the issue of any shares or other securities of a Group company (including without limitation, any loan capital) or securities convertible into or exchangeable for, or warrants, rights or options to purchase, or obligations, commitments or intentions to create the same or (ii) other than: (a) in accordance the registration rights agreement entered into between HM Treasury and the Company on 12 January 2009 and as amended and restated on 11 June 2009 and the resale rights agreement entered into between HM Treasury and the Company on 11 June 2009; (b) in accordance with alternative cash settlement mechanisms or principal stock settlement features on capital instruments issued by members of the Group; or (c) other than in respect of the Group’s obligations to the holders of Limited Voting Shares, to sell or otherwise dispose of any shares or other securities of a Group company (other than to another Group, company, as the case may be) which are outstanding and in force.

1.14 No member of the Group or any person acting on its behalf has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.

1.15 The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any New Shares (except as contemplated in this Agreement).

2. Relevant Documents

2.1 None of the Relevant Documents contains any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

2.2 All expressions of opinion, intention, belief or expectation contained in any Relevant Document are truly and honestly held by the Directors, are fairly based and have been made on reasonable grounds after due and careful consideration and enquiry.

2.3 There are no facts or matters known, or which could on reasonable enquiry have been known, to the Company or any of the Directors omitted from any Relevant Document, the omission of which would make any statement of fact or expression of opinion, intention or expectation contained in a Relevant Document misleading in any material respect.

2.4 Having regard to the particular nature of the Company and the Group and the Company’s share capital and the other matters referred to in section 87A of the FSMA, the Prospectus contains all information about the Group which is or would be reasonably likely to be material for disclosure to potential investors and their professional advisers and which they would reasonably require and reasonably expect to find there for the purpose of making an informed assessment of the matters specified in section 87A(2) of the FSMA.

2.5 There is no fact or circumstance which is not disclosed with sufficient prominence in the Prospectus which ought to be taken into account by the UK Listing Authority in considering the application for listing of the New Shares.

2.6 All information provided by the Company, its subsidiary undertakings or any of its or their officers or employees to the Banks and/or the Auditors in connection with its organised due diligence enquiries or similar requests for information has been supplied in good faith and such information was when supplied, and remains, true and accurate in all material respects and no further information requested has been withheld, the absence of which would be reasonably likely to be considered to be material to such due diligence enquiries or requests for information.

3. Previous announcements

With respect to all Previous Announcements, all statements of fact contained therein were at the date of the relevant Previous Announcement and, save to the extent corrected or amended in any document or announcement issued or made by or on behalf of the Company or any member of the Group subsequent thereto, remain true and accurate in all material respects and not misleading in any material respect and all estimates, expressions of opinion or intention or expectation of the Directors contained therein were made on reasonable grounds and were honestly held by the Directors and were fairly based and there were no facts known (or which could on reasonable enquiry have been known by the Directors) the omission of which would make any statement of fact or estimate or statement or expression of opinion, intention or expectation in any of the Previous Announcements misleading in any material respect and all Previous Announcements complied with the memorandum and articles of association of the Company in all material respects, the Listing Rules, the Disclosure Rules and Transparency Rules, the Prospectus Rules, the Companies Act, the FSMA, all applicable rules and requirements of the London Stock Exchange and the FSA and (in all material respects) all other applicable requirements of statute, statutory regulation or any regulatory body.

4. Derogation

Each statement, if any, made by or on behalf of the Company (and of which the Company is aware) in connection with any application to the London Stock Exchange or the UK Listing Authority for information to be omitted from the Prospectus is true, complete and accurate and not misleading in any material respect. There is no information which has not been disclosed in writing to the London Stock Exchange or the UK Listing Authority in connection with such an application which by its omission makes such a statement untrue, inaccurate or misleading in any material respect.

5. Accounts

5.1 The Accounts incorporated by reference into the Prospectus:

(a)	have been prepared and audited in accordance and comply with IFRS, the Companies Act and all applicable laws and regulations;

(b)

give a true and fair view of the financial condition and of the state of affairs of the Company and the Group as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of the Company and the Group; and

(c)

either make proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all material liabilities or commitments, whether actual, deferred, contingent or disputed of the Group.

5.2 The HBOS Accounts incorporated by reference into the Prospectus:

(a)	have been prepared and audited in accordance and comply with IFRS, the Companies Act and all applicable laws and regulations;

(b)

give a true and fair view of the financial condition and of the state of affairs of HBOS and the HBOS Group as at the end of each of the relevant financial periods (including the Accounts Date) and of the profit, loss, cash flow and changes in equity of HBOS and the HBOS Group for such periods; and

(c)

either make proper provision for, or, where appropriate, in accordance with IFRS, include a note in respect of all material liabilities or commitments, whether actual, deferred, contingent or disputed of the HBOS Group.

5.3 The Interim Accounts present fairly the information shown therein and are presented on a basis consistent with the accounting policies of the Group (subject to the qualification that they are unaudited) and the consolidated balance sheet, cash flow statement and income statement for the Group for the six months ended 30 June 2009 have been prepared in accordance with the Disclosure and Transparency Rules and with IAS 34, Interim Financial Reporting, as adopted by the European Union and includes a fair review of the information as required by DTR 4.2.7 and DTR 4.2.8, namely an indication of important events that have occurred during the six months ended 30 June 2009 and their impact on the condensed interim financial statements, and a description of the principal risks and uncertainties for the remaining six months of the financial year, and material related party transactions in the six months ended 30 June 2009 and any material changes in the related party transactions described in the Company’s annual report for the financial year ended 31 December 2008.

5.4 The pro forma financial information on the Group set out in the Prospectus has been duly and carefully prepared on the bases set out in Part XVI of the Prospectus in accordance with the Prospectus Rules and is presented on a basis consistent with the accounting policies normally applied by the Company for the period ended 30 June 2009.

5.5 The summary and selected financial information on the Group set out in the Prospectus has been duly and carefully extracted from the Accounts and the Interim Accounts

(as applicable) and has been properly compiled on a basis consistent with the accounting policies applied in the Accounts and the Interim Accounts (as applicable).

5.6 The capitalisation and indebtedness table set out in the Prospectus has been properly compiled on a basis that is consistent with the accounting policies applied in the Accounts.

5.7 No Group company has any off balance sheet financing, investment or liability material for disclosure in the Prospectus that is not so fairly disclosed.

5.8 The Directors have established procedures which provide a reasonable basis for them to make proper judgements on an ongoing basis as to the financial position and prospects of the Company and the Group.

5.9 There are no, and during the past four years have been no (i) material weaknesses in the Company’s internal controls over financial reporting (whether or not remediated) of the Company or the Group, (ii) changes in the Company’s internal controls over financial reporting of the Company or the Group that has materially adversely affected, or would be reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting of the Company or the Group; or (iii) fraud that involves any current member of management of the Company or (so far as the Company is aware) of any member of the Group and no material fraud that involves any employee of the Company or (so far as the Company is aware) of any member of the Group.

6. Position Since Accounts Date

6.1 So far as the Company is aware, since the Accounts Date:

(a)	each Group company has carried on its respective business in the ordinary course in all material respects, and there has been no Material Adverse Effect;

(b)

there has been no impairment or charges in respect of any assets of the Company or the Group, and there has been no increase in the provisions in respect of losses in relation to any mortgage, loans or other assets of the Company or of any Group company, except in any such case as would not result in a Material Adverse Effect;

(c)

save for any utilisation by the Company of the short-term liquidity measures being made available by the Bank of England (in the form notified by HM Government to the European Commission on 13 October 2008 and on 22 December 2008) or of the HM Treasury 2008 Credit Guarantee Scheme, no Group company has, otherwise than in the ordinary course of business, entered into or assumed or incurred any contract, commitment (whether in respect of capital expenditure or otherwise), borrowing, indebtedness in the nature of borrowing, guarantee, liability (including contingent liability) or any other agreement or obligation, except in any such case as would not result in a Material Adverse Effect;

(d)

other than in the ordinary course of business, no debtor has been released by the Company to an extent which (singly or in the aggregate) is material in the context of the Rights Issue, underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares on terms that he pays less than the book value of his debt and no debt of such material amount owing to the Company or any Group company has been deferred, subordinated or written off or has proven irrecoverable to any material extent;

(e)

no Group company has been involved in any transaction (other than the compensatory open offer agreement entered into by the Company on 20 March 2009), which has resulted or would be reasonably likely to result (singly or in the aggregate) in any material liability for tax on the Company or any Group company other than a transaction in the ordinary course of business or a transaction in respect of which the liability for tax is provided for or taken into account in any provision for tax contained in the Accounts or the Interim Accounts incorporated by reference in the Prospectus; and

(f)

no Group company has been in default in any material respect under any agreement or arrangement to which any Group company is a party and which is or is reasonably likely to be material and, so far as the Company is aware, there are no circumstances likely to give rise to such default.

7. Working Capital Report

7.1 All information supplied by the Company to the Banks and/or the Auditors for the purposes of the Working Capital Report prepared by the Auditors in connection with the Rights Issue and in respect of any updates thereto, has been supplied to them in good faith; and such information was when supplied and remains true and accurate in all material respects and not misleading in any material respect, and no information has been withheld the absence of which would be reasonably likely to have affected the contents of the Working Capital Report.

7.2 The Working Capital Report has been approved by the Directors or a duly authorised committee thereof and the liquidity and funding and regulatory capital projections contained in the Working Capital Report have been made after due and careful enquiry and consideration, all statements of fact therein are true and accurate and not misleading in any material respect, all expressions of opinion, intention or expectation contained therein will be made on reasonable grounds after due and careful enquiry and consideration and honestly held by the Directors and fairly based, there will be no other facts known or which could on reasonable enquiry have been known to the Company on the date of the Working Capital Report or the date of the Prospectus or at Admission, the omission of which would make any such statement or expression in the Working Capital Report misleading in any material respect, all the bases and assumptions on which the Working Capital Report is based are reasonable and, so far as the Company is aware, there are no other assumptions on which the Working Capital Report ought to have been based which were not made.

7.3 So far as the Company is aware, after taking into account existing available bank and other facilities, the Exchange Offers and the net proceeds of the Rights Issue, the Group has sufficient working capital for its present requirements, that is, for at least the next 12 months from the date of this Agreement and the Prospectus.

8. Guarantees, indemnities, borrowings and default

8.1 Save for (i) guarantees or indemnities given by any Group company in the ordinary course of business and (ii) any indemnities given by the Company to the Banks, no Group company has given or has agreed to give any guarantee or indemnity or similar obligation in favour of a third party and no Group company has any current or known future liability, howsoever arising except for any guarantees, indemnities, similar obligations or liabilities that, either singly or in the aggregate, would not result in a Material Adverse Effect.

8.2 No event has occurred nor have any circumstances arisen (and the making and completion of the Rights Issue, the Share Capital Subdivision and the allotment and issue of the New Shares will not give rise to any such event or circumstance) so that any person is or would be entitled, or could, with the giving of notice or lapse of time or the fulfilment of any condition or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any indebtedness of any member of the Group which is material in the context of the Group’s borrowings or working capital projections and no person to whom any indebtedness, which is material in the context of the Group’s borrowings, is payable on demand has demanded or threatened to demand repayment of, or taken or threatened to take any step to enforce any guarantee, indemnity or other security for, the same.

8.3 There are no companies, undertakings, partnerships or joint ventures in existence in which any Group company has an ownership interest but whose results are not consolidated with the results of the Group, but whose default would affect the indebtedness or increase the contingent liabilities of the Group in any material respect.

8.4 No event or circumstance exists, has occurred or arisen or, so far as the Company is aware, is about to occur which constitutes or results in, or would with the giving of notice and/or lapse of time and/or the making of a relevant determination, constitute, or result in, termination of or a default or the acceleration or breach of any obligation under any agreement, instrument or arrangement to which any Group company is a party or by which any such Group company or any of its properties, revenues or assets are bound, which event or circumstance would, either singly or in the aggregate, result in a Material Adverse Effect.

9. Taxation

9.1 All material information, returns, computations and notices of the Group for tax purposes have been made for all purposes within the requisite period and on a proper basis and all such information, returns, computations and notices are up-to-date and correct in all material respects and, so far as the Directors of the Company are aware, are not the subject of any dispute between the Group, or claim against the Group, by HMRC or any other taxation authority which is or would be reasonably likely to be considered material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares and, so far as the Directors of the Company are aware, no enquiry has been raised by HMRC or any other taxation authority in respect of any member of the Group which is or would be reasonably likely to be material in the context of the Group.

9.2 No stamp duty or stamp duty reserve tax imposed under the law of the United Kingdom is payable in connection with the allotment, issue and delivery of the New Shares by the Company in accordance with the terms of this Agreement or otherwise in connection with the Rights Issue, save for any stamp duty or stamp duty reserve tax payable under sections 67, 70, 93 or 96 of the Finance Act 1986 in relation to the issue of the New Shares and save that no warranty is given in respect of any of such shares or duty or taxes arising in respect of the allotment and issue of Excess Shares to subscribers nominated by the Underwriters pursuant to Clause 9.4(f).

10. Litigation

10.1 So far as the Company is aware, no Group company nor any of its officers or agents or employees is involved in relation to the affairs of any Group company, or has during the recent past (being not less than 12 months ending on the date of this Agreement) been involved in any civil, criminal, arbitration, administrative, governmental or other proceedings or governmental regulatory or similar investigation or enquiry in relation to the affairs of any Group company, whether as plaintiff, defendant or otherwise which, by itself or with other proceedings, would be, or is reasonably likely to be, material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares.

10.2 So far as the Company is aware, no litigation or arbitration, administrative, governmental, civil, criminal or other proceedings nor governmental, regulatory or similar investigation or enquiry are pending or have been threatened by or against any Group company or any of their respective officers, agents or employees in relation to the affairs of any Group company and, to the best of the knowledge, information and belief of the Company and the Directors, there are no facts or circumstances likely to give rise to any such litigation or arbitration, administrative, criminal, governmental, civil, or other proceedings or governmental, regulatory or similar investigation or enquiry, in each case, to an extent which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Rights Issue, underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares.

10.3 So far as the Company is aware, no Group company nor any of its officers or agents or employees in relation to the affairs of any Group company has been a party to any undertaking or assurance given to any court or governmental agency or the subject of any injunction which in any of the foregoing cases is still in force and which, by itself or with other proceedings, which would be, or is reasonably likely to be, material in the context of the Rights Issue, underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares.

10.4 For the purpose of this paragraph 10.4, proceedings includes any action by any governmental, public or regulatory authority (including any investment exchange or any authority or body which regulates investment business or takeovers or which is concerned with regulatory, licensing, competition, taxation matters or matters concerning Intellectual Property Rights).

11. Intellectual Property

11.1 Except to an extent that would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares, the Group does not infringe the Intellectual Property Rights of any third party nor so far as the Company is aware does any third party infringe the Intellectual Property Rights owned or used by the Group.

11.2 All material Intellectual Property Rights used by the Group are either legally or beneficially owned by the Group in all material respects or are used under a licence and are not subject to any Adverse Interests to an extent that would or might (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares.

11.3 Save as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares, (i) all Intellectual Property Rights registered in the name of a Group company (if any) are beneficially owned by it and subsisting and if granted not subject to revocation and (ii) all requisite registration and renewal fees in respect thereof have been duly and timeously paid.

11.4 Save as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares, (i) all Intellectual Property Rights owned and used or reasonably likely to be used by the Group and capable of legal protection are subject to appropriate and enforceable protection (including, where reasonably appropriate, by registration), and (ii) so far as the Company is aware there is no restriction of the Group’s rights to use any Intellectual Property Rights owned by or licensed to the Company to engage in any of the activities presently or proposed to be undertaken by it.

12. Arrangements with directors and shareholders

12.1

(a)

Other than the articles of association of the Company and any service agreement with a Director, the deeds of indemnity entered into between the Company and its directors and any contracts entered into in the ordinary course of business, there are no existing contracts or engagements or other arrangements to which any Group company is a party and in which any of the directors of any Group company and/or any associate of any of them is interested; and to the extent that any such contracts, engagements or other arrangements exist they comply with the related party requirements of the Listing Rules of the UK Listing Authority (or other relevant regulator);

(b)	other than HM Treasury, no Shareholder has any rights, in his capacity as such, in relation to the Company other than as set out in the articles of association of the Company;

(c)

the Company is not aware of any claim, demand or right of action against any Group company (otherwise than for accrued remuneration in accordance with their contracts of employment by any officer or employee (or former officer or employee) of the Group and/or any associate of them in any of the foregoing cases), other than any such claims, demands or rights of action which would not, either singly or in the aggregate, result in a Material Adverse Effect;

(d)

so far as the Company is aware, no Director nor any person connected with such Director nor any of the employees of the Group nor any person connected with any such employee is in breach of any restrictive covenant, employment agreement or contract for services which would, or would be reasonably likely to, affect the Company or any other Group company and so far as the Company is aware, there are no circumstances which would be reasonably likely to give rise to any claim of such a breach or any other dispute with any employer, former employer or other person for whom any Director or employee of the Group provides or has provided services, except for any such breach or dispute which, either singly or in the aggregate, would not result in a Material Adverse Effect; and

(e)

(i) no Director nor any director of any Group company has given notice of termination of his contract of employment, and (ii) no Director nor any director of any Group company has indicated an intention to resign except, in respect of (i) and (ii) above, where such notice of termination or notice of intention to resign would not result in a Material Adverse Effect.

12.2	For the purpose of this paragraph 12, associate has the meaning:

(a)	in the case of an individual, given to “connected person” under section 256 of the Companies Act; and

(b)	in the case of a body corporate, given to “associated company” in sections 416 et seq of the Income and Corporation Taxes Act 1988.

13. Competition

13.1 No Group company is a party to (or is concerned in) any agreement, arrangement, concerted practice or course of conduct which infringes, or of which particulars have or should have been delivered to any relevant governmental or other authority in any jurisdiction under any relevant legislation in any territory regarding anti-competitive or restrictive trade or business practices or which falls within Articles 81 and/or 82 of the EC Treaty, or otherwise, in any of the foregoing cases to an extent that (singly or in the aggregate) would, or would be reasonably likely to, be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares.

13.2 No Group company is, or has been, in connection with its business or that of any other Group company, engaged in any practice which contravenes any such legislation as is referred to in the preceding paragraph or which is under investigation by any authority referred to in the preceding paragraph or which is the subject of undertakings to any such authority and, so far as the Company is aware, none of the practices carried on by any Group company contravenes or may contravene any such legislation or is reasonably likely to be subject to such investigation, in any of the foregoing cases to an extent that would, or would be reasonably likely to, be (singly or in the aggregate) material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares.

14. INSURANCE

The Group is insured to adequate levels against all risks which the Company reasonably believes to be commonly insured against by persons carrying on the same or similar businesses as those carried on by the Group and against all risks against which the Group could reasonably be expected to insure in the particular circumstances of the businesses carried on by each Group company, all such insurances are in full force and effect and to the best knowledge, information and belief of the Company, there are no circumstances which could render any such insurances void or voidable and there is no material insurance claim, pending, threatened or outstanding against any Group company and all premiums due in respect of such insurances have been duly paid.

15. INFORMATION TECHNOLOGY

Save as otherwise would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares:

(a)

systems used or planned to be used in connection with the businesses of the Group are all the systems required for the present needs of the business of the Group, including, without limitation, as to system capacity and ability to process current peak volumes and anticipated volumes in a timely manner;

(b)

in the 12 months prior to the date of this Agreement, the Group not suffered any failures or bugs in or breakdowns of any systems used in connection with the businesses of the Group which have caused any substantial disruption or interruption in or to its use and the Company is not aware of any fact or matter which may so disrupt or interrupt or affect the use of such equipment following the date of this Agreement on the same basis as it is presently used;

(c)

all hardware comprised in any systems, excluding any software and any external communications lines, used in the businesses of the Group are owned (except those items which are subject to finance leases) and operated by and are under the control of a Group company and are not wholly or partly dependent on any facilities which are not under the ownership, operation or control of the Group or (where governed by outsourcing or other similar arrangements) are otherwise openly accessible to the Group; and

(d)	each Group company is validly licensed to use the software used in its business.

16. RATING

So far as the Company is aware, it has not received notice of any intended or potential downgrading of the rating assigned to any of the Company’s (or any other member of its Group’s) credit or debt by a ratings agency and (other than awareness of publicly known general market conditions and speculation) is not aware of a specific fact, circumstance or condition in respect of itself or any Group company from which or a combination of any of which, when considered in the context of current market conditions and speculation in the financial services sector, it could reasonably expect such a downgrade to be threatened or to occur. So far as the Company is aware, no ratings agency has placed the Company or any Group company or any of the Company’s or any Group company’s debt on credit watch.

17. SHARE SCHEMES

17.1 The particulars of the employee schemes contained in the Prospectus or any Supplementary Prospectus and, in particular, the information as to the dates on which options or other rights may be exercised and the number of options or other rights granted (conditionally or otherwise) on or before the date of this Agreement are accurate in all material respects and not misleading in any material respect.

17.2 Save as otherwise would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares, except for options or other rights granted under the Company’s approved share option schemes in accordance with normal practice, there are no arrangements which (contingently or otherwise) may give rise to an obligation on the Company or any Group company to allot, issue or grant any relevant securities as contemplated by section 549 of the Companies Act

18. PENSION SCHEMES

Save as otherwise would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares, the Group is not paying, and is not under any liability (actual or contingent) to pay or secure (other than by payment of employers’ contributions under national insurance or social security legislation), any pension or other benefit on retirement, death or disability or on the attainment of a specified age or on the completion of a specified number of years of service.

19. AGREEMENTS

Otherwise than arising as a result of ordinary course financing arrangements entered into by the Group and otherwise as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares, other than: (i) in accordance the registration rights agreement entered into between HM Treasury and the Company on 12 January 2009 and as amended and restated on 11 June 2009 and the resale rights agreement entered into between HM Treasury and the Company on 11 June 2009; (ii) in accordance with alternative cash settlement mechanisms or principal stock settlement features on capital instruments issued by members of the Group; or (iii) other than in respect of the Group’s obligations to the holders of Limited Voting Shares, there is no agreement, undertaking, instrument or arrangement requiring the creation, allotment, issue, redemption or repayment, or the grant to any person of the right (whether conditional or not) to require the allotment, issue, redemption or repayment, of any shares in the capital of a Group company (including, without limitation, an option or right of pre-emption or conversion).

20. INSOLVENCY

20.1 No Group company is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or is otherwise insolvent except where the inability to pay any such debt, or such insolvency would not result in a Material Adverse Effect.

20.2 No order has been made, petition presented or resolutions passed for the winding up of any Group company and no meeting has been convened for the purpose of winding up any such Group company that, in any such case, would, either singly or in the aggregate, result in a Material Adverse Effect. No such Group company has been a party to any transaction which could be avoided in a winding up where such avoidance would result in a Material Adverse Effect.

20.3 No steps have been taken for the appointment of an administrator or receiver (including an administrative receiver) of all or any part of the assets of any Group company that, either singly or in the aggregate, would result in a Material Adverse Effect.

20.4 By reason of actual or anticipated financial difficulties, no Group company has commenced discussions with the FSA, the Bank of England, the European Central Bank or any other regulatory authority to obtain stand-by or emergency funding (whether by way of repo transactions or otherwise) or has commenced negotiations with its creditors or any class of its creditors with a view to rescheduling any of its indebtedness or has made or proposed any arrangement or composition with its creditors or any class of its creditors.

21. REGULATORY

21.1 Each Group Company required to be licensed (as a bank or otherwise) is duly licensed in its jurisdiction of incorporation and domicile and, except as would not reasonably be expected to be material, is duly licensed or authorised in each other jurisdiction where it is required to be licensed or authorised to conduct its business as described in the Prospectus.

21.2 No Group Company nor any of its officers, in relation to a Group Company, has failed to comply with any statutory provision or any rules, regulations, directions, requirements, notices and provisions of the FSA or any other regulatory body applying to such Group Company in relation to its business including (without limitation) in respect of the maintenance of its Capital Resources Requirement and satisfaction of the Overall Financial Adequacy Rule and any equivalent capital requirements in any other jurisdiction that are applicable to any Group Company; no obligation has arisen, in relation to a Group Company, in respect of the general notification requirements under Chapter 15.3 of SUP, save in any of the foregoing cases to an extent which would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares.

21.3 There are no facts or circumstances, which have not been included in the Prospectus or any other information provided to the UK Listing Authority, which would cause the UK Listing Authority not to be satisfied that the Company’s capital adequacy is regulated by the FSA or suitably regulated by another regulatory body.

21.4 Save as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares, no Group Company is the subject of any investigation, enforcement action (including, without limitation to vary the terms of any permission of licence) or disciplinary proceeding by the FSA or any other regulatory body having jurisdiction over such Group Company, and no such investigation, enforcement action or disciplinary proceeding is threatened or pending.

21.5 Save as would not (singly or in the aggregate) be material in the context of the Rights Issue, the underwriting of the Underwritten Shares, Admission or post-Admission dealings in the Ordinary Shares, the Company is not subject to any special or additional surveillance by the FSA or to any special or additional reporting requirements in relation to its assets, liquidity position, funding position or otherwise and the Company is not subject to any visits, beyond customary visits, by the FSA.

21.6 No Group company is, or has been, in receipt of aid within the meaning of Article 87(1) of the EC Treaty which has not been notified or which, having been notified, has been put into effect prior to clearance or which has been found not to be compatible with the common market. No Group company is aware of any procedure initiated by the European Commission which is reasonably likely to lead to a decision addressed to any EU member state that could result in a decision ordering the recovery of aid from any Group company.

21.7 No Group company is aware of any investigation, formal or informal, having been initiated by the Office of Fair Trading, the European Commission or any agency responsible for the enforcement of competition law in any territory or jurisdiction concerning a violation of Section 2 or Section 18 of the Competition Act 1998, as amended, or Article 81 or Article 82 of the EC Treaty or any similar or related provision in English or EU law or the law of any other territory or jurisdiction, except where any such investigation, either singly or in the aggregate, would not result in a Material Adverse Effect.

21.8 All information supplied by the Company to the European Commission in relation to the matters addressed by the Heads of Terms was when supplied and remains true and accurate in all material respects and not misleading in any material respect, and no information has been withheld the absence of which could be reasonably likely to have affected the contents of such Heads of Terms.

21.9 The operations of each Group company are and have been conducted at all times in compliance with the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Group company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened except in any such case for any action, suit or proceeding which would not, either singly or in the aggregate, result in a Material Adverse Effect.

21.10 None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the U.S. Department of the Treasury or any similar sanctions imposed by the European Union, the United Nations or any other body, governmental or other, to which the Company or any of its affiliates is subject; and the Nil Paid Rights, Fully Paid Rights and New Shares to be issued in the Rights Issue are not being issued for the purpose of funding any operations in, financing any investment or activities in or making any payments to any country or to any person targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

21.11 None of the Company, any other member of the Group or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder (the FCPA) (including, without limitation, making use of the mail or any means or instrument of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorisation of the payment of any money, or other property, gift, promise to give, or authorisation of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political office, in contravention of the FCPA), the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the OECD Convention) or any similar law or regulation, to which the Company, any other member of the Group, any director, officer, agent, employee of any member of the Group or, to the knowledge of the Company, any Affiliate is subject; and the Company, each member of the Group and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA, the OECD Convention and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

22. PROFIT FORECAST

22.1 The forecast loss before tax, before the recognition of negative goodwill, for the period ending 31 December 2009 set out in Part XVII of the Prospectus represents the honest belief of the Directors, has been made after due and careful enquiry by the Company, presents fairly the information shown therein, has been prepared in accordance with applicable guidelines and rules and has been properly compiled on the basis set out therein (and the basis of accounting used is consistent with the accounting policies of the Group) and the assumptions used in the preparation thereof are reasonable.

22.2 The Profit Forecast Report has been approved by the Directors or a duly authorised committee thereof, and takes into account all material matters and sensitivities of which the Company is aware concerning the Company, the other members of the Group or the markets in which any of them is carrying on, or is expecting to carry on, business. All assumptions on which such projections are based are set out in the Profit Forecast Report and are reasonable and such projections take into account all material matters of which the Company is aware concerning the Company, the other members of the Group or the markets in which any of them is carrying on, or is expecting to carry on, business and all factual information supplied to the Auditors by the Company or any other member of the Group or any of such person’s officers for the purpose of enabling the Auditors to identify or evaluate the assumptions underlying the relevant projections is true, accurate and not misleading and all other information (including any forecast or projection) supplied for that purpose was carefully prepared and given in good faith.

23. UNITED STATES SECURITIES REGULATIONS

23.1 None of the Company, its affiliates (as defined in Rule 405 under the Securities Act), or any person acting on its or their behalf (provided that the Company does not make any representation or warranty with respect to the Banks) has engaged or will engage in any “directed selling efforts” (within the meaning of Rule 902(c) of Regulation S under the Securities Act) with respect to the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights.

23.2 The Company is a “foreign issuer” (as defined in Regulation S under the Securities Act).

23.3 The Company reasonably believes that there is no “substantial US market interest” (as defined in Rule 902(j) of Regulation S under the Securities Act) in any of the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights or any security of the same class or series as the New Shares.

23.4 None of the Company, its affiliates (as defined under Rule 501(b) under Regulation D under the Securities Act) or any person acting on its or their behalf (provided that the Company does not make any representation or warranty with respect to the Banks) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in the United States in connection with any offer or sale of the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights or has offered or will offer to sell or solicited or will solicit offers to by any New Shares, the Provisional Allotment Letter, Nil Paid Rights or the Fully Paid Rights in any manner involving a public offering in the United States within the meaning of Section 4(2) of the Securities Act.

23.5 None of the Company, its Affiliates or any person acting on behalf of any of them has, directly or indirectly, (a) made or will make offers or sales of any security, (b) solicited or will solicit offers or sales by any security, (c) otherwise negotiated or will negotiate in respect of any security, in any of the foregoing cases under circumstances that would require the registration of the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights under the Securities Act or (d) taken or will take any other action that would require the registration of the New Shares, the Provisional Allotment Letter, the Nil Paid Rights or the Fully Paid Rights under the Securities Act.

23.6 The Company does not believe that it is and does not expect to become (whether as a result of the receipt and application of the proceeds of the sale of the New Shares, the Provisional Allotment Letters, the Nil Paid rights, or the Fully Paid Rights or otherwise) a “passive foreign investment company” within the meaning of section 1297 of the US Internal Revenue Code of 1986.

23.7 The Company is not, and, immediately after giving effect to the offering and sale of the New Shares, the Provisional Allotment Letters, the Nil Paid rights, or the Fully Paid Rights and the application of the proceeds thereof as set forth in the Prospectus will not be, an “investment company” as such term is defined in the US Investment Company Act of 1940.

23.8 Other than HM Treasury, there are no persons with registration rights or other similar rights to have any shares registered by the Company under the Securities Act except to the extent that HM Treasury has transferred any of its registration rights to any persons in accordance with any provisions of the registration rights agreement entered into between HM Treasury and the Company in effect from 12 January 2009 and as amended and restated on 11 June 2009 and the resale rights agreement entered into between HM Treasury and the Company on 11 June 2009.

23.9 During the period of six months after Admission, the Company will not, and will not permit any of its Affiliates to, resell any New Shares which constitute “restricted securities” under Rule 144 that have been reacquired by any of them other than in transactions that meet the applicable requirements of Regulation S.

23.10 The Company, its Affiliates or any person acting on its or their behalf (provided that the Company does not make any representation or warranty with respect to the Banks) has only solicited and will only solicit subscriptions of and has only offered or sold and will only offer or sell the Nil Paid Rights, the Fully Paid Rights or the New Shares in the United States to QIBs that have executed and delivered an investor letter substantially in the form of Schedule 10 to this Agreement in reliance on an exemption from the registration requirements of the Securities Act for transactions not involving any public offering of securities within the meaning of Section 4(2) thereof.

SCHEDULE 4
LETTER OF CONFIRMATION

[On the letterhead of the Company]

To:	Citigroup Global Markets U.K. Equity	CALYON
	Limited	9, quai du Président Paul Doumer
	Citigroup Centre	92920 Paris
	Canada Square	France
Canary Wharf
London E14 5LB

	Goldman Sachs International	COMMERZBANK Aktiengesellschaft
	Peterborough Court	Commerzbank AG
	133 Fleet Street	Corporates & Markets
	London EC4A 2BB	Mainzer Landstrasse 153
DLZ 2, 60261
Frankfurt am Main
Germany

	HSBC Bank plc	ING Bank N.V.
	8 Canada Square	Bijlmerplein 888
	Canary Wharf	1102 MG Amsterdam
	London E14 5HQ	The Netherlands

	J.P. Morgan Cazenove Limited	RBS Hoare Govett Limited
	20 Moorgate	250 Bishopsgate
	London EC2R 6FA	London EC2M 4AA

	J.P. Morgan Securities Ltd.	Banco Santander, S.A.
	125 London Wall	Paseo de Pereda 9-12
	London EC2Y 5AJ	39004 Santander
Spain

	Merrill Lynch International	Macquarie Capital (Europe) Limited
	Merrill Lynch Financial Centre	Level 35, 1 Ropemaker Street
	2 King Edward Street	London EC2Y 9HD
London EC1A 1HQ

	UBS Limited	NATIXIS
	1 Finsbury Avenue	30, Avenue Pierre Mendès
	London EC2M 2PP	75013 Paris
France

	Lloyds TSB Bank plc	Royal Bank of Canada Europe Limited
	25 Gresham Street	71 Queen Victoria Street
	London EC2V 7AE	London EC4V 4DE

Banca IMI S.p.A.	UniCredit Group (Bayerische Hypo-
Piazzetta Giordano dell’Amore, 3	und Vereinsbank AG)
20121 Milan	Kardinal-Faulhaber-Str. 1
Italy	80333 Munich
Germany

Barclays Bank plc	Nomura International Plc
1 Churchill Place	Nomura House,
London E14 5HP	1 St Martin’s-le-Grand
London EC1A 4NP

[ ] 2009

Dear Sirs

[NB: wording in square brackets only to be included in the Certificate to be given pursuant to Clause 4.7]

We refer to the underwriting agreement between us dated 3 November 2009 in relation to the Rights Issue (the Underwriting Agreement) [and to the conditions set out in Clause 2.1 of the Underwriting Agreement (the Conditions)]. References in this letter to Clauses are to Clauses of the Underwriting Agreement and words and expressions defined in the Underwriting Agreement have the same meaning herein.

We hereby confirm that:

(a)	[each of the Conditions, other than that contained in Clause 2.1(k), is satisfied as at the delivery of this letter;

(b)	we are not aware of any reason why the Conditions will not continue to be satisfied until Admission; and]

(c)

it has not come to the knowledge of the Company or any Director that the Company is in breach of any of its obligations under the Underwriting Agreement which fall to be performed [(i)] on the date of the Underwriting Agreement [, or (ii) to date (such confirmation excluding any breach of the Company’s obligations which fall to be performed to date that has arisen, directly or indirectly, as a result of (a) a MAC Event or a Material Adverse Effect that has occurred subsequent to the publication of the Press Announcement, or (b) a Commission Decision that has been publicly announced or publicly communicated subsequent to the publication of the Press Announcement, other than where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance)]; and

(d)

with reference to our obligation in Clause 12.4 of the Underwriting Agreement, it has not come to the knowledge of the Company or any Director that any of the Warranties [(i)] was breached or untrue, inaccurate or misleading in any respect when given on the date of the Underwriting Agreement[, or (ii) has ceased to be true and accurate or has become misleading in any respect; or that there is any circumstance which would or is reasonably likely to cause any of the Warranties to be breached or become untrue, inaccurate or misleading in any respect if repeated by reference to the facts and circumstances existing at the date hereof (such confirmation excluding any breach of the Warranties that has arisen, directly or indirectly, as a result of (A) a MAC Event or a Material Adverse Effect having occurred subsequent to the publication of the Press Announcement, or (B) a Commission Decision having been publicly announced or publicly communicated subsequent to the publication of the Press Announcement, other than where the MAC Event or Material Adverse Effect occurred as a direct or indirect consequence of a Specified Circumstance)].

[We undertake to notify you immediately if the confirmations contained in this letter could not continue to be given by us at any time prior to Admission (in each case by reference to the facts and circumstances then existing).]

Yours faithfully

Director/Secretary

SCHEDULE 5
SELLING RESTRICTIONS

1. GENERAL

Each Bank represents and warrants to, and agrees with the Company that it will, in all material respects, severally comply with such applicable laws in each jurisdiction in which it subscribes for, offers, sells or delivers the New Shares or Nil Paid Rights as are customarily complied with by banks of international reputation.

Each Bank acknowledges and agrees that offers and sales of the Nil Paid Rights, the Fully Paid Rights and the New Shares will be made as described in the Prospectus (and any amendment or supplement thereto) and the Provisional Allotment Letter and in accordance with the terms of this Agreement.

2. UNITED STATES

Each Bank represents and warrants to, and agrees with, the Company that:

(a)

none of the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares have been or will be registered under the Securities Act and none of them may be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

(b)

neither it, its affiliates (as such term is defined in Rule 405 under the Securities Act) nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares;

(c)

it has not offered or sold, and agrees that, subject to Clause (e) below, it will not offer or sell the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares within the United States except in accordance with Rule 903 of Regulation S under the Securities Act;

(d)	notwithstanding Clause (d) above, it may:

(i)

offer and sell Nil Paid Rights in accordance with Clause 7.1 and New Shares in accordance with Clause 8.4 and Clause 9.1 through its US registered broker-dealer affiliate in the United States to QIBs which have executed and delivered an Investor Letter substantially in the form of Schedule 10 in reliance on an exemption from the registration requirements of the Securities Act for transactions not involving any public offering of securities within the meaning of Section 4(2) thereof; and

(ii)

offer and sell New Shares subscribed for by it pursuant to Clause 9.1, through its US registered broker-dealer affiliate in the United States to QIBs which have executed and delivered an Investor Letter substantially in the form of Schedule 10;

(e)

neither it, its affiliates (as such term is defined in Rule 501(b) under Regulation D under the Securities Act) nor any persons acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) of Regulation D under the Securities Act) in connection with any offer or sale of the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares in the United States, or otherwise has offered or will offer the Provisional Allotment Letter, the Nil Paid Rights, the Fully Paid Rights or the New Shares in any manner involving a “public offering” within the meaning of Section 4(2) of the Securities Act.

3. EUROPEAN ECONOMIC AREA

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each of the parties warrants to each other that it has not made and will not make an offer of any New Shares, Nil Paid Rights and/or Fully Paid Rights to the public in that Relevant Member State prior to the publication of a prospectus in relation to the New Shares, Nil Paid Rights and/or Fully Paid Rights which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that it may make an offer of any New Shares, Nil Paid Rights and/or Fully Paid Rights to the public in that Relevant Member State at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of: (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000; and (iii) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; and

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, subject to obtaining the prior consent of the Joint Global Co-ordinators for any such offer,

provided that no such offer of New Shares, Nil Paid Rights and/or Fully Paid Rights shall result in a requirement for the publication by the Company or any Bank of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of any New Shares, Nil Paid Rights and/or Fully Paid Rights to the public” in relation to any New Shares, Nil Paid Rights and/or Fully Paid Rights in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any New Shares, Nil Paid Rights and/or Fully Paid Rights to be offered so as to enable an investor to decide to subscribe for any New Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

4. UNITED KINGDOM

Each of the parties warrants that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by them in connection with the placing or sale of the New Shares in circumstances in which section 21(1) of the FSMA does not apply.

SCHEDULE 6
THE UNDERWRITERS

(1)	(2)	(3)
Name	Address and fax number	Proportionate Share

Citigroup Global Markets	Citigroup Centre	9.95%
U.K. Equity Limited	Canada Square
	Canary Wharf
	London E14 5LB

	Fax number: +44 (0) 20 7986 1103

	For the attention of: ECM Syndicate

Goldman Sachs International	Peterborough Court	9.44%
	133 Fleet Street
	London EC4A 2BB

	Fax number: +44 (0) 20 7774 1550

	For the attention of: Equity Capital
	Markets

HSBC Bank plc	8 Canada Square	9.44%
	Canary Wharf
	London E14 5HQ

	Fax number: +44 (0) 20 7991 4426

	For the attention of: Equity Capital
	Markets

J.P. Morgan Securities Ltd.	125 London Wall	9.44%
	London EC2Y 5AJ

	Fax number: +44 (0) 20 7325 8168

	For the attention of: Equity Capital
	Markets Syndicate Desk

Merrill Lynch International	Merrill Lynch Financial Centre	24.46%
	2 King Edward Street
	London EC1A 1HQ

	Fax number: +44 (0) 20 7995 2516

	For the attention of: ECM Syndicate Desk

(1)	(2)	(3)
Name	Address and fax number	Proportionate Share

UBS Limited	1 Finsbury Avenue	24.45%
	London EC2M 2PP

	Fax number: +44 (0) 20 7567 4127

	For the attention of: Equity Capital
	Markets Group

	With a copy to: Transactions Legal

	Fax number: +44 (0) 20 7567 2364

Banca IMI S.p.A.	See Schedule 9	1.24%

Barclays Bank plc	See Schedule 9	1.24%

CALYON	See Schedule 9	1.24%

COMMERZBANK	See Schedule 9	1.24%
Aktiengesellschaft

ING Bank N.V.	See Schedule 9	2.62%

RBS Hoare Govett Limited	See Schedule 9	1.24%

Banco Santander, S.A.	See Schedule 9	0.67%

Macquarie Capital (Europe)	See Schedule 9	0.67%
Limited

NATIXIS	See Schedule 9	0.67%

Royal Bank of Canada	See Schedule 9	0.67%
Europe Limited

UniCredit Group (Bayerische	See Schedule 9	0.67%
Hypo- und Vereinsbank AG)

Nomura International Plc	See Schedule 9	0.65%

SCHEDULE 7
FORM OF RE-PRICING MEMORANDUM

Dated [     ] November 2009

The revised Issue Price is [     ] pence per New Share.

The revised basis of the Rights Issue is an offer by way of rights of [     ] New Shares on the basis of [     ] New Share[s] for every [     ] Existing Ordinary Share[s] held by Qualifying Shareholders on the Record Date.

The revised Issue Price represents a discount of [approximately] [     ]% to the volume weighted average price of an Existing Ordinary Share as derived from the Daily Official List of the London Stock Exchange on [     ] 2009.

On the basis of the revised Issue Price, the number of Underwritten Shares contained in each Underwriter’s Proportionate Share is as follows:

Name	Number of Underwritten Shares	Proportionate Share

Citigroup Global Markets U.K. Equity Limited	[ ]	[ ]%

Goldman Sachs International	[ ]	[ ]%

HSBC Bank plc	[ ]	[ ]%

J.P. Morgan Securities Ltd.	[ ]	[ ]%

Merrill Lynch International	[ ]	[ ]%

UBS Limited	[ ]	[ ]%

Banca IMI S.p.A.	[ ]	[ ]%

Barclays Bank plc	[ ]	[ ]%

CALYON	[ ]	[ ]%

COMMERZBANK Aktiengesellschaft	[ ]	[ ]%

ING Bank N.V.	[ ]	[ ]%

RBS Hoare Govett Limited	[ ]	[ ]%

Banco Santander, S.A.	[ ]	[ ]%

Macquarie Capital (Europe) Limited	[ ]	[ ]%

NATIXIS	[ ]	[ ]%

Royal Bank of Canada Europe Limited	[ ]	[ ]%

UniCredit Group (Bayerische Hypo-und Vereinsbank AG)	[ ]	[ ]%

Nomura International Plc	[ ]	[ ]%

This counterpart, when taken together any other counterparts executed pursuant to Clause 2.5 and in the form of Schedule 7 to the underwriting agreement dated [     ] November 2009 between the Company and the Banks, constitutes the Re-Pricing Memorandum. Delivery of an executed counterpart signature page of this Re-Pricing Memorandum by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Re-Pricing Memorandum. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Re-Pricing Memorandum, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

Terms defined in the Underwriting Agreement have the same meanings when used in this Re-Pricing Memorandum.

SIGNED by	)
for and on behalf of	)
LLOYDS BANKING GROUP PLC	)

SIGNED by	)
for and on behalf of	)
CITIGROUP GLOBAL	)
MARKETS U.K. EQUITY LIMITED	)

SIGNED by	)
for and on behalf of	)
GOLDMAN SACHS INTERNATIONAL	)

SIGNED by	)
for and on behalf of	)
HSBC BANK PLC	)

SIGNED by	)
for and on behalf of	)
J.P. MORGAN CAZENOVE LIMITED	)

SIGNED by	)
for and on behalf of	)
J.P. MORGAN SECURITIES LTD.	)

SIGNED by	)
for and on behalf of	)
MERRILL LYNCH INTERNATIONAL	)

SIGNED by	)
and	)
SIGNED by	)
for and on behalf of	)
UBS LIMITED	)

SIGNED by	)
for and on behalf of	)
BANCA IMI S.p.A.	)

SIGNED by	)
for and on behalf of	)
BARCLAYS BANK PLC	)

SIGNED by	)
for and on behalf of	)
CALYON	)

SIGNED by	)
for and on behalf of	)
COMMERZBANK	)
AKTIENGESELLSCHAFT	)

SIGNED by	)
for and on behalf of	)
ING BANK N.V.	)

SIGNED by	)
for and on behalf of	)
RBS HOARE GOVETT LIMITED	)

SIGNED by	)
for and on behalf of	)
BANCO SANTANDER, S.A.	)

SIGNED by	)
for and on behalf of	)
MACQUARIE CAPITAL (EUROPE))
LIMITED	)

SIGNED by	)
for and on behalf of	)
NATIXIS	)

SIGNED by	)
for and on behalf of	)
ROYAL BANK OF CANADA EUROPE	)
LIMITED	)

SIGNED by	)
for and on behalf of	)
UNICREDIT GROUP (BAYERISCHE))
HYPO- UND VEREINSBANK AG	)

SIGNED by	)
for and on behalf of	)
NOMURA INTERNATIONAL PLC	)

SCHEDULE 8
CO-BOOKRUNNER

Name	Address

Lloyds TSB Bank plc	25 Gresham Street, London EC2V 7AE

SCHEDULE 9
CO-LEAD MANAGERS

Name	Address	Agent for service of process	Notice Details

Banca IMI S.p.A.	Banca IMI S.p.A.	Intesa Sanpaolo S.p.A.,	FAO: Marco Graffigna
	Piazzetta Giordano	London Branch,
	dell’Amore, 3	90 Queen Street	Banca IMI S.p.A.
	20121 Milan	London EC4N 1SA	Piazzetta Giordano
	Italy		dell’Amore, 3
20121 Milano
Italy

Fax: +39 02 87940012

Barclays Bank plc	1 Churchill Place	N/A	FAO: Equity Capital
	London E14 5HP		Markets

5 The North
Colonnade, London
E14 4BB

Fax: 02075163404

CALYON	9, quai du Président Paul	CALYON	FAO: Syndicate
	Doumer	Broadwalk House	Actions
	92920 Paris	5 Appold Street
	France	London EC2A 2DA	CALYON, 9, quai du
President Paul Doumer,
92920 Paris la Defense
France

Fax: +33141897115

COMMERZBANK	Commerzbank AG	Commerzbank	FAO: Chris Simpson
Aktiengesellschaft	Corporates & Markets	30 Gresham street
	Mainzer Landstrasse 153	London	30 Gresham St,
	DLZ 2, 60261	EC2V 7PG	London,EC2V 7PG,
	Frankfurt am Main		United Kingdom
Germany
Fax: +44 207 475 8822

ING Bank N.V.	Bijlmerplein 888	ING Bank N.V. London	FAO: Kim Balt
	1102 MG Amsterdam	Branch
	The Netherlands	60 London Wall,	ING Equity Capital
		London EC2M 5TQ	Markets, Foppingadreef
7, 1102 BD
Amsterdam, The

Name	Address	Agent for service of process	Notice Details

Netherlands

Fax: +31205638502

RBS Hoare Govett	250 Bishopsgate	N/A	FAO: Alex Reynolds
Limited	London EC2M 4AA
250 Bishopsgate,
London EC2M 4AA

Fax: +44 207 678 7064

Banco Santander,	Paseo de Pereda 9-12	Abbey Santander 2	Avenida de Cantabria
S.A.	39004 Santander	Trinton Swuare 1st	S/n. Edificio Encinar
	Spain	floor	1aPlanta 28660
		Regent’s Place	Boadilla del Monte,
		London NW13AN	Madrid, Spain

Fax: +34912571812

Macquarie Capital	Level 35, 1 Ropemaker	N/A	FAO: Antony Isaacs
(Europe) Limited	Street
	London EC2Y 9HD		Level 31, CityPoint, 1
Ropemaker Street,
London EC2Y 9HD

Fax: +442030372557

NATIXIS	30, Avenue Pierre Mendès	Natixis London Branch	FAO: Jean-Francois
	75013 Paris	Cannon Bridge house	Tine
	France	25 Dowgate Hill
		London EC4R	47, quai d’Austerlitz,
75013 Paris, France

Fax +33158550581

Royal Bank of	71 Queen Victoria Street	N/A	FAO: Jason Wright
Canada Europe	London EC4V 4DE
Limited			RBC Capital Markets,
71 Queen Victoria
Street, London EC4V
4DE

Fax: +44 2073320316

UniCredit Group	Kardinal-Faulhaber-Str. 1	Bayerische Hypo-und	FAO: Christain
(Bayerische Hypo-	80333 Munich	Vereinsbank AG,	Steffens

Name	Address	Agent for service of process	Notice Details

und Vereinsbank AG)	Germany	London Branch, Moor
		House, 120 London	Bayerische Hypo-und
		Wall, London EC2Y	Vereinsbank AG,
		5ET	London Branch, Moor
House, 120 London
Wall, London EC2Y
5ET

Fax: +44 207 826 7992

Nomura International	Nomura House, 1 St	N/A	FAO: Julia Pearce
Plc	Martin’s-le-Grand London
	EC1A 4NP		Head of Capital
Markets, Transaction
Legal 3rd Floor 25
Bank street London
E14 5LS

Fax: +44 20 7067 8132

SCHEDULE 10
INVESTOR LETTER

Form of Cover Letter to QIB Holders

Lloyds Banking Group plc
(Registered in Scotland No. 95000)

November [     ], 2009

[Pre-identified US QIB Shareholder]

[Address]

[Control Number]

Dear [     ],

You are receiving the enclosed document in connection with the proposed rights issue (the Rights Issue) of nil paid rights, fully paid rights, and new shares (the Securities) being offered by Lloyds Banking Group plc (the Company) as described in the prospectus relating to the Rights Issue (the Prospectus). The Prospectus is available on a password protected section of the Company’s website, www.lloydsbankinggroup.com/investors.asp. The password will be or has been communicated to you under separate cover.

The Securities offered in the Rights Issue have not been and will not be registered under the United States Securities Act of 1933 (the Securities Act) or with any securities regulatory authority of any state or other jurisdiction of the United States and may not be offered, sold or transferred in the United States, subject to the terms of the following paragraph.

The Rights Issue is being extended in the United States in a private placement exempt from the registration requirements of the Securities Act only to certain qualified institutional buyers (within the meaning of Rule 144A under the Securities Act) (QIBs). New shares cannot be subscribed for in the Rights Issue by the Company’s shareholders in the United States who are not QIBs. The terms and conditions of the Rights Issue permit the Company to allow certain QIBs, who are holders of the Company’s shares and who sign an Investor Representation Letter certifying that they are QIBs, to participate.

However, if you do not wish to take up your rights pursuant to the Rights Issue, you may instead receive a pro rata share of any proceeds of the placing of nil paid rights which are not taken up, to the extent such nil paid rights are placed at a premium to the Issue Price (plus related expenses), as described in the Prospectus.

As described in the Prospectus, you will be able to take up your entitlements to new shares in the Rights Issue if you are a QIB and you are or were a holder of the Company’s ordinary shares (the Existing Ordinary Shares) on the record date of 20 November, 2009 (the Record Date) and have not subsequently disposed of such shares. Your entitlement to subscribe for new shares in the Rights Issue will be in proportion to your holding of Existing Ordinary Shares of the Company, as described in the Prospectus.

If you are a QIB and wish to take up your rights pursuant to the Rights Issue, you should return your executed Investor Representation Letter in accordance with the procedures set out in this document.1

Procedures for holders

Please note that the procedures applicable to you vary depending upon whether you hold Existing Ordinary Shares in certificated or uncertificated form.

1. If you hold Existing Ordinary Shares in certificated form, please follow the procedures set out in Section 1 below.

2. If you hold Existing Ordinary Shares in uncertificated form, please follow the procedures set out in Section 2 below.

3. All holders should review the information in Section 3 below.

Section 1 – Existing Ordinary Shares Held in Certificated Form

If you hold your Existing Ordinary Shares in certificated form, you should comply with the instructions below:

As your Existing Ordinary Shares are held on your behalf by a nominee, no Application Form will be sent to you. An Application Form will be sent to such nominee. If this is the case, you are requested to:

(i)	return the Investor Representation Letter to your nominee with a copy to the Company and to Merrill Lynch International and UBS Limited (together, the Joint Bookrunners) for information purposes; and

(ii)	instruct your nominee to complete the Application Form on your behalf with respect to your entitlements to the new shares.

Your nominee must receive your Investor Representation Letter (by mail or by pdf/email showing the signature or fax, with originals to follow) as soon as possible. Please note that if your nominee does not receive your Investor Representation Letter, it will not be able to complete the Application Form on your behalf. Please also note that if you do not return your Investor Representation Letter to your nominee promptly, it may not be able to complete an Application Form in time for you to be able to take up any of your entitlements to the new shares.

[1]

As stated in the Investor Representation Letter, the new shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and for so long as such securities are “restricted securities”, they may not be deposited into any unrestricted depositary facility established or maintained by any depositary bank, including the Company’s current American Depositary Receipt facility maintained by Bank of New York Mellon.

Completed Application Forms, together with payment in pounds sterling for the number of new shares for which you apply, should be sent, in accordance with the instructions printed on the Application Form, by post to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA or by hand (during normal office hours only) to Equiniti Limited, The Causeway, Worthing, West Sussex BN99 6DA so as to arrive not later than 11 a.m. London time, on 11 December, 2009.

Section 2 – Existing Ordinary Shares Held in Uncertificated Form

If you hold your Existing Ordinary Shares in uncertificated form – that is, through the CREST system as operated by Euroclear UK and Ireland Limited (CREST) – you should comply with the instructions below:

As your Existing Ordinary Shares are held on your behalf by a nominee, entitlements to new shares to which you are beneficially entitled will be credited to the CREST account of the nominee. You are requested to:

(i)	return the Investor Representation Letter to your nominee with a copy to the Company and to the Joint Bookrunners for information purposes; and

(ii)	instruct your nominee to take up on your behalf all or part of your entitlement to the new shares and undertake the necessary action in accordance with the instructions set out in the Prospectus.

Your nominee must receive your Investor Representation Letter (by mail or by pdf/email showing the signature or fax, with originals to follow) as soon as possible. Please note that if your nominee does not receive your Investor Representation Letter, it will not be able to take up on your behalf any of your entitlements to the new shares. Please also note that if you do not return your Investor Representation Letter to your nominee promptly, you may not be in time to be able to take up any of your entitlements to the new shares.

The latest time and date for shareholders whose nominees hold their Existing Ordinary Shares in uncertificated form to take up their rights and allow for settlement of relevant CREST instructions is 11 a.m. London time, on 11 December, 2009.

Section 3 – General Information

The Prospectus is personal to you and does not constitute an offer to any other person or to the public generally to participate in the Rights Issue. Distribution of the Prospectus to any person other than those persons, if any, retained to advise you with respect thereto is unauthorized, and any disclosure of any of its contents, without the prior written consent of the Company, is strictly prohibited. You hereby agree to the foregoing and undertake not to print out or to make photocopies of the Prospectus or any documents referred to therein other than for yourself and any persons retained to advise you. You agree not to forward the Prospectus to any person, including by electronic means, other than as set forth in the Investor Representation Letter.

You must not construe the contents of the Prospectus as legal, business, accounting, tax, investment or other professional advice. There may be certain significant US tax consequences resulting from an investment in the Company. The summary of the material

US federal income tax consequences of the acquisition, ownership and disposition of the Securities under the Rights Issue that is set out in the Prospectus is for your information only. You should consult your own counsel, accountant or business advisor as to legal, tax and related matters pertaining to participation in the Rights Issue.

During the course of the Rights Issue, please direct your questions concerning the Rights Issue and the information furnished in the Prospectus to the Shareholder Helpline at +44 20 8495 4632 between the hours of 9 a.m. to 5 p.m., London time, Monday to Friday (except UK bank holidays). Please note that the Shareholder Helpline is unable to give advice on the merits of the Rights Issue or to provide legal, business, accounting, tax, investment or other professional advice.

In the event that a validly executed Investor Representation Letter in the form of Annex A is not received in accordance with the terms of this letter, the Company may treat any purported acceptance in respect of the Rights Issue by you as invalid, and in such circumstances, no Securities will be issued to you.

Very truly yours,

Lloyds Banking Group plc

ANNEX A
FORM OF US QIB INVESTOR REPRESENTATION LETTER

[If you hold ordinary shares, you must insert the name, address and contact details of the relevant nominee below and send a copy of this letter by pdf/email or by fax to the nominee through which your existing ordinary shares are held.]

[Name, address and contact details of relevant nominee]

cc:	Lloyds Banking Group plc
25 Gresham Street
London EC2V 7HN
United Kingdom
Attn.: Investor Relations
Facsimile No.: +44 (0)20 7356 1014
Email: investor.relations@ltsb-finance.co.uk

Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
[Attn:
Facsimile No.:
Email]

UBS Limited (on behalf of its affiliates)
2 Finsbury Avenue
London EC2M 2PP
United Kingdom
[Attn: Chris Madderson
Facsimile No.: 44 207 568 1081
Email: chris.madderson@ubs.com]

Ladies and Gentlemen:

In connection with our proposed acquisition of any nil paid rights, fully paid rights or new shares (the Securities) of Lloyds Banking Group plc (the Company), which are being offered by way of a rights issue (the Rights Issue), we represent, warrant, agree and confirm that:

1. To the extent we are an existing holder of ordinary shares of the Company (the Ordinary Shares), we are the beneficial holder of and/or exercise full investment discretion with respect to our Ordinary Shares.

2. We are an institution that (a) has such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of our investment in the Securities, and (b) is, and any accounts for which we are acting are, able to bear the economic risk, and sustain a complete loss, of such investment in the Securities.

3. We are a “qualified institutional buyer” (a QIB) as defined in Rule 144A (Rule 144A) under the US Securities Act of 1933, as amended (the Securities Act). Further, if we are acquiring the Securities as a fiduciary or agent for one or more investor accounts, (a) each such account is a QIB, (b) we have investment discretion with respect to each account, and (c) we have full power and authority to make the representations, warranties, agreements and acknowledgements herein on behalf of each such account.

4. We will base our investment decision on a copy of the Company’s prospectus dated 3 November, 2009, including the documents incorporated by reference therein (the Prospectus). We acknowledge that neither the Company nor any of its affiliates nor any other person (including Merrill Lynch International, UBS Limited, Citigroup Global Markets U.K. Equity Limited, Goldman Sachs International, HSBC Bank plc, J.P. Morgan Cazenove Limited or J.P. Morgan Securities Ltd. (together, the Banks)) has made any representations, express or implied, to us with respect to the Company, the Rights Issue, the Securities or the accuracy, completeness or adequacy of any financial or other information concerning the Company, the Rights Issue or the Securities, other than (in the case of the Company and its affiliates only) the information contained or incorporated by reference in the Prospectus. We acknowledge that we have not relied on any information contained in any research reports prepared by the Banks or any of their respective affiliates. We understand that the Prospectus has been prepared in accordance with UK format, style and content, which differs from US format, style and content. In particular, but without limitation, the financial information contained in the Prospectus has been prepared in accordance with International Financial Reporting Standards, and thus may not be comparable to financial statements of US companies prepared in accordance with US generally accepted accounting principles. We will not distribute, forward, transfer or otherwise transmit the Prospectus, or any other presentational or other materials concerning the Rights Issue (including electronic copies thereof) to any person within the United States (other than a QIB on behalf of which we act). We acknowledge that we have read and agreed to the matters set forth under the heading “Terms and Conditions of the Rights Issue” in the Prospectus.

5. We will make our own independent investigation and appraisal of the business, results, financial condition, prospects, creditworthiness, status and affairs of the Company and we will make our own investment decision to acquire the Securities. We understand that there may be certain consequences under US and other tax laws resulting from an investment in the Securities, including that we must bear the economic risk of an investment in the Securities for an indefinite period of time, and we will make such investigation and consult such tax and other advisors with respect thereto as we deem appropriate.

6. Any Securities we acquire will be for our own account (or for the account of a QIB as to which we exercise sole investment discretion and have authority to make the statements contained in this letter) for investment purposes, and not with a view to resale or distribution within the meaning of the US securities laws, subject to the understanding that the disposition of our property shall at all times be and remain within our control.

7. We understand that the Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act and that the Securities are not being and will not be registered under the Securities Act or with any State or other jurisdiction of the United States. We acknowledge and agree that we are not taking up the Securities as a result of any general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act). We understand and agree that, although offers and sales of the Securities are being made in the United States to QIBs, they are not being made under Rule 144A, and that the Securities are not eligible for resale pursuant to Rule 144A.

8. We understand that the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and we agree that for so long as such securities are “restricted securities” (as so defined), they may not be deposited into any unrestricted depositary facility established or maintained by any depositary bank, including the current American Depositary Receipt (ADR) facility maintained by The Bank of New York Mellon, as depositary for the Company’s ADR facility (the Depositary).

9. As long as the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, we will not reoffer, resell, pledge or otherwise transfer the Securities, except in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (which, for the avoidance of doubt, includes a sale over the London Stock Exchange) and in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

10. We understand that, to the extent the Securities are delivered in certificated form, the certificate delivered in respect of the Securities will bear a legend substantially to the following effect for so long as the securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SHARES MAY NOT BE DEPOSITED INTO ANY UNRESTRICTED DEPOSITARY RECEIPT FACILITY IN RESPECT OF SHARES ESTABLISHED OR MAINTAINED BY A DEPOSITARY BANK SO LONG AS THEY REMAIN RESTRICTED SECURITIES. EACH HOLDER, BY ITS ACCEPTANCE OF THESE SHARES, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

11. We are not, nor are we applying as nominee or agent for, a person who is or may be liable to account for tax under the UK Stamp Duty Reserve Tax Regulations 1986 at any of the increased rates referred to in Section 93 (depositary receipts) or Section 96 (clearance services) of the UK Finance Act 1986 (a Specified Person). If any stamp duty, stamp duty reserve tax, or any other transfer, issuance tax or related interest and penalties (Stamp Tax) arises in connection with our acquisition of the Securities or any subsequent transfer by us, or our agent, of such shares to a Specified Person or a nominee or agent for such person, we agree that we will pay and bear, or procure the payment of, the cost of such Stamp Tax.

12. We understand and acknowledge that the Company shall have no obligation to recognise any offer, sale, pledge or other transfer made other than in compliance with the restrictions on transfer set forth and described herein and that the Company may make notation on its records or give instructions to Equiniti Limited and any transfer agent of the Securities in order to implement such restrictions.

13. We understand that the foregoing representations, warranties, agreements and acknowledgements are required in connection with United States and other securities laws and that the Company, its affiliates, the Banks and their respective affiliates, and others are entitled to rely upon the truth and accuracy of the representations, warranties, agreements and acknowledgements contained herein. We agree that if any of the representations, warranties, agreements and acknowledgements made herein are no longer accurate, we shall promptly notify the Company and the Banks. All representations, warranties, agreements and acknowledgements we have made in this letter shall survive the execution and delivery hereof.

14. We confirm that, to the extent we are purchasing the Securities for the account of one or more other persons, (a) we have been duly authorized to sign this letter and make the confirmations, acknowledgements and agreements set forth herein on their behalf and (b) the provisions of this letter constitute legal, valid and binding obligations of us and any other person for whose account we are acting.

15. We irrevocably authorise the Company, its affiliates, the Banks and their respective affiliates and any person acting on their behalf to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings, dispute or official inquiry with respect to the matters covered hereby.

16. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

17. We agree to promptly notify you if, at any time prior to [14 December], 2009, any of the foregoing ceases to be true.

Yours truly,

Signature of Authorised Signatory

ON BEHALF OF

Name of Institution

DATE ________________, 2009

Returned by/on behalf of:
(Complete in Block Capitals)

.

Name of Organization:

.

Address and Control Number:

.

Name of Individual:

Title / Position:

Contact Telephone Number:

.

Contact email address:

[IMPORTANT NOTICE: WE CANNOT PROCESS THIS INVESTOR REPRESENTATION LETTER UNLESS THE CONTACT INFORMATION REQUESTED ABOVE HAS BEEN PROVIDED]

SIGNED by	)	ARCHIE KANE
for and on behalf of	)
LLOYDS BANKING GROUP PLC	)

SIGNED by	)	DAVID JAMES
for and on behalf of	)
CITIGROUP GLOBAL	)
MARKETS U.K. EQUITY LIMITED	)

SIGNED by	)	RICHARD BUCKINGHAM
for and on behalf of	)
GOLDMAN SACHS INTERNATIONAL	)

SIGNED by	)	NICK DONALD
for and on behalf of	)
HSBC BANK PLC	)

SIGNED by	)	IAN HANNAM
for and on behalf of	)
J.P. MORGAN CAZENOVE LIMITED	)

SIGNED by	)	IAN HANNAM
for and on behalf of	)
J.P. MORGAN SECURITIES LTD.	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)
MERRILL LYNCH INTERNATIONAL	)

SIGNED by	)	MICHAEL O’BRIEN
and	)
SIGNED by	)	DANIEL HOLMES
for and on behalf of	)
UBS LIMITED	)

SIGNED by	)	ROBERT PIERCE
for and on behalf of	)
LLOYDS TSB BANK PLC	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
BANCA IMI S.P.A.	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
BARCLAYS BANK PLC	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
CALYON	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
COMMERZBANK	)
AKTIENGESELLSCHAFT	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
ING BANK N.V.	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
RBS HOARE GOVETT LIMITED	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
BANCO SANTANDER, S.A.	)

SIGNED by	)
for and on behalf of	)	JAMES O’NEIL
MACQUARIE CAPITAL (EUROPE))		(under power of attorney)
LIMITED	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
NATIXIS	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
ROYAL BANK OF CANADA EUROPE	)
LIMITED	)

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
UNICREDIT GROUP (BAYERISCHE	)
HYPO- UND VEREINSBANK AG))

SIGNED by	)	JAMES O’NEIL
for and on behalf of	)	(under power of attorney)
NOMURA INTERNATIONAL PLC	)

CONFORMED COPY

3 November 2009

LLOYDS BANKING GROUP PLC

CITIGROUP GLOBAL MARKETS U.K. EQUITY LIMITED

GOLDMAN SACHS INTERNATIONAL

HSBC BANK PLC

J.P. MORGAN CAZENOVE LIMITED

J.P. MORGAN SECURITIES LTD.

MERRILL LYNCH INTERNATIONAL

UBS LIMITED

LLOYDS TSB BANK PLC

THE CO-LEAD MANAGERS

RIGHTS ISSUE UNDERWRITING AGREEMENT

Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London EC4Y 1HS

CONFORMED COPY

CONFORMED COPY